                                                       REGISTRATION NO. 333-1837
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                     FIRST BANK CORPORATE CARD MASTER TRUST
                   (Issuer with respect to the Certificates)
                         ------------------------------
                           FIRST BANK OF SOUTH DAKOTA
                             (NATIONAL ASSOCIATION)
                   (Originator of the Trust described herein)
             (Exact name of registrant as specified in its charter)

                       UNITED STATES                                                 46-0168855
              (State or other jurisdiction of                                       (IRS Employer
              incorporation or organization)                                     Identification No.)

                         ------------------------------
                             141 NORTH MAIN AVENUE
                        SIOUX FALLS, SOUTH DAKOTA 57117
                                 (605) 339-8600
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------
                                  LEE R. MITAU
                    CORPORATE SECRETARY AND GENERAL COUNSEL
                            FIRST BANK SYSTEM, INC.
                            601 SECOND AVENUE SOUTH
                          MINNEAPOLIS, MINNESOTA 55402
                                 (612) 973-0363
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------
                                   COPIES TO:

              CHARLES F. SAWYER, ESQ.                                SUSAN M. CURTIS, ESQ.
                DORSEY & WHITNEY LLP                        SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
               220 SOUTH SIXTH STREET                                   919 THIRD AVENUE
            MINNEAPOLIS, MINNESOTA 55402                            NEW YORK, NEW YORK 10022

                         ------------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvesment plans, check the following box. / /
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act , please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------
                        CALCULATION OF REGISTRATION FEE

                                               AMOUNT           PROPOSED MAXIMUM       PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF                 TO BE             OFFERING PRICE            AGGREGATE             AMOUNT OF
     SECURITIES TO BE REGISTERED             REGISTERED            PER UNIT(1)         OFFERING PRICE(1)    REGISTRATION FEE(2)
Class A Asset Backed Certificates.....        $500,000                100%                 $500,000               $151.51
Class B Asset Backed Certificates.....        $500,000                100%                 $500,000               $151.52
      TOTAL...........................       $1,000,000               100%                $1,000,000              $303.03

(1) Estimated solely for the purpose of calculating the registration fee.
(2) $344.83 of which was previously paid.
                         ------------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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--------------------------------------------------------------------------------

PRELIMINARY PROSPECTUS
                             SUBJECT TO COMPLETION
                            DATED             , 1996
THE INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

FIRST BANK CORPORATE CARD MASTER TRUST
ISSUER
$         CLASS A    % ASSET BACKED CERTIFICATES, SERIES 1996-1
$         CLASS B    % ASSET BACKED CERTIFICATES, SERIES 1996-1
FIRST BANK OF SOUTH DAKOTA (NATIONAL ASSOCIATION)
TRANSFEROR
FBS CARD SERVICES, INC.
SERVICER

Each Class A   % Asset Backed Certificate, Series 1996-1 (collectively, the
"Class A Certificates") and each Class B   % Asset Backed Certificate, Series
1996-1 (collectively, the "Class B Certificates" and, together with the Class A Certificates, the "Certificates") will represent an undivided interest in the First Bank Corporate Card Master Trust (the "Trust") created pursuant to a Pooling and Servicing Agreement among First Bank of South Dakota (National Association), as transferor, FBS Card Services, Inc., as servicer, and Citibank, N.A., as trustee. In addition, a Collateral Investor Interest (as defined
herein) having an initial principal balance of $        will be issued as part
of Series 1996-1, and will be subordinated to the Certificates as described herein.

                                             (COVER CONTINUED ON FOLLOWING PAGE)

THERE CURRENTLY IS NO SECONDARY MARKET FOR THE CERTIFICATES, AND THERE IS NO ASSURANCE THAT ONE WILL DEVELOP. POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" ON PAGE 23.

THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF FIRST BANK OF SOUTH DAKOTA (NATIONAL ASSOCIATION), FIRST BANK SYSTEM, INC., FBS CARD SERVICES, INC. OR ANY AFFILIATE THEREOF. A CERTIFICATE IS NOT A DEPOSIT AND NEITHER THE CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------------------

                                                                             PROCEEDS TO
                                           PRICE TO         UNDERWRITING     THE TRANSFEROR
                                           PUBLIC (1)       DISCOUNT         (1)(2)
--------------------------------------------------------------------------------------------

Per Class A Certificate                           %                %                %
-------------------------------------------------------------------------------------------
Per Class B Certificate                           %                %                %
-------------------------------------------------------------------------------------------
Total                                             $                $                $
-------------------------------------------------------------------------------------------

(1) Plus accrued interest, if any, calculated from           , 1996.

(2) Before deducting expenses estimated to be $        .

The Certificates are offered by the Underwriters when, as, and if issued by the Trust and accepted by the Underwriters and subject to their right to reject orders in whole or in part. The Underwriters reserve the right to withdraw, cancel or modify such offer. It is expected that the Certificates will be delivered in book-entry form through the facilities of The Depository Trust
Company, Cedel Bank, societe anonyme and the Euroclear System on or about      ,
1996 against payment therefor in immediately available funds.
                    UNDERWRITERS OF THE CLASS A CERTIFICATES
J.P. MORGAN & CO.
                    UNDERWRITERS OF THE CLASS B CERTIFICATES
J.P. MORGAN & CO.

          , 1996

The Collateral Investor Interest is not offered hereby. The property of the Trust will include receivables (the "Receivables") generated from time to time in a portfolio of designated VISA-Registered Trademark- charge card accounts originated under First Bank's Corporate Card or Purchasing Card programs (the "Accounts"), all monies due in payment of the Receivables, all proceeds of the Receivables, any Enhancement (as defined herein), all monies on deposit in certain bank accounts of the Trust and the right to receive certain amounts of Net Interchange allocable to the Certificates, as described herein. Certain capitalized terms used herein are defined elsewhere in this Prospectus. A listing of the pages on which such terms are defined is found in the "Index of Terms" on page 83. First Bank initially will own the remaining undivided interest in the Trust not represented by the Certificates, by the Collateral Investor Interest, by other investor certificates issued by the Trust and by the interests of Enhancement providers, if any. Series 1996-1 is the first Series issued by the Trust. First Bank may from time to time offer and sell other Series that evidence undivided interests in certain assets of the Trust, which may have terms significantly different from the Certificates.

Interest will accrue on the Class A Certificates at the rate of   % per annum.
Interest will accrue on the Class B Certificates at the rate of   % per annum.
Interest will accrue on the Certificates from           , 1996 and is payable
semi-annually on      and      (or, if any such day is not a business day, on
the next succeeding business day) commencing      , 1996 and, with respect to
each Class, on the Expected Final Payment Date for such Class, or in the event an Early Amortization Event shall have occurred, monthly on or about the 15th day of each month. Principal on the Class A Certificates is scheduled to be
distributed on the      Distribution Date, but may be paid earlier or later
under certain limited circumstances described herein. Principal on the Class B
Certificates is scheduled to be distributed on the      Distribution Date, but
may be paid earlier or later under certain limited circumstances described herein. See "Maturity Considerations."

The Class B Certificates will be subordinated to the Class A Certificates to the extent necessary to fund payments on the Class A Certificates as described herein. The Collateral Investor Interest will be subordinated to the Class A Certificates and the Class B Certificates as described herein.

                             AVAILABLE INFORMATION

This Prospectus (the "Prospectus"), which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Securities and Exchange Commission (the "Commission"). For further information, reference is made to the Registration Statement (including any amendments thereof and exhibits thereto) and any reports and other documents incorporated herein by reference as described below under "Incorporation of Certain Documents by Reference," which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a public access site on the Internet through the World Wide Web at which the Registration Statement (including any amendments thereof and exhibits thereto) and any reports and other document incorporated herein by reference may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All reports and other documents filed by the Servicer, on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Servicer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to First Bank System, Inc., 601 Second Avenue South, Minneapolis, Minnesota 55402,
Attention: Investor Relations ((602) 973-2263).

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

No dealer, salesman or other person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Transferor or any agent or Underwriter. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Transferor or the Receivables or the Accounts since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.

UNTIL            , 1996 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. UPON RECEIPT OF A REQUEST BY AN INVESTOR OR HIS OR HER REPRESENTATIVE WITHIN THE PERIOD DURING WHICH THERE IS A PROSPECTUS DELIVERY OBLIGATION, THE TRANSFEROR OR THE UNDERWRITERS WILL TRANSMIT OR CAUSE TO BE TRANSMITTED PROMPTLY, WITHOUT CHARGE, AND IN ADDITION TO ANY SUCH DELIVERY REQUIREMENTS, A PAPER COPY OF A PROSPECTUS, OR A PROSPECTUS ENCODED IN AN ELECTRONIC FORMAT.

                               TABLE OF CONTENTS

                                                      PAGE                                                            PAGE
                                                       ---                                                             ---

Available Information............................           2   Use of Proceeds..................................          38
Incorporation of Certain Documents by                           First Bank of South Dakota (National
    Reference....................................           2   Association) and First Bank System, Inc..........          38
Reports to Certificateholders....................           3   Description of the Certificates..................          39
Summary..........................................           4   Certain Legal Aspects of the Receivables.........          71
Risk Factors.....................................          23   Federal Income Tax Consequences..................          74
The Trust........................................          27   State and Local Tax Consequences.................          78
First Bank's Corporate Card and                                 ERISA Considerations.............................          79
    Purchasing Card Programs.....................          28   Underwriting.....................................          81
The Receivables..................................          34   Legal Matters....................................          82
Maturity Considerations..........................          37   Index of Terms...................................          83

                         REPORTS TO CERTIFICATEHOLDERS

Unless and until Definitive Certificates are issued, monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates, pursuant to the Agreement. See "Description of the Certificates--Book-Entry Registration," "--Reports to Certificateholders" and "--Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Transferor does not intend to send any of its financial reports to Certificateholders or to the owners of beneficial interests in the Certificates ("Certificate Owners"). The Servicer will file with the Commission such periodic reports with respect to the Trust as are required under the Exchange Act and the rules and regulations of the Commission thereunder.

                                    SUMMARY

THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROSPECTUS. A LISTING OF THE PAGES ON WHICH SUCH TERMS ARE DEFINED IS FOUND IN THE "INDEX OF TERMS" BEGINNING ON PAGE 83.

TYPE OF SECURITIES...........................  Class A   % Asset Backed Certificates, Series
                                               1996-1 (the "Class A Certificates") and Class
                                               B   % Asset Backed Certificates, Series
                                               1996-1 (the "Class B Certificates," and
                                               together with the Class A Certificates, the
                                               "Certificates").

OVERVIEW OF THE TRANSACTION..................  The First Bank Corporate Card Master Trust
                                               (the "Trust") will be formed for the purpose
                                               of holding the Receivables and issuing the
                                               Certificates and other similar securities.
                                               Each Certificate will represent the right to
                                               receive a portion of the collections on the
                                               Receivables. Such collections will be used to
                                               pay interest and principal due on such
                                               Certificate on the applicable payment date.
                                               The Class A Certificates will also have the
                                               benefits of certain excess collections, and
                                               the subordination of the Class B Certificates
                                               and the Collateral Investor Interest. The
                                               Class B Certificates will also have the
                                               benefits of certain excess collections not
                                               needed to cover shortfalls in respect of the
                                               Class A Certificates and the subordination of
                                               the Collateral Investor Interest not used for
                                               the benefit of the Class A Certificates. The
                                               Class B Certificates therefore bear a greater
                                               risk of loss of principal and of shortfalls
                                               in payments of interest than the Class A
                                               Certificates. Accordingly, the Class A
                                               Certificates will receive a higher credit
                                               rating than the Class B Certificates. See
                                               "Summary--Certificate Rating." For a
                                               description of the subordination of the Class
                                               B Certificates, see "Summary--Subordination
                                               of the Class B Certificates and the
                                               Collateral Investor Interest" and "Risk
                                               Factors-- Effect of Subordination."

                                               Both the Class A Certificates and the Class B
                                               Certificates are subject to repayment earlier
                                               than expected if certain events called Early
                                               Amortization Events occur. See "Description
                                               of the Certificates--Early Amortization
                                               Events." Both the Class A Certificates and
                                               the Class B Certificates are also subject to
                                               potential delayed repayment if the payment
                                               rate on the Receivables decreases. See "Risk
                                               Factors--Timing of Payments and Maturity" and
                                               "Maturity Considerations." In no event,
                                               however, will principal be paid on the Class
                                               B Certificates prior to the payment in full
                                               of the Class A Certificates.

                                               For a discussion of other risk factors
                                               applicable to the Certificates, see "Risk
                                               Factors."

TRUST........................................  The Trust will be formed pursuant to a pooling and servicing agreement (the
                                               "Agreement"), among First Bank of South
                                               Dakota (National Association) ("First Bank"
                                               or the "Bank"), as transferor, FBS Card
                                               Services, Inc., as servicer, and Citibank,
                                               N.A., as trustee (the "Trustee"). The Trust
                                               will be created as a master trust under which
                                               one or more series (each, a "Series") may be
                                               issued pursuant to a series supplement to the
                                               Agreement (each, a "Series Supplement"). The
                                               Certificates will be issued pursuant to the
                                               Agreement, as supplemented by the Series
                                               Supplement relating to the Certificates (the
                                               "Series 1996-1 Supplement") (the term
                                               "Agreement," unless the context requires
                                               otherwise, refers to the Agreement as
                                               supplemented by the Series 1996-1
                                               Supplement). An interest referred to as the
                                               "Collateral Investor Interest" and deemed to
                                               be a class of investor certificates will also
                                               be issued as part of Series 1996-1 and will
                                               be subordinated to the Certificates as
                                               described herein. The Collateral Investor
                                               Interest is not offered hereby. As used in
                                               this Prospectus, the term
                                               "Certificateholders" refers to holders of the
                                               Certificates, the term "Class A
                                               Certificateholders" refers to holders of the
                                               Class A Certificates, the term "Class B
                                               Certificateholders" refers to holders of the
                                               Class B Certificates, the term "Collateral
                                               Interest Holder" refers to the holder of the
                                               Collateral Investor Interest and the term
                                               "Series 1996-1" refers to the Series issued
                                               pursuant to the Agreement, as supplemented by
                                               the Series 1996-1 Supplement.

                                               Series 1996-1 is the first Series to be
                                               issued by the Trust. Additional Series
                                               consisting of one or more classes of
                                               certificates (each, a "Class") may be issued
                                               from time to time by the Trust.

THE TRANSFEROR...............................  First Bank of South Dakota (National
                                               Association) (the "Transferor"), a national
                                               banking association organized under the laws
                                               of the United States and a wholly-owned
                                               subsidiary of First Bank System, Inc., a
                                               Delaware corporation. The principal offices
                                               of the Transferor are located at 141 North
                                               Main Avenue, Sioux Falls, South Dakota 57117,
                                               and its telephone number is (605) 339-8600.

THE SERVICER.................................  FBS Card Services, Inc. (the "Servicer"), a
                                               Minnesota corporation, and a wholly-owned
                                               subsidiary of First Bank System, Inc.

THE TRUSTEE..................................  Citibank, N.A., a national banking association.

TRUST ASSETS.................................  The assets of the Trust will include (i)
                                               receivables (the "Receivables") arising under
                                               certain VISA-Registered Trademark-* charge
                                               card accounts (the "Accounts"), including any
                                               Additional

                                               Accounts following their designation,
                                               originated under the Bank's Corporate Card or
                                               Purchasing Card programs and selected from
                                               the portfolio of VISA accounts in such
                                               programs owned by the Bank (the "Bank
                                               Portfolio"), (ii) all monies due in payment
                                               of the Receivables (including recoveries on
                                               charged-off Receivables and amounts, if any,
                                               paid by corporate clients as co-obligors
                                               under the Corporate Card program), (iii) all
                                               proceeds of the Receivables, (iv) the right
                                               to receive certain amounts of Net Interchange
                                               (as defined herein) allocable to the
                                               Certificates (which right may not be afforded
                                               to other Series issued by the Trust), (v) all
                                               monies on deposit in certain bank accounts of
                                               the Trust (other than investment earnings on
                                               such amounts, except as otherwise specified
                                               herein) and (vi) any Enhancement (as defined
                                               herein) with respect to any particular Series
                                               or Class as described herein. The
                                               Certificateholders will not be entitled to
                                               the benefits of any Enhancement issued with
                                               respect to any Series other than Series
                                               1996-1, and the holders of certificates of
                                               other Series will not be entitled to the
                                               benefits of any Enhancement issued with
                                               respect to Series 1996-1.

                                               Upon the formation of the Trust, the
                                               Transferor will convey to the Trustee for the
                                               benefit of the Trust all Receivables existing
                                               under certain Accounts that will be selected
                                               from the Bank Portfolio based on criteria
                                               provided in the Agreement as applied on
                                                    , 1996 (the "Cut-Off Date") and will
                                               convey to the Trustee all Receivables arising
                                               under the Accounts from time to time
                                               thereafter until the termination of the
                                               Trust. In addition, pursuant to the
                                               Agreement, the Bank may or may be obligated
                                               to (subject to certain limitations and
                                               conditions) designate Additional Accounts for
                                               inclusion in the Trust. See "The Receivables"
                                               and "Description of the
                                               Certificates--Addition of Accounts."

INTEREST AND PRINCIPAL.......................  Each of the Certificates offered hereby represents the right to receive certain
                                               payments from the assets of the Trust. The
                                               Trust's assets will be allocated among the
                                               Class A Certificateholders (the "Class A
                                               Investor Interest"), the Class B
                                               Certificateholders (the "Class B Investor
                                               Interest"), the Collateral Interest Holder
                                               (the "Collateral Investor Interest," and
                                               together with the Class A Investor Interest
                                               and the Class B Investor Interest, the
                                               "Investor Interest"), the interest of the
                                               holders of other undivided interests in the
                                               Trust issued pursuant to the Agreement and
                                               applicable Series Supplements, and the
                                               Transferor (the "Transferor Interest"), as
                                               described below. The Collateral Investor
                                               Interest constitutes Enhancement for the
                                               Certificates. Allocations will be made to the
                                               Collateral Investor

                                               Interest, and the Collateral Interest Holder
                                               will have voting and certain other rights, as
                                               if the Collateral Investor Interest were a
                                               subordinated class of Certificates. The
                                               Transferor Interest will represent the right
                                               to the assets of the Trust not allocated to
                                               the Class A Investor Interest, the Class B
                                               Investor Interest, the Collateral Investor
                                               Interest or the holders of other undivided
                                               interests in the Trust. The principal balance
                                               of the Transferor Interest will fluctuate as
                                               the amount of Receivables in the Trust
                                               changes from time to time.

                                               Each Class A Certificate represents the right
                                               to receive from the assets of the Trust
                                               allocated to the Class A Certificates
                                               payments of (i) interest at the rate of   %
                                               per annum (the "Class A Certificate Rate"),
                                               accruing from           , 1996 (the "Closing
                                               Date") and (ii) principal on the
                                               Distribution Date (the "Class A Expected
                                               Final Payment Date") or, under certain
                                               limited circumstances, during the Early
                                               Amortization Period, funded from a percentage
                                               of the payments received with respect to the
                                               Receiv ables and certain other funds
                                               (including, under the circumstances specified
                                               herein, funds, if any, on deposit in the
                                               Principal Funding Account), as described
                                               herein.

                                               Each Class B Certificate represents the right
                                               to receive from the assets of the Trust
                                               allocated to the Class B Certificates
                                               payments of (i) interest at the rate of   %
                                               per annum (the "Class B Certificate Rate"),
                                               accruing from the Closing Date and (ii)
                                               principal on the           Distribution Date
                                               (the "Class B Expected Final Payment Date")
                                               or, under certain limited circumstances,
                                               during the Early Amortization Period, funded
                                               from a percentage of the payments received
                                               with respect to the Receivables and certain
                                               other funds, as described herein. No
                                               principal will be distributed on the Class B
                                               Certificates until the Class A Invested
                                               Amount has been paid in full. See
                                               "Description of the Certificates--
                                               Subordination of the Class B Certificates and
                                               the Collateral Investor Interest."

                                               The interest in the Trust represented by the
                                               Class A Certificates (the "Class A Invested
                                               Amount") initially will equal $        (the
                                               "Class A Initial Invested Amount") and will
                                               decline as principal with respect to the
                                               Class A Certificates is paid to the Class A
                                               Certificateholders or as Investor Charge-Offs
                                               allocable to the Class A Certificates occur.

                                               The interest in the Trust represented by the
                                               Class B Certificates (the "Class B Invested
                                               Amount") initially will equal $        (the
                                               "Class B Initial Invested Amount") and will
                                               decline as principal with respect to
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                                               the Class B Certificates is paid to the Class
                                               B Certificateholders, as Principal
                                               Collections allocable to the Class B
                                               Certificates are reallocated for the benefit
                                               of the Class A Certificates or as Investor
                                               Charge-Offs allocable to the Class B
                                               Certificates occur.

                                               The interest in the Trust represented by the
                                               Collateral Investor Interest (the "Collateral
                                               Invested Amount" and, together with the Class
                                               A Invested Amount and the Class B Invested
                                               Amount, the "Invested Amount") initially will
                                               equal $        (the "Collateral Initial
                                               Invested Amount" and, together with the Class
                                               A Initial Invested Amount and the Class B
                                               Initial Invested Amount, the "Initial
                                               Invested Amount") and will decline as
                                               principal with respect to the Collateral
                                               Investor Interest is paid to the Collateral
                                               Interest Holder, as Principal Collections
                                               allocable to the Collateral Investor Interest
                                               are reallocated for the benefit of the Class
                                               A Certificates and the Class B Certificates
                                               or as Investor Charge-Offs allocable to the
                                               Collateral Investor Interest occur.

                                               During the Accumulation Period, for the sole
                                               purpose of allocating Yield Collections and
                                               the amount of Defaulted Receivables with
                                               respect to each Collection Period, an amount
                                               equal to the amount on deposit in the
                                               Principal Funding Account from time to time
                                               will be subtracted from the Class A Invested
                                               Amount (as so reduced, the "Class A Adjusted
                                               Invested Amount" and together with the Class
                                               B Invested Amount and the Collateral Invested
                                               Amount, the "Adjusted Invested Amount").

                                               The Transferor Interest will initially be
                                               held by the Transferor.

                                               The final payment of principal and interest
                                               on the Certificates will be made no later
                                               than the           Distribution Date. Series
                                               1996-1 will terminate on the earliest to
                                               occur of (a) the Distribution Date on which
                                               the Invested Amount is paid in full, (b) the
                                                         Distribution Date or (c) the Trust
                                               Termination Date (such earliest to occur, the
                                               "Series 1996-1 Termination Date"). After the
                                               Series 1996-1 Termination Date, the Trust
                                               will have no further obligation to pay
                                               principal or interest on the Certificates.

                                               The Class A Certificates, the Class B
                                               Certificates and the Collateral Investor
                                               Interest will each include the right to
                                               receive (but only to the extent needed to
                                               make required payments under the Agreement)
                                               varying percentages of Yield Collections and
                                               Principal Collections and will be allocated
                                               varying percentages of the amount of
                                               Defaulted Receivables during each calendar
                                               month (each, a "Collection Period"). Yield
                                               Collections and the amount of
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                                               Defaulted Receivables at all times, and
                                               Principal Collections during the Revolving
                                               Period, will be allocated to the Investor
                                               Interest based on the Floating Allocation
                                               Percentage and will be further allocated
                                               among the Class A Investor Interest, the
                                               Class B Investor Interest and the Collateral
                                               Investor Interest based on the Class A
                                               Floating Percentage, the Class B Floating
                                               Percentage and the Collateral Floating
                                               Percentage, respectively, applicable during
                                               the related Collection Period. Principal
                                               Collections during the Ac cumulation Period
                                               and the Early Amortization Period will be
                                               allocated to the Investor Interest based on
                                               the Fixed Allocation Percentage and will be
                                               further allocated among the Class A Investor
                                               Interest, the Class B Investor Interest and
                                               the Collateral Investor Interest based on the
                                               Class A Fixed Percentage, the Class B Fixed
                                               Percentage and the Collateral Fixed
                                               Percentage, respectively. See "Description of
                                               the Certifi cates-- Allocation Percentages"
                                               and "--Early Amortization Events."

RECEIVABLES..................................  The Receivables arise in Accounts that have been selected from the Bank Portfolio based
                                               on criteria provided in the Agreement as
                                               applied on the Cut-Off Date and, with respect
                                               to certain Additional Accounts, if any, on
                                               subsequent dates. The Receivables consist of
                                               amounts charged by cardholders for goods and
                                               services and cash advances plus the related
                                               amounts billed to the Accounts in respect of
                                               cash advance fees, annual cardholder fees,
                                               late fees, and other fees and charges. In
                                               addition, certain amounts of Net Interchange
                                               attributed to cardholder charges for goods
                                               and services in the Accounts will be
                                               allocated to the Certificates and treated as
                                               Yield Collections. See "First Bank's
                                               Corporate Card and Purchasing Card
                                               Programs--Interchange."

                                               The aggregate amount of Receivables in the
                                               Accounts as of the beginning of the day on
                                               the Cut-Off Date was $        . During the
                                               term of the Trust, all new Receivables
                                               arising in the Accounts will be transferred
                                               automatically to the Trust by the Transferor.
                                               The total amount of Receivables in the Trust
                                               will fluctuate from day to day, because the
                                               amount of new Receivables arising in the
                                               Accounts and the amount of payments collected
                                               on existing Receivables usually differ each
                                               day. The Trustee is not required nor expected
                                               to make any initial or periodic general
                                               examination of the Receivables or any records
                                               relating to the Receivables for the presence
                                               or absence of defects, compliance with the
                                               Transferor's representations and warranties
                                               or for any other purpose.
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                                               Pursuant to the Agreement, the Transferor
                                               will have the right (subject to certain
                                               limitations and conditions), and in some
                                               circumstances, will be obligated, to
                                               designate additional eligible VISA charge
                                               card accounts originated under the Bank's
                                               Corporate Card or Purchasing Card programs
                                               (the "Additional Accounts") and to convey to
                                               the Trust all of the Receivables in the
                                               Additional Accounts, whether such Receivables
                                               are then existing or thereafter created. In
                                               addition, the Transferor will have the right
                                               (subject to certain limitations and
                                               conditions) to designate certain Accounts and
                                               to accept the reconveyance of all the
                                               Receivables in such Accounts (the "Removed
                                               Accounts"). See "The Receivables" and
                                               "Description of the Certificates--Addition of
                                               Accounts" and "--Removal of Accounts."

YIELD FACTOR; COLLECTIONS....................  The Receivables originated under the Accounts are not subject to a monthly finance charge,
                                               and therefore, a portion of the collections
                                               on the Receivables received during the
                                               preceding Collection Period will be treated
                                               as "yield" to the Trust. The "Yield
                                               Collections" for any Collection Period will
                                               equal the sum of (i) the aggregate amount of
                                               collections on the Receivables during such
                                               Collection Period (other than Net
                                               Interchange, if any) multiplied by the Yield
                                               Factor, and (ii) certain amounts of Net
                                               Interchange attributed to cardholder charges
                                               in the Accounts with respect to such
                                               Collection Period. The remainder of the
                                               aggregate amount of collections on the
                                               Receivables during any Collection Period will
                                               be treated as "Principal Collections." The
                                               "Yield Factor" of the Trust is equal to   %.
                                               "Net Interchange" consists of certain fees
                                               received by the Transferor from VISA as
                                               partial compensation for taking credit risk,
                                               absorbing fraud losses and funding
                                               receivables for a limited period prior to
                                               initial billing, net of VISA dues and rebates
                                               to corporate customers and travel agencies.
                                               See "First Bank's Corporate Card and
                                               Purchasing Card Pro grams--Interchange."

EXCHANGES....................................  The Agreement authorizes the Trustee to issue two types of certificates: (i) one or more
                                               Series of certificates that will be
                                               transferable and have the characteristics
                                               described below and (ii) a certificate that
                                               evidences the Transferor Interest (the
                                               "Exchangeable Transferor Certificate"), which
                                               initially will be held by the Transferor and
                                               which generally will be retained by the
                                               Transferor. Pursuant to any one or more
                                               Series Supplements to the Agreement, the
                                               holder of the Exchangeable Transferor
                                               Certificate may tender the Exchangeable
                                               Transferor Certificate or, if provided in the
                                               relevant Series Supplement, certificates
                                               representing any Series issued by the Trust
                                               and the Exchangeable
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                                               Transferor Certificate, to the Trustee in
                                               exchange for one or more new Series and a
                                               reissued Exchangeable Transferor Certificate
                                               (any such tender, an "Exchange"). Any such
                                               Series may be offered to the public or other
                                               investors under a prospectus or other
                                               disclosure document (a "Disclosure Document")
                                               in offerings pursuant to this Prospectus or
                                               in transactions either registered under the
                                               Securities Act of 1933, as amended (the
                                               "Securities Act") or exempt from registration
                                               thereunder, directly or through one or more
                                               other underwriters or placement agents, in
                                               fixed-price offerings or in negotiated
                                               transactions or otherwise. The Transferor's
                                               ability to make an Exchange is subject to
                                               certain conditions precedent, including the
                                               requirement that each Rating Agency that has
                                               rated any outstanding Series confirm that the
                                               Exchange will not result in the reduction or
                                               withdrawal of its rating on any outstanding
                                               Series. See "Description of the
                                               Certificates--Exchanges."

DENOMINATIONS................................  Beneficial interests in the Certificates will be offered for purchase in denominations of
                                               $1,000 and integral multiples thereof.

REGISTRATION OF CERTIFICATES.................  The Certificates initially will be represented by Certificates registered in the
                                               name of Cede, as the nominee of DTC. No
                                               Certificate Owner will be entitled to receive
                                               a Definitive Certificate, except under the
                                               limited circumstances described herein.
                                               Certificateholders may elect to hold their
                                               Certificates through DTC (in the United
                                               States) or Cedel or Euroclear (in Europe).
                                               Transfers will be made in accordance with the
                                               rules and operating procedures described
                                               herein. See "Description of the
                                               Certificates--Definitive Certificates."

SERVICING FEE................................  The Servicer will receive a monthly fee as servicing compensation from the Trust equal
                                               to one-twelfth of the product of   % per
                                               annum and the Adjusted Invested Amount as of
                                               the last day of the second preceding
                                               Collection Period (the "Monthly Investor
                                               Servicing Fee"). So long as FBS Card
                                               Services, Inc. or any of its affiliates is
                                               acting as Servicer under the Agreement, a
                                               portion of the Monthly Investor Servicing Fee
                                               equal to up to one-twelfth of the product of
                                                 % per annum and the Adjusted Invested
                                               Amount as of the last day of the second
                                               preceding Collection Period will be payable
                                               solely from Net Interchange. See "Description
                                               of the Certificates--Servicing Compensation
                                               and Payment of Expenses."

INTEREST PAYMENTS............................  Interest will accrue on the unpaid principal balance of the Class A Certificates at a per
                                               annum rate equal to the Class A Certificate
                                               Rate and will accrue on the unpaid principal
                                               balance of the Class B Certificates at a per
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                                       11
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                                               annum rate equal to the Class B Certificate
                                               Rate. Except as otherwise provided herein,
                                               interest will be paid to Certificateholders
                                               semi-annually on      and      (or, if any
                                               such day is not a business day, on the next
                                               succeeding business day) and on the Class A
                                               Expected Final Payment Date with respect to
                                               the Class A Certificates and on the Class B
                                               Expected Final Payment Date with respect to
                                               the Class B Certificates (each, an "Interest
                                               Payment Date"). If an Early Amortization
                                               Period commences, then thereafter interest
                                               will be distributed to the Certificateholders
                                               monthly on each Special Payment Date.
                                               Interest for any Interest Payment Date or
                                               Special Payment Date due but not paid on such
                                               Interest Payment Date or Special Payment Date
                                               will be payable on the next succeeding
                                               Interest Payment Date or Special Payment
                                               Date, together with additional interest on
                                               such amount at the applicable Certificate
                                               Rate (such amount, as applicable, "Additional
                                               Interest"). Interest will be calculated on
                                               the basis of a 360-day year comprised of
                                               twelve 30-day months.

                                               Interest payments on each Interest Payment
                                               Date or Special Payment Date will be funded
                                               from the portion of Yield Collections
                                               collected during the Collection Period or
                                               Collection Periods since the later of the
                                               Closing Date or the last date on which a
                                               payment of interest on the Certificates was
                                               made and certain other available amounts (a)
                                               with respect to the Class A Certificates,
                                               allocated to the Class A Investor Interest,
                                               and, if necessary, from Excess Spread, Shared
                                               Excess Yield Collections and Reallocated
                                               Principal Collections (to the extent
                                               available), (b) with respect to the Class B
                                               Certificates, allocated to the Class B
                                               Investor Interest and, if necessary, from
                                               Excess Spread, Shared Excess Yield
                                               Collections and Reallocated Collateral
                                               Principal Collections (to the extent
                                               available) and (c) with respect to the
                                               Collateral Investor Interest, from Excess
                                               Spread and Shared Excess Yield Collections.
                                               See "Description of the
                                               Certificates--Reallocation of Cash Flows" and
                                               "--Application of Collections--Payment of
                                               Interest, Fees and Other Items."

                                               If payments of interest on the Certificates
                                               occur less frequently than monthly, amounts
                                               allocable to interest on the Certificates
                                               will be deposited in one or more trust
                                               accounts and will generally be invested in
                                               certain Eligible Investments pending
                                               distribution to Certificateholders. See
                                               "Description of the Certificates-- Interest
                                               Payments."
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                                       12
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PRINCIPAL PAYMENTS...........................  Principal on the Class A Certificates is
                                               scheduled to be paid on the      Distribution
                                               Date (the "Class A Expected Final
                                               PaymentDate"). Principal on the Class B
                                               Certificates is scheduled to be paid on
                                               the     Distribution Date (the "Class B
                                               Expected Final Payment Date"). No principal
                                               will be distributed on the Class B
                                               Certificates until the principal balance of
                                               the Class A Certificates has been reduced to
                                               zero. Distributions of principal with respect
                                               to the Class A Certificates or the Class B
                                               Certificates may commence earlier than the
                                               Expected Final Payment Date for such Class,
                                               and the final distribution of principal with
                                               respect to the Class A Certificates or the
                                               Class B Certificates may be made later than
                                               the Expected Final Payment Date for such
                                               Class, if an Early Amortization Event occurs
                                               and the Early Amortization Period commences
                                               or under certain other circumstances
                                               described herein. See "Description of the
                                               Certificates--Principal Payments" and
                                               "Maturity Considerations."

RECORD DATE..................................  The last business day of the month immediately preceding an Interest Payment
                                               Date or Special Payment Date.

REVOLVING PERIOD.............................  No principal will be payable to the Class A
                                               Certificateholders until the Class A Expected
                                               Final Payment Date or, upon the occurrence of
                                               an Early Amortization Event as described
                                               herein, the first Special Payment Date with
                                               respect to the Early Amortization Period. No
                                               principal will be payable to the Class B
                                               Certificateholders until the Class A Invested
                                               Amount is paid in full. For the period
                                               beginning on the Closing Date and ending with
                                               the commencement of the Accumulation Period
                                               or the Early Amortization Period (the
                                               "Revolving Period"), Principal Collections
                                               otherwise allocable to the Certificateholders
                                               (other than Principal Collections allocated
                                               to the Class B Certificateholders
                                               ("Reallocated Class B Principal Collections")
                                               that are used to pay any deficiency in the
                                               Class A Required Amount remaining after
                                               application of Reallocated Collateral
                                               Principal Collections) will, subject to
                                               certain limitations, be treated as Shared
                                               Principal Collections and applied to cover
                                               principal payments due to or for the benefit
                                               of certificateholders of other Series, if so
                                               specified in the Series Supplements for such
                                               other Series, or paid to the Transferor as
                                               holder of the Exchangeable Transferor
                                               Certificate or in certain circumstances, be
                                               paid to the Collateral Interest Holder. See
                                               "Description of the Certificates--Early
                                               Amortization Events" for a discussion of the
                                               events which might lead to the termination of
                                               the Revolving Period prior to the
                                               commencement of the Accumulation Period.
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ACCUMULATION PERIOD..........................  Unless an Early Amortization Event has
                                               occurred, the Revolving Period with respect
                                               to the Certificates is scheduled to end and
                                               the principal accumulation period with
                                               respect to the Certificates (the
                                               "Accumulation Period") is scheduled to
                                               commence at the close of business on the last
                                               day of the           Collection Period.
                                               Subject to the conditions set forth under
                                               "Description of the
                                               Certificates--Postponement of Accumulation
                                               Period," the day on which the Revolving
                                               Period ends and the Accumulation Period
                                               begins may be delayed to no later than the
                                               close of business on the last day of the
                                                         Collection Period. Unless an Early
                                               Amortization Event has occurred, the
                                               Accumulation Period will commence at the
                                               close of business on the last day of the
                                               Revolving Period and end on the earliest of
                                               (a) the commencement of the Early
                                               Amortization Period, (b) the payment in full
                                               of the Invested Amount or (c) the Series
                                               1996-1 Termination Date.

                                               During the Accumulation Period, prior to the
                                               payment of the Class A Invested Amount in
                                               full, amounts equal to the lesser of (a) the
                                               Fixed Allocation Percentage of Principal
                                               Collections with respect to the preceding
                                               Collection Period PLUS the amount of any
                                               Shared Principal Collections with respect to
                                               other Series that are allocated to Series
                                               1996-1 in accordance with the Agreement MINUS
                                               the amount of Reallocated Principal
                                               Collections for such Collection Period, (b)
                                               the Controlled Deposit Amount for the related
                                               Transfer Date and (c) the Class A Adjusted
                                               Invested Amount with respect to such Transfer
                                               Date will be deposited monthly in a trust
                                               account established by the Servicer (the
                                               "Principal Funding Account") on each Transfer
                                               Date beginning with the Transfer Date in the
                                               month following the commencement of the
                                               Accumulation Period until the Principal
                                               Funding Account Balance is equal to the Class
                                               A Invested Amount. After the Class A Invested
                                               Amount has been paid in full, on each
                                               Transfer Date during the Accumulation Period,
                                               an amount equal to the lesser of (a) the
                                               Fixed Allocation Percentage of Principal
                                               Collections with respect to the preceding
                                               Collection Period PLUS the amount of any
                                               Shared Principal Collections with respect to
                                               other Series that are allocated to Series
                                               1996-1 in accordance with the Agreement MINUS
                                               the amount of Reallocated Principal
                                               Collections for such Collection Period MINUS
                                               the portion of such amounts applied to Class
                                               A Monthly Principal on such Transfer Date and
                                               (b) the Class B Invested Amount with respect
                                               to such Transfer Date will be deposited into
                                               the Collection Account for distribution to
                                               the Class B Certificateholders until the
                                               Class B Invested Amount has
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                                               been paid in full. If, for any Collection
                                               Period, Principal Collections allocable to
                                               the Certificateholders for such Collection
                                               Period exceed the applicable Controlled
                                               Deposit Amount, the amount of such excess
                                               will be first paid to the Collateral Interest
                                               Holder to the extent that the Collateral
                                               Invested Amount exceeds the Required
                                               Collateral Invested Amount and then will be
                                               treated as Shared Principal Collections and
                                               allocated to the holders of other Series of
                                               certificates issued and outstanding, if any,
                                               or, subject to certain limitations, paid to
                                               the Transferor as holder of the Exchangeable
                                               Transferor Certificate. If, for any
                                               Collection Period, Principal Collections
                                               allocable to the Certificateholders for such
                                               Collection Period are less than the
                                               applicable Con trolled Deposit Amount, the
                                               amount of such deficiency will be the
                                               applicable "Deficit Controlled Accumulation
                                               Amount" for the succeeding Collection Period.
                                               See "Description of the
                                               Certificates--Application of Collections."

                                               Unless an Early Amortization Event shall have
                                               occurred, prior to the payment of the Class A
                                               Invested Amount in full, all funds on deposit
                                               in the Principal Funding Account will be
                                               invested at the direction of the Servicer by
                                               the Trustee in certain Eligible Investments.
                                               Investment earnings (net of investment losses
                                               and expenses) on funds on deposit in the
                                               Principal Funding Account (the "Principal
                                               Funding Investment Proceeds") during the
                                               Accumulation Period will be applied as Class
                                               A Available Funds. If, for any Transfer Date,
                                               the Principal Funding Investment Proceeds are
                                               less than the Covered Amount, the amount of
                                               such shortfall (the "Principal Funding
                                               Investment Shortfall") will be funded from
                                               Class A Available Funds or a withdrawal from
                                               the Reserve Account, to the extent available,
                                               or from Reallocated Principal Collections.
                                               The "Covered Amount" shall mean for any
                                               Transfer Date with respect to the
                                               Accumulation Period or the first Special
                                               Payment Date of the Early Amortization
                                               Period, an amount equal to one-twelfth of the
                                               product of (i) the Class A Certificate Rate
                                               and (ii) the Principal Funding Account
                                               Balance, if any, as of the Record Date
                                               preceding such Transfer Date.

                                               Funds on deposit in the Principal Funding
                                               Account will be available to pay the Class A
                                               Certificateholders in respect of the Class A
                                               Invested Amount on the Class A Expected Final
                                               Payment Date. If the aggregate principal
                                               amount of deposits made to the Principal
                                               Funding Account is insufficient to pay the
                                               Class A Invested Amount in full on the Class
                                               A Expected Final Payment Date, the Early
                                               Amortization Period will commence as
                                               described below. Although it is anticipated
                                               that during the Accumulation Period prior to
                                               the payment of the
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                                               Class A Invested Amount in full, funds will
                                               be deposited in the Principal Funding Account
                                               in an amount equal to the applicable
                                               Controlled Deposit Amount on each Transfer
                                               Date and that scheduled principal will be
                                               available for distribution to the Class A
                                               Certificateholders on the Class A Expected
                                               Final Payment Date, no assurance can be given
                                               in that regard. See "Maturity
                                               Considerations."

EARLY AMORTIZATION PERIOD....................  During the period beginning on the day on which an Early Amortization Event has
                                               occurred and ending on the earlier of (a) the
                                               date on which the Invested Amount has been
                                               paid in full and (b) the Series 1996-1
                                               Termination Date (the "Early Amortization
                                               Period"), Principal Collections allocable to
                                               the Certificateholders will be applied to the
                                               payment of principal on the Certificates and
                                               will be distributed monthly on each Special
                                               Payment Date, beginning with the Special
                                               Payment Date following the occurrence of an
                                               Early Amortization Event, to the Class A
                                               Certificateholders and, following payment of
                                               the Class A Invested Amount in full, to the
                                               Class B Certificateholders and, following
                                               payment of the Class B Invested Amount in
                                               full, to the Collateral Interest Holder. The
                                               Early Amortization Period is intended to
                                               result in the fastest possible distribution
                                               of principal to Certificateholders following
                                               an Early Amortization Event in order to
                                               better ensure the repayment of principal to
                                               Certificateholders. See "Description of the
                                               Certificates--Early Amortization Events" for
                                               a discussion of the events which might lead
                                               to the commencement of the Early Amortization
                                               Period.

PRINCIPAL COLLECTIONS; CERTAIN ALLOCATIONS...  Principal Collections for any Collection
                                               Period will be allocated on the basis of
                                               varying percentages. Under the Agreement,
                                               such collections will generally be, (i)
                                               during the Revolving Period, treated as
                                               Shared Principal Collections or distributed
                                               to the Transferor; PROVIDED that (a)
                                               Principal Collections allocable to the
                                               Collateral Investor Interest may be used to
                                               cover shortfalls in Yield Collections used to
                                               pay or allocate interest and other amounts to
                                               the Class A Certificates and the Class B
                                               Certificates on any Transfer Date, and (b)
                                               Principal Collections allocable to the Class
                                               B Certificates may be used to cover remaining
                                               shortfalls in Yield Collections used to pay
                                               or allocate interest and other amounts to the
                                               Class A Certificates on any Transfer Date;
                                               (ii) during the Accumulation Period,
                                               deposited into the Principal Funding Account
                                               in an amount up to the Controlled
                                               Distribution Amount, with any excess (a) paid
                                               to the Collateral Interest Holder as
                                               principal on the Collateral Investor Interest
                                               or (b) after the Collateral Investor Interest
                                               has been paid in full, treated as Shared
                                               Principal
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                                               Collections or distributed to the Transferor
                                               as holder of the Exchangeable Transferor
                                               Certificate; (iii) on or after the Class A
                                               Expected Final Payment Date or during any
                                               Early Amortization Period, paid to Class A
                                               Certificateholders in respect of the Class A
                                               Invested Amount or (iv) after the Class A
                                               Invested Amount has been paid in full, on or
                                               after the Class B Expected Final Payment Date
                                               or during any Early Amortization Period, paid
                                               to Class B Certificateholders as principal on
                                               the Class B Certificates. See "Description of
                                               the Certificates--Allocation Percentages."

SUBORDINATION OF THE CLASS B CERTIFICATES AND
 THE COLLATERAL INVESTOR INTEREST............  The Class B Certificates and the Collateral
                                               Investor Interest will be subordinated as
                                               described herein to the extent necessary to
                                               fund payments with respect to the Class A
                                               Certificates as described herein. In
                                               addition, the Collateral Investor Interest
                                               will be subordinated as described herein to
                                               the extent necessary to fund certain payments
                                               with respect to the Class B Certificates. If
                                               the Class B Invested Amount and the
                                               Collateral Invested Amount are each reduced
                                               to zero, the Class A Certificateholders will
                                               bear directly the credit and other risks
                                               associated with their undivided interest in
                                               the Trust and thus will be more likely to
                                               suffer a loss. To the extent the Class A
                                               Invested Amount is reduced, the percentage of
                                               Yield Collections allocable to the Class A
                                               Certificateholders with respect to subsequent
                                               Collection Periods will be reduced. Moreover,
                                               to the extent the amount of such reduction in
                                               the Class A Invested Amount is not
                                               reimbursed, the amount of principal
                                               distributable to the Class A
                                               Certificateholders will be reduced. If the
                                               Collateral Invested Amount is reduced to
                                               zero, the Class B Certificateholders will
                                               bear directly the credit and other risks
                                               associated with their undivided interest in
                                               the Trust and thus will be more likely to
                                               suffer a loss. To the extent the Class B
                                               Invested Amount is reduced, the percentage of
                                               Yield Collections allocable to the Class B
                                               Certificateholders with respect to subsequent
                                               Collection Periods will be reduced. Moreover,
                                               to the extent the amount of such reduction in
                                               the Class B Invested Amount is not
                                               reimbursed, the amount of principal
                                               distributable to the Class B
                                               Certificateholders will be reduced. No
                                               principal will be paid to the Class B
                                               Certificateholders until the Class A Invested
                                               Amount is paid in full. See "Risk
                                               Factors--Effect of Subordination,"
                                               "Description of the Certificates-- Allocation
                                               Percentages," "--Subordination of the Class B
                                               Certificates and the Collateral Investor
                                               Interest" and "--Application of Collections."

ADDITIONAL AMOUNTS AVAILABLE TO
 CERTIFICATEHOLDERS..........................  With respect to any Transfer Date, Excess
                                               Spread and Shared Excess Yield Collections
                                               will be applied to fund the Class A Required
                                               Amount and the Class B Required Amount, if
                                               any. The "Class A Required Amount" means the
                                               amount, if any, by which the sum of (a) the
                                               Class A Monthly Interest due on the related
                                               Distribution Date and any overdue Class A
                                               Monthly Interest and Class A Addi tional
                                               Interest thereon, (b) the Class A Servicing
                                               Fee for the related Collection Period and any
                                               overdue Class A Servicing Fee and (c) the
                                               Class A Investor Default Amount, if any, for
                                               the related Collection Period exceeds the
                                               Class A Available Funds for the related
                                               Collection Period. The "Class B Required
                                               Amount" means the amount, if any, equal to
                                               the sum of (a) the amount, if any, by which
                                               the sum of (i) Class B Monthly Interest due
                                               on the related Distribution Date and any
                                               overdue Class B Monthly Interest and Class B
                                               Additional Interest thereon and (ii) the
                                               Class B Servicing Fee for the related
                                               Collection Period and any overdue Class B
                                               Servicing Fee exceeds the Class B Available
                                               Funds for the related Collection Period and
                                               (b) the amount, if any, by which the Class B
                                               Investor Default Amount for the related
                                               Collection Period exceeds the amount of
                                               Excess Spread and Shared Excess Yield
                                               Collections allocable to Series 1996-1
                                               available to cover the Class B Investor
                                               Default Amount for the related Collection
                                               Period. "Excess Spread" for any Transfer Date
                                               will equal the sum of (a) the excess of (i)
                                               Class A Available Funds for the related
                                               Collection Period over (ii) the sum of the
                                               amounts referred to in clauses (a), (b) and
                                               (c) in the definition of "Class A Required
                                               Amount" above, (b) the excess of (i) Class B
                                               Available Funds for the related Collection
                                               Period over (ii) the sum of the amounts
                                               referred to in clauses (a) (i) and (a) (ii)
                                               in the definition of "Class B Required
                                               Amount" above and (c) Collateral Available
                                               Funds for the related Collection Period not
                                               used under certain circumstances to pay the
                                               Collateral Servicing Fee, as described
                                               herein. "Shared Excess Yield Collections" for
                                               any Transfer Date will equal the aggregate
                                               amount of Yield Collections for the related
                                               Collection Period allocable to other Series
                                               in excess of amounts necessary to make
                                               required payments with respect to such
                                               Series, if any.

                                               If, on any Transfer Date, the sum of Excess
                                               Spread and Shared Excess Yield Collections is
                                               less than the Class A Required Amount,
                                               Reallocated Principal Collections allocable
                                               first to the Collateral Investor Interest and
                                               then to the Class B Investor Interest with
                                               respect to the related Collection Period will
                                               be used to fund the

                                               remaining Class A Required Amount. If
                                               Reallocated Principal Collections with
                                               respect to such Collection Period are
                                               insufficient to fund the remaining Class A
                                               Required Amount for the related Transfer
                                               Date, then the Collateral Invested Amount
                                               (after giving effect to reductions for any
                                               Collateral Investor Charge-Offs and any
                                               Reallocated Collateral Principal Collections
                                               on such Transfer Date) will be reduced by the
                                               amount of such deficiency (but not by more
                                               than the Class A Investor Default Amount for
                                               such Collection Period). In the event that
                                               such reduction would cause the Collateral
                                               Invested Amount to be a negative number, the
                                               Collateral Invested Amount will be reduced to
                                               zero, and the Class B Invested Amount (after
                                               giving effect to reductions for any Class B
                                               Investor Charge-Offs and any Reallocated
                                               Class B Principal Collections on such
                                               Transfer Date) will be reduced by the amount
                                               by which the Collateral Invested Amount would
                                               have been reduced below zero (but not by more
                                               than the excess of the Class A Investor
                                               Default Amount, if any, for such Collection
                                               Period over the amount of such reduction, if
                                               any, of the Collateral Invested Amount with
                                               respect to such Collection Period). In the
                                               event that such reduction would cause the
                                               Class B Invested Amount to be a negative
                                               number, the Class B Invested Amount will be
                                               reduced to zero and the Class A Invested
                                               Amount will be reduced by the amount by which
                                               the Class B Invested Amount would have been
                                               reduced below zero (but not by more than the
                                               excess, if any, of the Class A Investor
                                               Default Amount for such Collection Period
                                               over such reductions in the Collateral
                                               Invested Amount and the Class B Invested
                                               Amount with respect to such Collection
                                               Period) (such reduction, a "Class A Investor
                                               Charge-Off"). If the Collateral Invested
                                               Amount and the Class B Invested Amount are
                                               reduced to zero, the Class A
                                               Certificateholders will bear directly the
                                               credit and other risks associated with their
                                               undivided interest in the Trust. See
                                               "Description of the Certifi
                                               cates--Reallocation of Cash Flows" and
                                               "--Defaulted Receivables; Rebates and
                                               Fraudulent Changes; Investor Charge-Offs."

                                               If, on any Transfer Date, the sum of Excess
                                               Spread and Shared Excess Yield Collections
                                               not required to pay the Class A Required
                                               Amount and to reimburse Class A Investor
                                               Charge-Offs is less than the Class B Required
                                               Amount, Reallocated Principal Collec tions
                                               allocable to the Collateral Investor Interest
                                               for the related Collection Period not
                                               required to pay the Class A Required Amount
                                               will be used to fund the remaining Class B
                                               Required Amount. If such remaining
                                               Reallocated Principal Collections allocable
                                               to the Collateral Investor Interest

                                               with respect to such Collection Period are
                                               insufficient to fund the remaining Class B
                                               Required Amount for the related Transfer
                                               Date, then the Collateral Invested Amount
                                               (after giving effect to reductions for any
                                               Collateral Investor Charge-Offs and any
                                               Reallocated Collateral Principal Collections
                                               and any adjustments made thereto for the
                                               benefit of the Class A Certificateholders on
                                               such Transfer Date) will be reduced by the
                                               amount of such deficiency (but not by more
                                               than the Class B Investor Default Amount for
                                               such Collection Period). In the event that
                                               such reduction would cause the Collateral
                                               Invested Amount to be a negative number, the
                                               Collateral Invested Amount will be reduced to
                                               zero, and the Class B Invested Amount will be
                                               reduced by the amount by which the Collateral
                                               Invested Amount would have been reduced below
                                               zero (but not by more than the excess, if
                                               any, of the Class B Investor Default Amount
                                               for such Collection Period over such
                                               reduction in the Collateral Invested Amount
                                               with respect to such Collection Period) (such
                                               reduction, a "Class B Investor Charge-Off").
                                               In the event of a reduction of the Class A
                                               Invested Amount, the Class B Invested Amount
                                               or the Collateral Invested Amount, the
                                               amounts available to fund payments of
                                               principal and interest with respect to the
                                               Class A Certificates and the Class B
                                               Certificates will be decreased. See
                                               "Description of the Certificates--
                                               Reallocation of Cash Flows" and "--Defaulted
                                               Receivables; Rebates and Fraudulent Charges;
                                               Investor Charge-Offs."

REQUIRED COLLATERAL INVESTED AMOUNT..........  The "Required Collateral Invested Amount"
                                               means, with respect to any Transfer Date, an
                                               amount equal to   % of the sum of the Class A
                                               Adjusted Invested Amount and the Class B
                                               Invested Amount (after giving effect to any
                                               reductions thereof on such Transfer Date and
                                               the related Distribution Date); PROVIDED,
                                               HOWEVER, that if an Early Amortization Event
                                               occurs, then the Required Collateral Invested
                                               Amount shall equal the Required Collateral
                                               Invested Amount on the Transfer Date
                                               immediately preceding the occurrence of such
                                               Early Amortization Event. With respect to any
                                               Transfer Date, if the Collateral Invested
                                               Amount is less than the Required Collateral
                                               Invested Amount, certain Excess Spread and
                                               Shared Excess Yield Collections allocable to
                                               Series 1996-1 will be used to increase the
                                               Collateral Invested Amount to the extent of
                                               such shortfall. If on any Transfer Date, the
                                               Collateral Invested Amount exceeds the
                                               Required Collateral Invested Amount, such
                                               excess may be applied in accordance with the
                                               loan agreement among the Transferor, the
                                               Trustee, the Servicer and the Collateral
                                               Interest Holder (the "Loan Agreement") and

                                               will not be available to the
                                               Certificateholders. See "Description of the
                                               Certifi cates--Required Collateral Invested
                                               Amount."

SHARED EXCESS YIELD COLLECTIONS..............  Subject to certain limitations, Shared Excess
                                               Yield Collections, if any, with respect to
                                               any Series may be applied to cover any
                                               shortfalls with respect to amounts payable
                                               from Yield Collections allocable to any other
                                               Series, PRO RATA based upon the amount of the
                                               shortfall, if any, with respect to each
                                               Series. See "Description of the
                                               Certificates--Shared Excess Yield
                                               Collections."

SHARED PRINCIPAL COLLECTIONS.................  Principal Collections and certain other amounts otherwise allocable to other Series,
                                               to the extent such collections are not needed
                                               to make payments to or deposits for the
                                               benefit of the certificateholders of such
                                               other Series, will be applied to cover
                                               principal payments due to or for the benefit
                                               of the holders of the Certifi cates. See
                                               "Description of the Certificates--Shared
                                               Principal Collections."

OPTIONAL REPURCHASE..........................  The Invested Amount will be subject to optional repurchase by the Transferor on any
                                               Distribution Date on or after the
                                               Distribution Date on which the Invested
                                               Amount is reduced to an amount less than or
                                               equal to 5% of the Initial Invested Amount,
                                               if certain conditions set forth in the
                                               Agreement are met. The repurchase price will
                                               be equal to the Invested Amount plus accrued
                                               and unpaid interest on the Certificates and
                                               the Collateral Investor Interest, if any. See
                                               "Description of the Certifi cates--Final
                                               Payment of Principal; Termination."

TAX STATUS...................................  In the opinion of counsel to First Bank, for federal income tax purposes, the Class A
                                               Certificates and the Class B Certificates
                                               will be characterized as debt and the Trust
                                               will not be characterized as an association
                                               or publicly traded partnership taxable as a
                                               corporation. Under the Agreement, the
                                               Transferor, the Servicer, the Class A
                                               Certificateholders and the Class B
                                               Certificateholders will agree to treat the
                                               Class A Certificates and the Class B
                                               Certificates as debt for federal, state and
                                               other tax purposes. See "Federal Income Tax
                                               Consequences" for additional information
                                               concerning the application of federal income
                                               tax laws.

ERISA CONSIDERATIONS.........................  Under the regulations issued by the
                                               Department of Labor, the Trust's assets would
                                               not be deemed "plan assets" of any employee
                                               benefit plan holding interests in the Class A
                                               Certificates if certain conditions are met,
                                               including that interests in the Class A
                                               Certificates be held by at least 100
                                               independent persons upon completion of the
                                               public offering being made hereby. The Class
                                               A Certificates may be held by at least 100
                                               independent

                                               persons at the conclusion of the offering,
                                               although no assurance can be given, and no
                                               monitoring or other measures will be taken,
                                               to ensure that such condition will be met.
                                               The Transferor anticipates that the other
                                               conditions of the regulation will be met with
                                               respect to the Class A Certificates. If the
                                               Trust's assets were deemed to be "plan
                                               assets" of such a plan, there is uncertainty
                                               whether existing exemptions from the
                                               "prohibited transaction" rules of the
                                               Employee Retirement Income Security Act of
                                               1974, as amended ("ERISA"), would apply to
                                               all transac tions involving the Trust's
                                               assets. Accordingly, benefit plan fiduciaries
                                               should consult with counsel before making a
                                               purchase of Class A Certificates. See "ERISA
                                               Considerations."

                                               The Underwriters do not expect that the Class
                                               B Certificates will be held by 100 or more
                                               independent investors and, therefore, do not
                                               expect that the Class B Certificates will
                                               qualify as publicly-offered securities under
                                               the regulations referred to in the preceding
                                               paragraph. Accordingly, the Class B
                                               Certificates may not be acquired by employee
                                               benefit plan investors. Each Certificate
                                               Owner of a Class B Certificate, by its
                                               acceptance thereof, will be deemed to have
                                               represented that it is not a benefit plan
                                               investor. See "ERISA Considerations."

CERTIFICATE RATING...........................  It is a condition to the issuance of the
                                               Class A Certificates that they be rated in
                                               the highest rating category by at least one
                                               nationally recognized rating organization
                                               selected by the Transferor (each, a "Rating
                                               Agency"). The rating of the Class A
                                               Certificates is based primarily on the value
                                               of the Receivables as determined by the
                                               applicable Rating Agency and the terms of the
                                               Class B Certificates and the Collateral
                                               Investor Interest. See "Description of the
                                               Certificates--Subordination of the Class B
                                               Certificates and the Collateral Investor
                                               Interest" and "Risk Fac tors--Certificate
                                               Rating."

                                               It is a condition to the issuance of the
                                               Class B Certificates that they be rated in
                                               one of the three highest rating categories by
                                               at least one Rating Agency. The rating of the
                                               Class B Certificates is based primarily on
                                               the value of the Receivables as determined by
                                               the applicable Rating Agency and the terms of
                                               the Collateral InvestorInterest. See
                                               "Description of the Certificates--
                                               Subordination of the Class B Certificates and
                                               the Collateral Investor Interest" and "Risk
                                               Fac tors-- Certificate Rating."

------------------------
*   VISA is a federally registered servicemark of VISA USA, Inc.

                                  RISK FACTORS

Potential investors should consider, among other things, the following risk factors in connection with the purchase of the Certificates.

LIMITED LIQUIDITY. It is anticipated that, to the extent permitted, the Underwriters of the Certificates offered hereby will make a market in the Certificates, but in no event will any such Underwriter be under an obligation to do so. There is no assurance that a secondary market will develop with respect to the Certificates, or if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates.

NON-RECOURSE OBLIGATION. No Certificateholder will have recourse for payment of its Certificates to any assets of any of the Transferor, the Servicer or any affiliates thereof. Consequently, Certificateholders must rely solely upon payments on the Receivables and the Enhancement for the payment of principal of and interest on the Certificates. Furthermore, under the Agreement, the Certificateholders have an interest in the Receivables and collections on the Receivables only to the extent of the Invested Amount. Should the Certificates not be paid in full on a timely basis, Certificateholders may not look to any assets of any of the Transferor, the Servicer or any affiliates thereof to satisfy their claims.

POTENTIAL PRIORITY OF CERTAIN LIENS. The Transferor warrants in the Agreement that the transfer of the Receivables to the Trust is either a valid transfer and assignment of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. The Transferor will take all actions as are required under applicable law to perfect the Trust's interest in the Receivables and the Transferor warrants that if the transfer by the Transferor to the Trust granted the Trust a security interest in the Receivables, such security interest constitutes a first priority perfected security interest therein and, to the extent provided under the applicable Uniform Commercial Code (the "UCC"), in proceeds thereof (except for liens for local taxes and government charges not due and payable or being contested in good faith by the Transferor). Nevertheless, if the transfer of the Receivables to the Trust is deemed to create a security interest therein under the UCC, a tax or government lien on property of the Transferor arising before Receivables come into existence may have priority over the Transferor's or the Trust's interest in such Receivables, and, if the Federal Deposit Insurance Corporation (the "FDIC") were appointed receiver of the Transferor, the receiver's administrative expenses may also have priority over the Trust's interest in such Receivables. In OCTAGON GAS SYSTEMS, INC. V. RIMMER, 995 F.2d 948 (10th Cir. 1993), CERT. DENIED, 114 S. Ct. 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's estate in a bankruptcy of the seller. If the Transferor were to be placed into receivership and a court were to follow the OCTAGON court's reasoning, Certificateholders might experience delays in payment or possibly losses in their investment in the Certificates. Counsel to the Transferor has advised the Transferor that the facts of the OCTAGON case are distinguishable from those in the sale transactions between the Transferor and the Trust and the reasoning of the OCTAGON case appears to be inconsistent with established precedent and the UCC. See "Certain Legal Aspects of the Receivables--Transfer of Receivables" and "--Certain Matters Relating to Receivership."

RECEIVERSHIP OF TRANSFEROR. A conservator or receiver would have the power under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") to repudiate contracts of, and to request a stay of up to 90 days of any judicial action or proceeding involving, the Transferor. However, notwithstanding the insolvency of, or the appointment of a receiver or conservator for, the Transferor, subject to certain qualifications a valid perfected security interest of the Trustee in the Receivables should be enforceable (to the extent of the Trust's "actual direct compensatory damages" (as described below)) and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by such a conservator or receiver. If, however, the conservator or receiver were to assert that the security interest was unperfected or unenforceable, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or the conservator or receiver were to request a stay of judicial proceedings with respect to the Transferor as provided under FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. In the event of a repudiation of obligations by a conservator or receiver, FIRREA provides that a claim for the repudiated obligation is limited to "actual direct compensatory damages" determined as of the date of the appointment of the conservator or receiver (which in most cases are expected to include the outstanding principal on the Certificates plus interest accrued thereon to the date of payment). The FDIC has not adopted a formal policy statement on payment of principal and interest on collateralized borrowings of banks which are repudiated. The Transferor believes that the general practice of the FDIC in such circumstances is to permit the collateral to be applied to pay the principal owed plus interest at the contract rate up to the date of payment, together with the costs of liquidation of the collateral if provided for in the contract. In one case involving the repudiation by the Resolution Trust Corporation (the "RTC") of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that "actual direct compensatory damages" in the case of a marketable security meant the value of the repudiated bonds as of the date of repudiation. If the court's view were applied to determine the Trust's "actual direct compensatory damages" in the event a conservator or receiver of the Transferor repudiated its obligations under the Agreement, the amount paid to Certificateholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the Certificates and the interest accrued thereon to the date of payment. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership." In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer, and no Servicer Default other than such conservatorship or receivership or insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or Certificateholders from effecting a transfer of servicing to a successor Servicer. If a conservator or receiver were appointed for the Transferor, pursuant to the Agreement, new Receivables would not be transferred to the Trust and the Trustee would sell the portion of the Receivables allocable in accordance with the Agreement to each Series (subject to certain limited rights of the Certificateholders to instruct otherwise as described under "Description of the Certificates--Early Amortization Events"), thereby causing an early termination of the Trust and a pro rata loss to the Certificateholders if the net proceeds of such sale were insufficient to pay such Certificates in full. Upon the occurrence of an Early Amortization Event, if a conservator or receiver were appointed for the Transferor and no Early Amortization Event other than such conservatorship, receivership or insolvency of the Transferor existed, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period. Such action could cause delays or shortfalls in the amounts ultimately repaid to Certificateholders. In addition, a conservator or receiver for the Transferor may have the power to cause the early payment of the Certificates, which could result in Certificateholders receiving principal payments earlier than expected.

ABILITY TO CHANGE TERMS OF THE RECEIVABLES. Pursuant to the Agreement, the Transferor does not transfer to the Trust the Accounts but only the Receivables arising in the Accounts. As owner of the Accounts, the Transferor retains the right to determine the charges and fees which will be applicable from time to time to the Accounts and to change various other terms with respect to the Accounts. Under the Agreement, the Transferor will agree not to change the terms of the Accounts unless the change is also made applicable to the comparable segment of its portfolio of accounts with characteristics similar to the Accounts. In servicing the Accounts, the Servicer will be required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own and other comparable accounts. Except as specified above, there will be no restrictions on the Transferor's ability to change the terms of the Accounts. The Rating Agencies will not be asked to reassess their ratings of the Certificates in the event the Transferor changes the terms of the Accounts. There can be no assurance that a change made in the terms of the Accounts would not result in a downgrade of the ratings of the Certificates. There can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by the Transferor to take actions which would change Account terms in a manner adverse to the interests of Certificateholders.

EFFECTS OF CONSUMER PROTECTION LAWS AND LITIGATION. The Accounts and the related Receivables are subject to numerous federal and state consumer protection laws which impose requirements on the making and collection of consumer loans. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain previous levels of annual cardholder fees and other charges and fees, and failure by the Servicer to comply with such requirements also could adversely affect the Servicer's ability to collect on the Receivables. Pursuant to the Agreement, the Transferor will represent and warrant that each Receivable complies with all requirements of applicable law the failure to comply with which would have a material adverse effect on Certificateholders if such Receivable is charged off as uncollectible or if the proceeds of such Receivable are not available to the Trust. The Transferor will also make certain other representations and warranties relating to the validity and enforceability of the Accounts and the Receivables. The sole remedy if any such representation or warranty is breached and such breach continues beyond the applicable cure period, if any, and such Receivables are charged off as uncollectible or the proceeds of such Receivables are not available to the Trust will be the assignment of a balance of zero to all affected Receivables for purposes of determining the Trust Principal Component. In addition, in the event of a breach of certain representations and warranties, the Servicer may be obligated to accept the assignment and transfer of the affected Receivables or the Transferor may be obligated to accept the reassignment of all the Receivables in the Trust. Such Receivables will be assigned or reassigned without any cost, direct or indirect, incurred by Certificateholders, except that realization of amounts due with respect to such Receivables will depend upon the ability of the Servicer or the Transferor to accept such assignment or reassignment, respectively. See "Description of the Certificates--Representations and Warranties" and "--Servicer Covenants" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws."

EFFECTS OF DEBTOR RELIEF LAWS. Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders in the Receivables, if such laws result in any Receivables being written off as uncollectible when there are no funds available from any Enhancement or other sources to cover any resulting shortfalls in amounts payable to Certificateholders. See "Description of the Certifi cates--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

COMPETITION IN THE CORPORATE CARD/PURCHASING CARD INDUSTRY. The corporate charge card/purchasing card industry is experiencing increased competition. Although First Bank is currently one of the dominant issuers in the corporate card/purchasing card industry, as new charge card issuers enter the market and all issuers seek to expand their share of the market, there is increased use of advertising, target marketing and pricing competition. The Trust will be dependent upon the Transferor's continued ability to generate new Receivables. If the rate at which new Receivables are generated declines significantly and the Transferor is unable to designate Additional Accounts with respect to the Trust, an Early Amortization Event could occur, in which case the Early Amortization Period would commence. Certificateholders might then receive principal payments earlier than expected.

TIMING OF PAYMENTS AND MATURITY. The Receivables may be paid at any time and there is no assurance that there will be additional Receivables created in the Accounts or that any particular pattern of cardholder repayments will occur. The commencement and continuation of the Accumulation Period will be dependent upon the continued generation of new Receivables to be conveyed to the Trust. A significant decline in the amount of Receivables generated could result in the occurrence of an Early Amortization Event and commencement of the Early Amortization Period. Certificateholders might then receive principal payments earlier than expected. Certificateholders should be aware that the Transferor's ability to continue to compete in the current industry environment will affect the Transferor's ability to generate new Receivables to be conveyed to the Trust and may also affect payment patterns. A significant decrease in the monthly payment rate could slow the return or accumulation of principal payable to Certificateholders during the Early Amortization Period or Accumulation Period. No assurance can be given that payments of principal to the Certificateholders will be made as expected during the Early Amortization Period or, with respect to an Accumulation Period, on the applicable Expected Final Payment Date.

EFFECT OF SUBORDINATION. The Class B Certificates and the Collateral Investor Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Collateral Investor Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain principal payments otherwise allocable to the Class B Certificateholders may be reallocated to cover amounts in respect of the Class A Certificates and the Class B Invested Amount may be reduced if the Collateral Invested Amount is equal to zero. Similarly, certain principal payments allocable to the Collateral Investor Interest may be reallocated to cover amounts in respect of the Class A Certificates and the Class B Certificates and the Collateral Invested Amount may be reduced. To the extent the Class B Invested Amount is reduced, the percentage of Yield Collections allocated to the Class B Certificates in subsequent Collection Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal and interest distributable to the Class B Certificateholders will be reduced.

CERTIFICATE RATING. Any rating assigned to the Class A Certificates or the Class B Certificates by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Class A Certificateholders or Class B Certificateholders will receive the payments of interest and principal required to be made under the Agreement and will be based primarily on the value of the Receivables in the Trust and the availability of the Enhancement. However, any such rating will not address the likelihood that the principal of the Class A Certificates or the Class B Certificates will be paid on a scheduled date. In addition, any such rating will not address the possibility of the occurrence of an Early Amortization Event or the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders. The rating will not be a recommendation to purchase, hold or sell either the Class A Certificates or the Class B Certificates, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant. The Transferor will request a rating of each Class of the Certificates by at least one Rating Agency. There can be no assurance as to whether any rating agency not requested to rate the Certificates will nonetheless issue a rating with respect to the Certificates or either Class thereof, and, if so, what such rating would be. A rating assigned to the Certificates or either Class thereof by a rating agency that has not been requested by the Transferor to do so may be lower than the rating assigned by a Rating Agency pursuant to the Transferor's request.

LIMITED ENHANCEMENT. The amount of Enhancement available to the Certificateholders will be limited. If the amount of the Collateral Invested Amount is reduced to zero, the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust and thus will be more likely to suffer a loss. If the Class B Invested Amount is reduced to zero, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust and thus will be more likely to suffer a loss. See "Description of the Certificates--Required Collateral Invested Amount."

MASTER TRUST CONSIDERATIONS. The Trust, as a master trust, may issue Series from time to time. While the principal terms of any Series (the "Principal Terms") will be specified in a Series Supplement, the provisions of a Series Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review by, or consent of, holders of the certificates of any previously issued Series. Such Principal Terms may include methods for determining applicable invested percentages and allocating collections, provisions creating different or additional security or other Enhancement, provisions subordinating such Series to another Series or other Series (if the Series Supplement relating to such Series so permits) to such Series, and any other amendment or supplement to the related Agreement which is made applicable only to such Series. It will be a condition precedent to the issuance of any additional Series by the Trust that each Rating Agency that has rated any outstanding Series deliver written confirmation to the Trustee that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series. There can be no assurance, however, that the Principal Terms of any other Series, including any Series issued from time to time hereafter, might not have an impact on the timing and amount of payments received by a Certificateholder or otherwise adversely affect Series 1996-1. See "Description of the Certificates--Exchanges."

EFFECT OF ADDITION OF TRUST ASSETS ON CREDIT QUALITY. The Transferor expects, and in some cases will be obligated, to designate Additional Accounts, the Receivables in which will be conveyed to the Trust. Such Additional Accounts may include accounts originated using criteria different from those which were applied to the Accounts designated on the Cut-Off Date related to the Trust or to previously-designated Additional Accounts, because such accounts were originated at a different date. Consequently, there can be no assurance that Additional Accounts designated in the future will be of the same credit quality as previously-designated Accounts. The designation of Additional Accounts will be subject to the satisfaction of certain conditions described herein under "Description of the Certificates-- Addition of Accounts."

CONTROL OF ACTION UNDER AGREEMENT. Subject to certain exceptions, the Certificateholders may take certain actions, or direct certain actions to be taken, under the Agreement or the Series 1996-1 Supplement. However, the Agreement and Series 1996-1 Supplement provide that under certain circumstances the consent or approval of a specified percentage of the aggregate Invested Amount or of the invested amount of each Series will be required to direct certain actions, including amending the Agreement in certain circumstances. Certificateholders of such other Series may have interests which do not coincide in any way with the interests of the Certificateholders. In addition, Class A Certificateholders and Class B Certificateholders may have interests which do not coincide. In such instances, it may be difficult for the Certificateholders of either Class to achieve the results from the vote that they desire.

SOCIAL, LEGAL AND ECONOMIC FACTORS. Changes in use of credit and payment patterns by customers may result from a variety of social, legal and economic factors. Social factors include the prevalence and popularity of charge cards as a means of payment for businesses. Legal factors include legislative and judicial developments affecting the enforceability of various fees and charges and the remedies available to lenders on credit and charge card receivables. Economic factors include the rate of inflation, unemployment levels and relative interest rates. Cardholders whose accounts are included in the Bank Portfolio have addresses in states and the District of Columbia. The Transferor, however, is unable to determine and has no basis to predict whether, or to what extent, social, legal or economic factors will affect use of credit or repayment patterns.

EFFECTS OF BOOK-ENTRY REGISTRATION. The Class A Certificates and the Class B Certificates initially will each be represented by one or more Certificates registered in the name of Cede, as nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. Unless and until Definitive Certificates are issued, Certificate Owners will not be recognized by the Trustee as Certificateholders, as that term is used in the Agreement. Hence, until such time, Certificate Owners will only be able to exercise the rights of Certificateholders indirectly through DTC, Cedel or Euroclear and their participating organizations. Because DTC can only act on behalf of individuals who are Participants in DTC's system (or participate indirectly through a Participant), the ability of a Certificate Owner to pledge its Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate representing such Certificates. See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates."

                                   THE TRUST

The Trust will be formed in accordance with the laws of the State of New York pursuant to the Agreement. The Trust will not engage in any activity other than acquiring and holding Receivables, issuing Series of Certificates and the related Exchangeable Transferor Certificate, making payments thereon and engaging in related activities (including, with respect to any Series, obtaining any Enhancement and entering into an Enhancement agreement relating thereto). As a consequence, the Trust is not expected to have any need for additional capital resources other than the assets of the Trust.

            FIRST BANK'S CORPORATE CARD AND PURCHASING CARD PROGRAMS

GENERAL

The Receivables conveyed or to be conveyed by First Bank to the Trust arise under certain charge card accounts originated under First Bank's Corporate Card or Purchasing Card programs. These accounts were generated under the VISA USA, Inc. ("VISA") program and are owned by First Bank.

First Bank's Corporate Card and Purchasing Card programs differ significantly from revolving credit plan products. The Corporate Card program is designed as a means of payment for company-related travel and entertainment expenses incurred by employees. The Purchasing Card program is designed as a means of reducing the administrative and processing costs associated with a company's frequent small-dollar purchases. Accounts generated under either program are not intended to be used as a method of financing purchases. Under each program, an account's full balance is billed at least monthly and is due within 30 days or less of the date the bill is printed. As a result of these payment requirements, Corporate Card and Purchasing Card account balances turn over rapidly relative to their charge volume when compared to revolving credit plan products. Under each program, the account balance is not subject to finance charge assessments.

FIRST BANK'S CORPORATE CARD PROGRAM

ORIGINATION OF ACCOUNTS. Corporate Card accounts are originated by First Bank primarily through direct solicitation of managers who have responsibility for and control over employee travel and entertainment expenses. First Bank focuses its marketing effort on corporations with a large number of employees, requiring a substantial number of corporate charge cards. First Bank competes in this market primarily with American Express and Diners Club.

First Bank offers three liability plans for Corporate Card customers:
Individual, Joint & Several, or Corporate. Under the Individual liability plan, the individual employee is responsible for payment of all charges while the employer agrees to reimburse the cardholder for legitimate travel and entertainment expenses. If the individual fails to pay, however, the company does not have an obligation to pay First Bank provided the company notifies First Bank promptly in the event the individual's employment is terminated. Under the Joint & Several liability plan, the company is not liable for any charges on the individual employee's account unless the account becomes 90 days past due. Under the Corporate liability plan, the company is directly
responsible for payment of all charges and fees. As of           ,      , the
percentage of Corporate Card account balances outstanding under each liability
plan was: Individual liability plan,   %; Joint & Several liability plan,   %;
and Corporate liability plan,   %.

Once the company submits an application for a Corporate Card account, a First Bank credit analyst reviews financial statements and other credit information regarding the company. Even if the company has chosen the Individual liability plan, First Bank considers it essential to review the company's credit because the company's ability to offer the cardholder stable employment and to reimburse the cardholder for legitimate charges will directly affect the cardholder's willingness and ability to make payment on the account. The credit review of the company will focus on the company's current and expected financial condition, the maximum receivables balance the company is expected to have outstanding at any one time, and the aggregate exposure of First Bank and its affiliates to the company and any related borrowers. An aggregate credit limit for all company-related accounts is established based upon such credit review. If the company has chosen the Individual liability plan, a review of each proposed cardholder is performed based upon credit scores obtained from credit bureaus. Credit scores are based on a variety of factors including payment performance on other loans and credit facilities, stability of employment, length of time at current address and amount of recent usage of other credit sources. The company also specifies certain categories of card purchases that are deemed pre-approved (I.E., legitimate travel and entertainment expenses). First Bank does not establish spending limits for individual cardholders with respect to legitimate travel and entertainment expenses, but does establish spending limits for other categories of purchases, based on First Bank's review of the cardholder's credit history and the anticipated level of usage by the cardholder.

First Bank monitors the performance of the company's accounts, and periodically updates its analysis of the company's financial strength. The frequency, scope and depth of these reviews depend on First Bank's assessment of the company's financial strength, First Bank's aggregate credit exposure to the company, and the performance of the company's accounts. Credit limits are adjusted accordingly as a result of such reviews.

BILLING AND FEES. Statements are sent to each Cardholder if the company chose the Individual or Joint & Several liability plan, while statements are sent directly to the company if the company chose the Corporate liability plan.

Companies can also choose to have certain charges, such as annual fees or airline tickets, centrally billed to the company. Unlike a revolving credit card, the entire balance on a charge card issued under the Corporate Card program (a "Corporate Card") is due 30 days after the statement is printed. Payments may be made by check or, for centrally billed accounts, via electronic funds transfer. Annual fees, late fees and cash advance fees vary among Accounts, but are not expected to represent a significant portion of Yield Collections on the Receivables.

FIRST BANK'S PURCHASING CARD PROGRAM

ORIGINATION OF ACCOUNTS. First Bank markets its Purchasing Card program directly to large corporations. Charge cards under the Purchasing Card program ("Purchasing Cards") are issued directly to individual corporate employees whose job responsibilities require them to make small-dollar purchases. The Purchasing Card can eliminate much of the administrative and processing costs associated with processing a company's traditional purchase orders.

Once the company submits an application for a Purchasing Card account, the credit approval process is similar to that for a Corporate Card account issued under the Corporate liability plan. A First Bank credit analyst reviews financial statements and other credit information regarding the company. The credit review of the company will focus on the company's current and expected financial condition, the maximum receivables balance the company is expected to have outstanding at any one time, and the aggregate exposure of First Bank and its affiliates to the company and any related borrowers. First Bank monitors the performance of the company's accounts, and periodically updates its analysis of the company's financial strength. The frequency, scope and depth of these reviews will depend on the company's perceived financial strength, First Bank's aggregate credit exposure to the company, and the performance of the company's accounts. Credit limits are adjusted accordingly as a result of such reviews.

BILLING AND FEES. Statements are sent to the company at least monthly and balances are generally due 14 days after the statement is printed. The company has the choice of making payments by check or via electronic funds transfer. Annual fees, late fees and cash advance fees vary among Accounts, but are not expected to represent a significant portion of Yield Collections on the Receivables.

COLLECTION EFFORTS

CORPORATE CARDS WITH INDIVIDUAL OR JOINT & SEVERAL LIABILITY. First Bank considers a Corporate Card account delinquent when a customer fails to make a payment 30 days after the billing statement is printed. Efforts to collect account balances that are delinquent less than 60 days are made by First Bank's Technical Collections Services group, through a combination of mailed notices and telephone calls. First Bank generally suspends any account that becomes 30 days delinquent, denying authorization of any further purchases, and generally closes any account that becomes 60 days delinquent. Once an account becomes 60 days delinquent, responsibility for collection is transferred to First Bank's Corporate Card Collections Department, where a more individualized effort at collection is made. If the account was registered under the Joint & Several liability plan, First Bank charges the corporate customer for amounts due when the account becomes 90 days delinquent. First Bank generally charges off Corporate Card account balances at the end of the month in which the account becomes 150 days delinquent (although charge-offs may be made earlier in some circumstances), and transfers collection responsibility to a separate unit of First Bank System responsible for collection of charged-off accounts of all First Bank System consumer credit products. First Bank's collection and charge-off practices may change over time in accordance with its business judgment and applicable law.

PURCHASING CARDS AND CORPORATE CARDS WITH CORPORATE LIABILITY. The collections process for Purchasing Cards and for Corporate Cards with corporate liability is conducted by First Bank's Relationship Management Department. First Bank generally considers a Purchasing Card account delinquent when the company fails to make a payment 14 days after the billing statement is printed, and generally considers a Corporate Card account with corporate liability delinquent when the company fails to make a payment 30 days after the billing statement is printed. Following the sending of notices, a National Account Manager will contact the company when the account becomes 15 days past due and will seek to determine the reason for the delinquency and work to resolve any discrepancy. The account will generally be suspended when it becomes 30 days past due, and the account will generally be closed when it becomes 60 days past due. First Bank typically charges off corporate liability account balances at the end of the month in
which the account becomes 150 days past due. As of           ,      , no one
company accounted for more than   % of total Corporate Card and Purchasing Card
account balances.

THE SERVICER -- FBS CARD SERVICES, INC.

First Bank retains FBS Card Services, Inc. ("Card Services"), a wholly owned subsidiary of First Bank System, located in Minneapolis, to perform various data processing and administrative functions associated with servicing the Corporate Card and Purchasing Card accounts, as well as First Bank's retail credit card accounts. Pursuant to the Agreement, Card Services will be retained to service the Receivables on behalf of the Trust. In processing payments on First Bank's credit and charge card accounts, Card Services utilizes both proprietary systems and a variety of services provided by Total System Services, Inc., a third-party provider of credit and charge card processing services to numerous credit and charge card issuers.

INTERCHANGE

Creditors participating in the VISA association receive interchange as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period of time prior to initial billing. Under the VISA system, a portion of this interchange in connection with cardholder charges for goods and services is conveyed through the VISA system from banks which clear the transactions for merchants to card issuing banks. Interchange revenue is based on the number of VISA card transactions and the amount charged per transaction. The Transferor will be required, pursuant to the terms of the Agreement, to transfer to the Trust a percentage of Net Interchange attributed to cardholder charges for goods and services in the Accounts. Net Interchange arising under the Accounts will be allocated to the Certificates on the basis of the percentage equivalent of the ratio which the amount of the Floating Allocation Percentage of cardholder charges for goods and services in the Accounts bears to the total amount of cardholder charges for goods and services in the accounts in the Bank Portfolio. VISA may from time to time change the amount of interchange reimbursed to banks issuing VISA cards. Net Interchange will be treated as Yield Collections for the purposes of allocating Yield Collections to Certificateholders.

BANK PORTFOLIO EXPERIENCE

The following tables set forth the historical receivable turnover rate, monthly payment rate, periodic yield computation, loss experience, and delinquency experience for each of the periods shown for the entire Bank Portfolio.

Because the Accounts are only a portion of the Bank Portfolio, actual experience with respect to the Accounts may have been different from that of the Bank Portfolio. Because the Accounts have been selected from the Bank Portfolio in a manner not adverse to Certificateholders and represent a sizable portion of the Bank Portfolio, the Transferor believes that the performance of the Bank Portfolio reflected in the following tables is indicative of the historical performance of the Accounts. There can be no assurance that the future performance of the Accounts will be similar to that of the Bank Portfolio in the past or in the future.

RECEIVABLE TURNOVER RATE AND PAYMENT RATE EXPERIENCE. The accounts are designed for use as a method of payment for the purchase of merchandise and services and for cash advances. Account balances are due in full each billing cycle. Therefore, accounts cannot be used by cardholders for the purpose of financing these purchases or cash advances. In contrast to revolving credit plan products which do not require payment in full each month, the requirement that account balances be paid in full each month creates a high monthly payment rate and Account balances which turn over rapidly relative to charge volume. The following two tables illustrate this product characteristic based on the historical Bank Portfolio experience.

                RECEIVABLE TURNOVER RATES FOR THE BANK PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                  NINE MONTHS ENDED
                                                    SEPTEMBER 30,               YEAR ENDED DECEMBER 31,
                                               ------------------------  -------------------------------------
                                                  1996         1995         1995         1994         1993
                                               -----------  -----------  -----------  -----------  -----------

Charge Volume and Fees(1)....................  $ 3,750,340  $ 2,958,263  $ 4,057,496  $ 2,745,798  $ 1,583,650
Average Net Receivables(2)...................  $   543,528  $   439,038  $   461,162  $   317,324  $   193,169
Receivable Turnover Rate(3)..................       9.20(4)      8.98(4)        8.80         8.65         8.20

------------------------
(1) Charge Volume and Fees is the sum of (a) amounts charged by cardholders for merchandise, services and cash advances for each period shown and (b) all annual, late and other fees billed to Accounts for each period shown. Charge Volume and Fees is shown net of adjustments made to accounts due to returned goods, customer disputes or certain other miscellaneous adjustments.

(2) Average Net Receivables is the arithmetic average of the daily Bank Portfolio balances for each period shown.

(3) Receivable Turnover Rate is calculated by dividing Charge Volume and Fees by Average Net Receivables for each period shown.

(4) Annualized rate.

                MONTHLY PAYMENT RATES FOR THE BANK PORTFOLIO(1)

                                                           NINE MONTHS ENDED
                                                             SEPTEMBER 30,          YEAR ENDED DECEMBER 31,
                                                          --------------------  -------------------------------
                                                            1996       1995       1995       1994       1993
                                                          ---------  ---------  ---------  ---------  ---------

Monthly Average Rate....................................     75.31%     72.54%     72.62%     70.67%     69.93%
Highest Month...........................................     79.22%     78.78%     78.28%     75.13%     77.08%
Lowest Month............................................     70.42%     67.36%     67.36%     61.49%     59.98%

------------------------

(1) Monthly Payment Rate is calculated by dividing total collections received (excluding recoveries on charged-off receivables and excluding Net Interchange, if any) during each month by such month's opening balance.

There can be no assurance that the Receivable Turnover Rate and the Monthly Payment Rate for Receivables in the Accounts, and thus the rate at which Certificateholders can expect principal to accumulate in the Principal Funding Account or to be paid on the Class A Expected Final Payment Date or Class B Expected Final Payment Date, as applicable, or during any Early Amortization Period, will be similar to the historical Bank Portfolio experience set forth above.

PERIODIC YIELD COMPUTATION. Receivables originated under the Accounts, consisting of amounts charged by cardholders for goods and services, cash advances, annual, late and other fees, are not subject to a monthly finance charge. As a result, a portion of the collections on the Receivables received during the preceding Collection Period will be treated as "yield" to the Trust. Such yield will equal the product of the aggregate amount of such collections (excluding Net Interchange, if any) and the Yield Factor. Such collections, plus certain amounts of Net Interchange attributed to cardholder charges in the Accounts, will be treated as Yield Collections. The remainder of such collections will be treated as Principal Collections.

The dollar amounts representing Computed Yield in the table below have been
derived by applying a Yield Factor of   % (which is the Yield Factor under the
Agreement) to historical monthly collections of receivables (excluding recoveries on charged-off receivables and excluding Net Interchange, if any) in the accounts in the Bank Portfolio for each period shown. Each of those dollar amounts is divided by Charge Volume and Fees for the appropriate period to produce a Computed Yield for the Bank Portfolio. To the extent that Charge Volume and Fees did not equal collections for any given period, there is a difference between the Computed Yield as a Percentage of Charge Volume and Fees
and the assumed Yield Factor of   %.

               PERIODIC YIELD COMPUTATION FOR THE BANK PORTFOLIO
                          ASSUMING A    % YIELD FACTOR
                             (DOLLARS IN THOUSANDS)

                                                NINE MONTHS ENDED
                                                  SEPTEMBER 30,          YEAR ENDED DECEMBER 31,
                                               --------------------  -------------------------------
                                                 1996       1995       1995       1994       1993
                                               ---------  ---------  ---------  ---------  ---------

Computed Yield(1)............................  $          $          $          $          $
Computed Yield as a Percentage of Charge
 Volume and Fees (2).........................%%%%%
Net Interchange(3)...........................  $          $          $          $          $
Net Interchange as a Percentage of Charge
 Volume and Fees.............................%%%%%
Computed Yield and Net Interchange as a
 Percentage of Charge Volume and Fees........%%%%%

------------------------

(1) Computed Yield is the dollar amount equal to the product of the   % assumed
    Yield Factor and collections (excluding recoveries on charged-off receivables and excluding Net Interchange, if any) for each period shown.

(2) Computed Yield as a Percentage of Charge Volume and Fees may not equal the % assumed Yield Factor because Charge Volume and Fees may not equal collections (excluding recoveries on charged-off receivables and excluding Net Interchange, if any) for the periods shown.

(3) The amount of Net Interchange for each of the periods indicated above has been estimated. Net Interchange is equal to gross interchange reduced by VISA dues and rebates to corporate customers and travel agencies.

There can be no assurance that the yield experience for Receivables in the Accounts will be similar to the periodic yield computation for the Bank Portfolio set forth in the table. The actual yield experience will vary month to month due to variations in Receivable Turnover Rates, Monthly Payment Rates and cardholder charge activity. Changes in the amount of Net Interchange will also affect actual yield experience. VISA may from time to time change the amount of interchange reimbursed to banks issuing VISA cards, including the Bank. Reductions in the amount of Net Interchange would reduce the actual yield experience.

LOSS EXPERIENCE. The following table sets forth the Bank Portfolio's historical gross loss, recovery and net loss experience for the periods shown. Due to the Bank Portfolio's Receivable Turnover Rate and Monthly Payment Rate, Gross Losses, Recoveries and Net Losses are expressed as a percentage of Charge Volume and Fees.

                     LOSS EXPERIENCE FOR THE BANK PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                        NINE MONTHS ENDED
                                                       --------------------
                                                          SEPTEMBER 30,          YEAR ENDED DECEMBER 31,
                                                       --------------------  -------------------------------
                                                         1996       1995       1995       1994       1993
                                                       ---------  ---------  ---------  ---------  ---------

Gross Losses(1)......................................  $   4,769  $   4,827  $   6,629  $   4,682  $   3,589
Gross Losses as a Percentage of Charge Volume and
 Fees................................................      0.13%      0.16%      0.16%      0.17%      0.23%
Recoveries...........................................  $   1,880  $   1,932      2,810  $   1,404  $   1,161
Recoveries as a Percentage of Charge Volume and
 Fees................................................      0.05%      0.07%      0.07%      0.05%      0.07%
Net Losses...........................................  $   2,889  $   2,895  $   3,819  $   3,278  $   2,428
Net Losses as a Percentage of Charge Volume and
 Fees................................................      0.08%      0.10%      0.09%      0.12%      0.15%

------------------------

(1) Gross Losses are charge-offs before recoveries and do not include the amount of any reductions in receivables balances due to fraud, returned goods, customer disputes or certain other miscellaneous adjustments.

(2) Gross Losses minus Recoveries may not equal Net Losses due to rounding.

There can be no assurance that the loss experience for the Accounts in the future will be similar to the historical Bank Portfolio experience set forth above.

PERIODIC NET YIELD COMPUTATION. Computed Net Yield is the dollar amount equal to Computed Yield minus Net Losses. Computed Net Yield and Net Interchange is the dollar amount equal to Computed Yield plus an estimate of the amount of Net Interchange received during the period minus Net Losses. The table below sets forth the Computed Net Yield and the Computed Net Yield and Net Interchange for the periods shown.

                         PERIODIC NET YIELD COMPUTATION
              FOR THE BANK PORTFOLIO ASSUMING A    % YIELD FACTOR
                             (DOLLARS IN THOUSANDS)

                                                  NINE MONTHS ENDED
                                                    SEPTEMBER 30,          YEAR ENDED DECEMBER 31,
                                                 --------------------  -------------------------------
                                                   1996       1995       1995       1994       1993
                                                 ---------  ---------  ---------  ---------  ---------

Computed Net Yield.............................  $          $          $          $          $
Computed Net Yield as a Percentage of Charge
 Volume and Fees...............................%%%%%
Computed Net Yield and Net Interchange.........  $          $          $          $          $
Computed Net Yield and Net Interchange as a
 Percentage of Charge Volume and Fees..........%%%%%

The ability of the Trust to generate sufficient yield to pay interest to Certificateholders and to pay the Servicing Fee depends upon the Monthly Payment Rate, the Yield Factor, Net Losses, the amount of Net Interchange and the generation of new Receivables. Based on the Bank Portfolio experience described in the foregoing tables, the following example illustrates how these variables would interact to produce yield to the Trust. For the year ended December 31,
1995, the Computed Net Yield as a Percentage of Charge Volume and Fees was   %
and the Receivable Turnover Rate (total Charge Volume and Fees divided by
Average Net Receivables) was      . The product of these two variables results
in a net yield as a percentage of Average Net Receivables of   % for the year
ended December 31, 1995. There can be no assurance that the experience for the Accounts in the future will be similar to the historical Bank Portfolio experience set forth above.

DELINQUENCY EXPERIENCE. The table below sets forth the Bank Portfolio's delinquency experience for the periods shown.

                 DELINQUENCY EXPERIENCE FOR THE BANK PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                    AVERAGE OF NINE MONTHS                      AVERAGE OF TWELVE MONTHS
                                                     ENDED SEPTEMBER 30,                           ENDED DECEMBER 31,
                                      --------------------------------------------------  -------------------------------------
                                                1996                      1995                      1995               1994
                                      ------------------------  ------------------------  ------------------------  -----------
           NUMBER OF DAYS             DELINQUENT    PERCENT-    DELINQUENT    PERCENT-    DELINQUENT    PERCENT-    DELINQUENT
           DELINQUENT(1)               AMOUNT(2)     AGE(3)      AMOUNT(2)     AGE(3)      AMOUNT(2)     AGE(3)      AMOUNT(2)
------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
30 to 59 days.......................   $  19,875         3.61%   $  15,824         3.54%   $  16,869         3.66%   $  12,898
60 to 89 days.......................       4,383         0.79        3,492         0.78        3,681         0.80        2,242
90 to 119 days......................       1,560         0.28        1,412         .032        1,511         0.33        1,032
120 or more days....................         926         0.17          842         0.19          871         0.19          642
    Total(4)........................   $  26,744         4.85%   $  21,570         4.83%   $  22,932         4.97%   $  16,814


                                                             1993
                                                   ------------------------
           NUMBER OF DAYS               PERCEN-    DELINQUENT    PERCENT-
           DELINQUENT(1)                TAGE(3)     AMOUNT(2)     AGE(3)
------------------------------------  -----------  -----------  -----------
30 to 59 days.......................        4.04%   $   8,021         4.28%
60 to 89 days.......................        0.70        1,747         0.93
90 to 119 days......................        0.32          623         0.33
120 or more days....................        0.20          382         0.20
    Total(4)........................        5.26%   $  10,773         5.78%

------------------------

(1) Delinquency is measured as the number of days after a charge is first included within an unpaid "Previous Balance" on any monthly billing statement.

(2) Delinquent amounts are the arithmetic average of the month-end billed delinquencies by category for the appropriate period.

(3) Delinquency percentage is the arithmetic average of the month-end percentages equal to ending net receivables by category divided by the aggregate ending net receivables balance.

(4) Columns may not total due to rounding.

                                THE RECEIVABLES

The Receivables conveyed to the Trust will arise in VISA accounts originated under the Bank's Corporate Card or Purchasing Card programs and selected from the portfolio of VISA accounts in such programs owned by the Bank on the basis of criteria set forth in the Agreement as applied on the Cut-Off Date and, with respect to Additional Accounts, as of the related date of their designation (the "Trust Portfolio"). The Transferor will have the right (subject to certain limitations and conditions set forth therein), and in some circumstances will be obligated, to designate from time to time Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. Any Additional Accounts designated pursuant to the Agreement must be Eligible Accounts as of the date the Transferor designates such accounts as Additional Accounts. The Transferor will also have the right (subject to certain limitations and conditions) to designate certain Accounts as Removed Accounts and to require the Trustee to reconvey all Receivables in such Removed Accounts to the Transferor. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the Accounts designated by the Transferor on the Cut-Off Date plus any Additional Accounts minus any Removed Accounts. See "Description of the Certificates--Addition of Accounts" and "--Removal of Accounts."

The Receivables included in the Trust Portfolio, as of the Cut-Off Date, had an
aggregate balance of $        . The Accounts originated under the Corporate Card
program had an aggregate balance of $        , an average balance of $
and an average age of approximately      months. The Accounts originated under
the Purchasing Card program had an an aggregate balance of $        , an average
balance of $        and an average age of approximately      months. As of
     , 1995, cardholders whose Accounts are to be included in the Trust
Portfolio had billing addresses in      States, the District of Columbia and
certain U.S. territories.

The Receivables included in the Trust Portfolio, as of the Cut-Off Date, represent aggregate Trust principal (the "Trust Principal Component") of
$        . The Trust Principal Component as of any date is an amount equal to the product of the total amount of Receivables in the Trust as of such date and one minus the Yield Factor.

The following tables summarize the Trust Portfolio by various criteria as of the Cut-Off Date. Because the future composition of the Trust Portfolio will change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent date.

                         COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO

                                                                   ----------------------------------------------------
                                                                                PERCENTAGE
                                                                                 OF TOTAL                  PERCENTAGE
                                                                    NUMBER OF    NUMBER OF                  OF TOTAL
ACCOUNT BALANCE                                                     ACCOUNTS     ACCOUNTS    RECEIVABLES   RECEIVABLES
-----------------------------------------------------------------  -----------  -----------  -----------  -------------

Credit Balance...................................................                         %   $                      %
No Balance.......................................................
$0.01 -- $500.00.................................................
$500.01 -- $1,000.00.............................................
$1,000.01 -- $2,000.00...........................................
$2,000.01 -- $3,000.00...........................................
$3,000.01 -- $4,000.00...........................................
$4,000.01 -- $5,000.00...........................................
$5,000.01 -- $6,000.00...........................................
$6,000.01 -- $7,000.00...........................................
$7,000.01 -- $8,000.00...........................................
$8,000.01 -- $9,000.00...........................................
$9,000.01 -- $10,000.00..........................................
$10,000.01 or More...............................................
    TOTAL........................................................

                      COMPOSITION BY PERIOD OF DELINQUENCY
                                TRUST PORTFOLIO

                                                                   ----------------------------------------------------
                                                                                PERCENTAGE
                                                                                 OF TOTAL                  PERCENTAGE
PERIOD OF DELINQUENCY                                               NUMBER OF    NUMBER OF                  OF TOTAL
(DAYS CONTRACTUALLY DELINQUENT)                                     ACCOUNTS     ACCOUNTS    RECEIVABLES   RECEIVABLES
-----------------------------------------------------------------  -----------  -----------  -----------  -------------
Not Delinquent...................................................                         %   $                      %
Up to 30 Days....................................................
31 to 60 Days....................................................
61 to 90 Days....................................................
91 to 120 Days...................................................
121 or more Days.................................................
    TOTAL........................................................

                           COMPOSITION BY ACCOUNT AGE
                                TRUST PORTFOLIO

                                                                   ----------------------------------------------------
                                                                                PERCENTAGE
                                                                                 OF TOTAL                  PERCENTAGE
                                                                    NUMBER OF    NUMBER OF                  OF TOTAL
ACCOUNT AGE                                                         ACCOUNTS     ACCOUNTS    RECEIVABLES   RECEIVABLES
-----------------------------------------------------------------  -----------  -----------  -----------  -------------
Not More than 6 Months...........................................                         %   $                      %
Over 6 Months to 12 Months.......................................
Over 12 Months to 24 Months......................................
Over 24 Months to 36 Months......................................
Over 36 Months to 48 Months......................................
Over 48 Months to 60 Months......................................
Over 60 Months to 72 Months......................................
Over 72 Months...................................................
    TOTAL........................................................

               GEOGRAPHIC DISTRIBUTION OF CORPORATE CARD ACCOUNTS
  ISSUED UNDER THE INDIVIDUAL LIABILITY PLAN OR JOINT & SEVERAL LIABILITY PLAN
                             IN TRUST PORTFOLIO(1)

                                                                   --------------------------------------------------
                                                                                PERCENTAGE
                                                                                 OF TOTAL                 PERCENTAGE
                                                                    NUMBER OF    NUMBER OF                 OF TOTAL
STATE(2)                                                            ACCOUNTS     ACCOUNTS    RECEIVABLES  RECEIVABLES
-----------------------------------------------------------------  -----------  -----------  -----------  -----------
                                                                                          %   $                     %

      TOTAL......................................................                   100.00%   $               100.00%
                                                                                -----------               -----------
                                                                                -----------               -----------

------------------------------
(1) Includes only Corporate Card accounts issued under either the Individual liability plan or the Joint & Several liability plan in the Trust Portfolio. See "--First Bank's Corporate Card Program."

(2)  Based on individual cardholders' current billing addresses.

             [GEOGRAPHIC] [STANDARD INDUSTRIAL CLASSIFICATION CODE]
                  DISTRIBUTION OF PURCHASING CARD ACCOUNTS AND
       CORPORATE CARD ACCOUNTS ISSUED UNDER THE CORPORATE LIABILITY PLAN
                             IN TRUST PORTFOLIO(1)

                                                                   --------------------------------------------------
                                                                                PERCENTAGE
                                                                                 OF TOTAL                 PERCENTAGE
                                                                    NUMBER OF    NUMBER OF                 OF TOTAL
[STATE(2)][SIC CODE(2)]                                             ACCOUNTS     ACCOUNTS    RECEIVABLES  RECEIVABLES
-----------------------------------------------------------------  -----------  -----------  -----------  -----------

                                                                                          %   $                     %

    TOTAL........................................................                   100.00%   $               100.00%
                                                                                -----------               -----------
                                                                                -----------               -----------

------------------------------
(1) Includes only Purchasing Card accounts and Corporate Card accounts issued under the Corporate liability plan in the Trust Portfolio. See "--First Bank's Purchasing Card Program" and "--First Bank's Corporate Card Program."

[(2) Based on the [current billing addresses] [current addresses of the principal executive offices] [or, state other criteria for determining geographic location] of corporate cardholders.]

[(2) Based on the primary Standard Industrial Classification Codes of corporate cardholders.]

                            MATURITY CONSIDERATIONS

The Agreement provides that the Class A Certificateholders will not receive payments of principal until the Class A Expected Final Payment Date, or earlier in the event of an Early Amortization Event which results in the commencement of the Early Amortization Period. Class A Certificateholders will receive payments of principal on each Special Payment Date following the Collection Period in which an Early Amortization Event occurs until the Class A Invested Amount has been paid in full or the Series 1996-1 Termination Date has occurred. The Agreement provides that the Class B Certificateholders will not receive payments of principal until the Class B Expected Final Payment Date, or earlier in the event of an Early Amortization Event which results in the commencement of the Early Amortization Period; PROVIDED, HOWEVER, that the Class B Certificateholders will in no event begin to receive payments of principal until the final principal payment on the Class A Certificates has been made.

Should an Early Amortization Event occur with respect to the Certificates and the Early Amortization Period commence, any amount on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the first Special Payment Date with respect to the Early Amortization Period. Thereafter, Certificateholders will be entitled to receive Principal Collections allocable to Series 1996-1 on each Special Payment Date with respect to such Early Amortization Period, until the Series 1996-1 Termination Date occurs. See "Description of the Certificates-- Early Amortization Events."

The ability of Certificateholders to receive payments of principal on the applicable Expected Final Payment Date depends, among other factors, on the rate of repayment on the Receivables, the timing of the receipt of such repayments, the amount of outstanding Receivables, the Yield Factor, delinquencies and charge-offs on the Accounts, the potential issuance by the Trust of additional Series and the availability of Shared Principal Collections. Monthly payment rates on the Receivables may vary due to seasonal purchasing and payment habits of cardholders and to changes in any terms of discount programs in which cardholders participate. The Transferor cannot predict, and no assurance can be given, as to the cardholder monthly payment rates that will actually occur in any future period, as to the actual rate of payment of principal of the Certificates or whether the terms of any subsequently issued Series might have an impact on the amount or timing of any such payment of principal. Certificateholders should consider, in the case of Certificates purchased at a discount, the risk that a slower than anticipated rate of payment of principal on the Certificates could result in an actual yield that is less than the anticipated yield and, in the case of Certificates purchased at a premium, the risk that a faster than anticipated rate of payment of principal on the Certificates could result in an actual yield that is less than the anticipated yield.

The amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of cardholders. There can be no assurance that Principal Collections with respect to the Trust Portfolio, and thus the rate at which Certificateholders could expect to receive payments of principal on their Certificates during the Early Amortization Period or the rate at which the Principal Funding Account could be funded during the Accumulation Period, will be similar to the historical experience set forth herein.

The Trust, as a master trust, may issue additional Series from time to time, and there can be no assurance that the terms of any such Series might not have an impact on the timing or amount of payments received by Certificateholders. Further, if an Early Amortization Event occurs, the average life and maturity of the Class A Certificates and Class B Certificates, respectively, could be significantly reduced.

For the reasons set forth above, there can be no assurance that deposits in the Principal Funding Account will be made in accordance with the applicable Controlled Deposit Amount or that the Class A Certificates and the Class B Certificates will be paid in full on their respective Expected Final Payment Dates. Any reinvestment risks resulting from the payment of principal on the Certificates earlier or later than expected will be borne entirely by the Certificateholders. Such reinvestment risks include the risk that interest rates may be lower at the time such holders receive payments of principal on their Certificates than interest rates would otherwise have been had such payments of principal not been made or had such payments of principal been made at a different time.

                                USE OF PROCEEDS

The net proceeds from the sale of the Certificates will be paid to the Transferor. The Transferor will use such proceeds for its general corporate purposes.

               FIRST BANK OF SOUTH DAKOTA (NATIONAL ASSOCIATION)
                          AND FIRST BANK SYSTEM, INC.

First Bank of South Dakota (National Association) is a national banking association organized under the laws of the United States. First Bank provides a broad range of products and services to its customers in the areas of credit, treasury management, leasing, trust, mortgage, insurance, investment and other financial services. First Bank markets these services through seventeen branches located primarily in regional trade centers, including Sioux Falls and Rapid City. First Bank is a wholly-owned subsidiary of First Bank System, Inc. ("First Bank System"). First Bank System is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, with its principal assets being the stock of its banking and non-banking subsidiaries. Through its banking subsidiaries and various non-banking subsidiaries, First Bank System provides domestic banking and banking related services primarily throughout the Midwest and Rocky Mountain regions. As of September 30, 1996, First Bank had assets of $2.01 billion and shareholder's equity of $175.1 million, determined in accordance with regulatory accounting principles (which differ, in certain instances, from generally accepted accounting principles). As of June 30, 1996, First Bank System had assets of $36.18 billion and shareholders' equity of $3.19 billion, determined in accordance with generally accepted accounting principles.

                        DESCRIPTION OF THE CERTIFICATES

The Certificates will be issued pursuant to the Agreement and the Series 1996-1 Supplement, copies of the forms of which are filed as exhibits to the Registration Statement of which this Prospectus is a part. Pursuant to the Agreement, the Transferor and the Trustee may execute further Series Supplements in order to issue additional Series. The following summary of the Certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Agreement and the Series 1996-1 Supplement.

GENERAL

The Certificates will represent undivided interests in the Trust, including the right to receive varying percentages of all collections received with respect to the Receivables in the Trust up to (but not in excess of) amounts required to make payments of, with respect to the Class A Certificates, interest at the Class A Certificate Rate and the Class A Invested Amount on the Class A Expected Final Payment Date and, with respect to the Class B Certificates, interest at the Class B Certificate Rate and the Class B Invested Amount on the Class B Expected Final Payment Date. See "--Allocation Percentages." The property of the Trust consists of the Receivables generated under the Accounts and any Additional Accounts subsequently designated to the Trust, all monies due or to become due in payment of the Receivables (including recoveries on charged-off Receivables and amounts, if any, paid by corporate clients as co-obligors under the Corporate Card program), all proceeds of the Receivables, the right to receive certain amounts of Net Interchange allocable to the Certificates and all monies on deposit in certain bank accounts of the Trust (other than investment earnings on such amounts, except as otherwise specified herein), and any Enhancement with respect to any particular Series or Class as described herein. Monies on deposit in bank accounts of the Trust that are established for the benefit of any other Series and the drawing on or payment of Enhancements issued with respect to any other Series will not be available to Certificateholders. The Trust will not include the Receivables from any Removed Accounts. On the Closing Date, the Trustee will authenticate the Class A Certificates and the Class B Certificates and deliver such Certificates to the Transferor which will in turn deliver them to the Underwriters against payment of the net proceeds of the sale of the Certificates. The Trustee will also deliver the Collateral Investor Interest and the Exchangeable Transferor Certificate to the Transferor. The Transferor intends to sell the Collateral Investor Interest to one or more third-party investors pursuant to the Loan Agreement. The Collateral Investor Interest is not offered hereby. The Class A Initial Invested Amount will equal
$        , the Class B Initial Invested Amount will equal $        and the
Collateral Initial Invested Amount will equal $        .

The Transferor initially will own the Exchangeable Transferor Certificate. The Exchangeable Transferor Certificate will represent the undivided interest in the Trust not represented by the Certificates, by the Collateral Investor Interest, by other investor certificates issued by the Trust and by the interests of Enhancement providers. The holder of the Exchangeable Transferor Certificate will have the right to a percentage (the "Transferor Percentage") of all collections on the Receivables in the Trust.

During the Revolving Period, the Invested Amount will remain constant except under certain limited circumstances. See "--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs." The amount of Principal Collections in the Trust, however, will vary each day as new Receivables are created and others are paid. The amount of the Transferor Interest will fluctuate each day, therefore, to reflect the changes in the amount of the Receivables in the Trust. When a Series is amortizing, the invested amount of such Series will generally decline as payments of principal are distributed to the Certificateholders or accumulated in a principal funding account. As a result, the Transferor Interest will generally increase each month during the amortization period with respect to a Series to reflect the reductions in the invested amount of such Series and will also change to reflect the variations in the amount of Principal Collections. The Transferor Interest may also be reduced as the result of an Exchange. See "--Exchanges."

The Class A Certificates and the Class B Certificates initially will be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "Depository") except as set forth below. Beneficial interests in the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Certificates. No

Certificate Owner acquiring an interest in the Certificates will be entitled to receive a certificate representing such person's interest in the Certificates unless Definitive Certificates are issued. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "--Book-Entry Registration" and "--Definitive Certificates."

BOOK-ENTRY REGISTRATION

Certificateholders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe), which in turn hold through DTC, if they are participants of such systems, or indirectly through organizations that are participants in such systems.

Cede, as nominee for DTC, will hold the global Certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include the Underwriters), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits or securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Certificates from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement, and Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through the Participants who in turn will exercise the rights of Certificateholders through DTC.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, Certificate Owners will receive payments and will be able to transfer their interests.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

DTC has advised the Transferor that it will take any action permitted to be taken by a Certificateholder under any related Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Transferor that it will take such actions with respect to specified percentages of the Invested Amount only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulations by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

The Euroclear System (the "Euroclear System") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Cedel Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

In the event that any of DTC, Cedel or Euroclear should discontinue its services, the Transferor would seek an alternative depository (if available) or cause the issuance of Definitive Certificates to Certificate Owners or their nominees in the manner described under "--Definitive Certificates."

DEFINITIVE CERTIFICATES

The Certificates will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Transferor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificate Owners representing not less than 50% of the Invested Amount advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificate representing the Certificates and instructions for re-registration, the Trustee will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Agreement ("Holders").

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
Distribution of principal and interest on the Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Agreement. Interest payments on each Interest Payment Date and interest and principal payments on the Expected Final Payment Date of each Class (or, if an Early Amortization Event occurs, on each Special Payment Date) will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final payment on any Certificate (whether Definitive Certificates or the Certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of such final distributions.

Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

INTEREST PAYMENTS

Interest on the principal balance of the Class A Certificates and the principal balance of the Class B Certificates will accrue from the Closing Date at the Class A Certificate Rate and Class B Certificate Rate, respectively. Interest
will be distributed on each Interest Payment Date, commencing      , 1996, to
Certificateholders in whose names the Certificates were registered at the close of business on the last day of the calendar month preceding the date of such payment (a "Record Date"). Interest for any Interest Payment Date will include interest at the Class A Certificate Rate or the Class B Certificate Rate, as applicable, accrued from and including the fifteenth day of the calendar month in which the preceding Interest Payment Date occurred or, in the case of the first Interest Payment Date, from and including the Closing Date, to but excluding the fifteenth day of the calendar month in which such Interest Payment Date occurs. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

On each Transfer Date, Class A Monthly Interest and Class B Monthly Interest will be deposited in a trust account in the name of the Trustee maintained with an Eligible Institution which initially shall be the Trustee (the "Interest Funding Account"). Funds on deposit in the Interest Funding Account generally will be invested in certain Eligible Investments described under "--Collection Account." Although such Eligible Investments are highly rated, Certificateholders will bear the risk of losses on such Eligible Investments to the extent that losses exceed any earnings thereon. Any earnings (net of losses and investment expenses) on funds in the Interest Funding Account will be paid monthly to the Transferor. If an Early Amortization Event occurs and an Early Amortization Period commences, then thereafter Class A Monthly Interest or Class B Monthly Interest, as the case may be, will be distributed to the Class A Certificateholders or the Class B Certificateholders monthly on each Special Payment Date and any amounts on deposit in the Interest Funding Account will be distributed to the Class A Certificateholders and the Class B Certificateholders on the first Special Payment Date.

Interest due but not paid on any Interest Payment Date or Special Payment Date will be due on the next succeeding Interest Payment Date or Special Payment Date with, to the extent permitted by applicable law, additional interest on such amount at the Class A Certificate Rate or the Class B Certificate Rate, as applicable.

Payments of interest in respect of the Class A Certificates on any Distribution Date will be funded from Class A Available Funds for the related Collection Period. To the extent Class A Available Funds are insufficient to pay such interest, Excess Spread and Shared Excess Yield Collections allocated to Series 1996-1 and Reallocated Principal Collections will be used to make such payments. "Class A Available Funds" means, with respect to any Collection Period, an amount equal to the sum of (i) the Class A Floating Percentage of Yield Collections with respect to such Collection Period (excluding the portion of Yield Collections attributable to Net Interchange that is allocable to Servicer Interchange); (ii) if such Collection Period relates to a Distribution Date that occurs on or prior to the payment in full of the Class A Certificates, the Principal Funding Investment Proceeds, if any, with respect to the related Transfer Date; and (iii) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class A Available Funds with respect to the related Transfer Date as described under "--Reserve Account."

Payments of interest in respect of the Class B Certificates on any Distribution Date will be funded from Class B Available Funds for the related Collection Period. To the extent Class B Available Funds are insufficient to pay such interest, Excess Spread and Shared Excess Yield Collections allocated to Series 1996-1 and Reallocated Collateral Principal Collections (in each case after application of such amounts in respect of the Class A Certificates) will be used to make such payments. "Class B Available Funds" means, with respect to any Collection Period, an amount equal to the Class B Floating Percentage of Yield Collections with respect to such Collection Period (excluding the portion of Yield Collections attributable to Net Interchange that is allocable to Servicer Interchange).

PRINCIPAL PAYMENTS

During the Revolving Period (which begins on the Closing Date and ends on the day before the commencement of the Accumulation Period or, if earlier, the Early Amortization Period), no principal payments will be made to Certificateholders. During the Accumulation Period (on or prior to the Class A Expected Final Payment Date), principal will be deposited in the Principal Funding Account as described below and on the Class A Expected Final Payment Date will be distributed to Class A Certificateholders up to the outstanding principal balance of the Class A Certificates. After the Class A Invested Amount has been paid in full, principal will be deposited into the Collection Account as described below and on the Class B Expected Final Payment Date will be distributed to Class B Certificateholders up to the outstanding principal balance of the Class B Certificates. During the Early Amortization Period, which will begin upon the occurrence of an Early Amortization Event, and until the Series 1996-1 Termination Date occurs, principal will be paid first to the Class A Certificateholders until the Class A Invested Amount has been paid in full, and then to the Class B Certificateholders until the Class B Invested Amount has been paid in full.

On each Transfer Date during the Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the lesser of (a) the Fixed Allocation Percentage of Principal Collections with respect to the preceding Collection Period PLUS the amount of any Shared Principal Collections with respect to other Series that are allocated to Series 1996-1 in accordance with the Agreement MINUS the amount of Reallocated Principal Collections for such Collection Period, (b) for each Transfer Date with respect to the Accumulation Period prior to the Class A Expected Final Payment Date, the Controlled Deposit Amount for such Transfer Date and (c) the Class A Adjusted Invested Amount with respect to such Transfer Date prior to any deposits on such date. Amounts on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the Class A Expected Final Payment Date. After the Class A Invested Amount has been paid in full, on each Transfer Date during the Accumulation Period, the Trustee will deposit in the Collection Account an amount equal to the lesser of (a) the Fixed Allocation Percentage of Principal Collections with respect to the preceding Collection Period PLUS the amount of any Shared Principal Collections with respect to other Series that are allocated to Series 1996-1 in accordance with the Agreement MINUS the portion of all such amounts applied to Class A Monthly Principal on such Transfer Date MINUS the amount of Reallocated Principal Collections for such Collection Period and (b) the Class B Invested Amount with respect to such Transfer Date prior to any deposits on such date. Such amounts in the Collection Account will be paid to the Class B Certificateholders on the Class B Expected Final Payment Date. If an Early Amortization Event occurs with respect to the Certificates during the Accumulation Period, the Early Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the first Special Payment Date with respect to the Early Amortization Period.

On each Special Payment Date during the Early Amortization Period until the Class A Invested Amount has been paid in full or the Series 1996-1 Termination Date occurs, the Class A Certificateholders will be entitled to receive Class A Monthly Principal in an amount up to the outstanding principal balance of the Class A Certificates. After payment in full of Class A Certificates, the Class B Certificateholders will be entitled to receive on each Special Payment Date Class B Monthly Principal until the earlier of the date the Class B Invested Amount is paid in full and the Series 1996-1 Termination Date.

POSTPONEMENT OF ACCUMULATION PERIOD

Upon written notice to the Trustee, the Transferor may elect to postpone the commencement of the Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. The Transferor may make such election only if the Accumulation Period Length (determined as described below) is less than twelve months. On the
     Determination Date and on each Determination Date thereafter, until the Accumulation Period begins, the Servicer, on behalf of the Transferor, will determine the "Accumulation Period Length," which is the number of months expected to be required to fully fund the Principal Funding Account no later than the Class A Expected Final Payment Date, based on (a) the expected monthly Principal Collections expected to be distributable to the certificateholders of all Series (excluding certain other Series), assuming a rate of payment on the Receivables no greater than the lowest monthly rate of payment on the Receivables for the preceding twelve months and (b) the amount of principal expected to be distributable to certificateholders of all Series (excluding certain other Series) which are not expected to be in their revolving periods during the Accumulation Period. If the Accumulation Period Length is less than twelve months, the Servicer may, at its option, postpone the commencement of the Accumulation Period such that the number of months included in the Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Accumulation Period based on the invested amounts of other Series, if any, scheduled to be in their revolving periods during the Accumulation Period and on increases, if any, in the payment rate occurring after the Closing Date. The length of the Accumulation Period will not be less than one month.

SUBORDINATION OF THE CLASS B CERTIFICATES AND THE COLLATERAL INVESTOR INTEREST

The Class B Certificates and the Collateral Investor Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Collateral Investor Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain principal payments otherwise allocable to the Class B Certificateholders may be reallocated to the Class A Certificateholders and the Class B Invested Amount may be reduced. Similarly, certain principal payments allocable to the Collateral Investor Interest may be reallocated to the Class A Certificateholders and the Class B Certificateholders and the Collateral Invested Amount may be reduced. To the extent the Class B Invested Amount is reduced, the percentage of Yield Collections allocated to the Class B Certificateholders in subsequent Collection Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal and interest distributable to the Class B Certificateholders will be reduced. No principal will be paid to the Class B Certificateholders until the Class A Invested Amount is paid in full. See "--Allocation Percentages," "--Reallocation of Cash Flows," and "--Application of Collections--Excess Spread; Shared Excess Yield Collections."

TRANSFER AND ASSIGNMENT OF RECEIVABLES

On the Closing Date, the Transferor will transfer and assign to the Trust all of its right, title and interest in and to Receivables in the Accounts outstanding as of the Cut-Off Date, all of the Receivables thereafter created under the Accounts and the proceeds of all of the foregoing.

In connection with the transfer of the Receivables by the Transferor to the Trust, the Transferor will indicate in its records, including any computer files, that the Receivables have been transferred from the Transferor to the Trust. In addition, the Transferor will provide to the Trustee a computer file or a microfiche list containing a true and complete list showing for each Account, as of the Cut-Off Date and for each Additional Account as of the date of its designation for inclusion in the Trust, (i) its account number and (ii) the amount of Receivables in such Account. Card Services, as initial Servicer, will retain and will not deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables. Except as set forth above, the records and agreements relating to the Accounts and the Receivables will not be segregated from those relating to other charge card accounts and receivables and neither the computer files nor the physical documentation relating to the Accounts or Receivables will be stamped or marked to reflect the transfer of Receivables to the Trust. The Trustee will have reasonable access to such records and agreements as required by applicable law or to enforce the rights of the Certificateholders. The Transferor will file one or more UCC-1 financing statements in accordance with applicable law to perfect the Trust's interest in the Receivables. See "Risk Factors--Potential Priority of Certain Liens" and "Certain Legal Aspects of the Receivables."

EXCHANGES

The Agreement will provide for the Trustee to issue two types of certificates:
(i) one or more Series of certificates which are transferable and have the characteristics described below and (ii) the Exchangeable Transferor Certificate, a certificate which evidences the Transferor Interest, which will be held by the Transferor and generally will not be transferable. The Agreement will also provide that, pursuant to any one or more Series Supplements, the Transferor may tender the Exchangeable Transferor Certificate, or the Exchangeable Transferor Certificate and the certificates evidencing any Series of certificates, to the Trustee in exchange for one or more newly issued Series and a reissued Exchangeable Transferor Certificate. This exchange feature permits the creation of new Series to be issued from an already existing trust. Under the Agreement, the Transferor may define, with respect to any newly issued
Series: (i) its name or designation, (ii) its initial principal balance (or method for calculating such balance), (iii) its certificate rate (or formula for the determination thereof), (iv) the interest payment date or dates and the date or dates from which interest shall accrue, (v) the method for allocating collections to certificateholders, (vi) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts, (vii) the percentage used to calculate servicing fees, (viii) the minimum Transferor percentage (the "Minimum Transferor Percentage") and minimum Transferor amount (the "Minimum Transferor Amount") applicable to such Series, (ix) the applicable Minimum Trust Principal Component required to be maintained through the designation by the Transferor of Additional Accounts, (x) the issuer and terms of any Enhancement with respect thereto, (xi) the base rate for such Series, if applicable, (xii) the terms on which the certificates of such Series may be repurchased at the Transferor's option or remarketed to other investors, (xiii) the stated Series termination date, (xiv) any deposit into any account maintained for the benefit of certificateholders, (xv) the number of Classes of such Series, and if more than one Class, the rights and priorities of each such Class, (xvi) the extent to which the certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on a temporary or global certificate will be paid), (xvii) whether the certificates of such Series may be issued in bearer form and any limitations imposed thereon, (xviii) the priority of any Series with respect to any other Series, if applicable, (xix) the rights of the holder of the Exchangeable Transferor Certificate that have been transferred to certificateholders of such Series and (xx) any other relevant terms (all such terms, the "Principal Terms" of such Series). None of the Transferor, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder to issue any additional Series. However, as a condition of an Exchange, the Transferor will deliver to the Trustee written confirmation that the Exchange will not result in the applicable Rating Agency reducing or withdrawing its rating of any outstanding Series. The Transferor may offer any Series to the public under a Disclosure Document in transactions either registered under the Act or exempt from registration thereunder directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor.

The Agreement will provide that the Transferor may perform Exchanges and define Principal Terms such that each Series has a period during which amortization of the principal balance thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their revolving periods while other Series are not. Thus, certain Series may not be amortizing, while other Series are amortizing. Each Series may have the benefits of a form of Enhancement issued by issuers different from the issuers of the form of Enhancement with respect to any other Series. Under the Agreement, the Trustee shall hold any such Enhancement only on behalf of the Series with respect to which it relates. Likewise, with respect to each such Enhancement, the Transferor may deliver a different form of Enhancement agreement. The Agreement will also provide that the Transferor may specify different Certificate rates and monthly investor servicing fees with respect to each Series. The Transferor will also have the option under the Agreement to vary between Series the terms upon which Series may be repurchased at the Transferor's option or remarketed to other investors. Additionally, certain Series may be subordinated to other Series, or Classes within a Series may have different priorities. There is no limit to the number of Exchanges that the Transferor may perform under the Agreement. The Trust will terminate only as provided in the Agreement.

Under the Agreement and pursuant to a Series Supplement, an Exchange may only occur upon the satisfaction of certain conditions provided in the Agreement. Under the Agreement, the Transferor may perform an Exchange by notifying the Trustee at least three business days in advance of the date upon which the Exchange is to occur. Under the Agreement, the notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series: (i) its initial invested amount (or method for calculating such amount) and (ii) its certificate rate (or the method for allocating interest payments or other cash flow to such Series). On the date of the Exchange, the Trustee will issue any such Series only upon delivery to it of the following: (i) a Series Supplement specifying the Principal Terms of such Series, (ii) (a) an opinion of counsel to the effect that, unless otherwise stated in the related Series Supplement, the certificates of such Series will be characterized as indebtedness for federal income tax purposes and (b) an opinion of counsel to the effect that, for federal income tax purposes, (1) such issuance will not adversely affect the federal and applicable state tax characterization as debt of certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (2) following such issuance the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation and (3) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholder or the Trust (an opinion of counsel with respect to any matter to the effect referred to in clause (b) with respect to any action is referred to herein as a "Tax Opinion"), (iii) if required by the related Series Supplement, the form of Enhancement and any related agreement, (iv) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any then outstanding Series rated by it, and (v) the existing Exchangeable Transferor Certificate and, if applicable, the certificates representing the Series to be exchanged. Upon satisfaction of such conditions, the Trustee will cancel the existing Exchangeable Transferor Certificate and the certificates of the exchanged Series, if applicable, and issue the new Series and new Exchangeable Transferor Certificate.

REPRESENTATIONS AND WARRANTIES

The Transferor will make representations and warranties to the Trustee for the benefit of the Certificateholders relating to the Accounts and the Receivables to the effect, among other things, that (i) each Receivable is an Eligible Receivable, (ii) each Receivable has been conveyed to the Trust free and clear of all liens (except such liens as may be permitted by the Agreement) or in compliance in all material respects with all applicable requirements of law,
(iii) all material information with respect to the Receivables, and the Accounts related thereto, in the list provided to the Trustee is true and correct in all material respects, (iv) the Transferor has obtained all consents, licenses, approvals or authorizations required in connection with the conveyance of the Receivables to the Trust, or (v) as of the initial Closing Date, and as of the applicable Additional Account Closing Date with respect to Additional Accounts, the computer file or list of Accounts or Additional Accounts, as the case may be, provided by the Transferor to the Trustee is an accurate and complete listing of all such Accounts in all material respects or the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Cut-Off Date or, with respect to Additional Accounts, as of their date of designation for inclusion in the Trust. If any representation or warranty of the Transferor described in this paragraph is not true and correct in any material respect and, as a result, any Receivables are charged off as uncollectible or the proceeds of such Receivables are not available to the Trust, unless cured within 60 days or any longer period agreed upon by the Trustee (not to exceed an additional 60 days) from the earlier to occur of the discovery of any such event by the Transferor or the Servicer, or receipt by the Transferor or the Servicer of written notice of any such event given by the Trustee, then such Receivable shall be designated an "Ineligible Receivable" and shall be assigned a balance of zero for the purpose of determining the Trust Principal Component on any day.

On and after the date of its designation as an Ineligible Receivable, each Ineligible Receivable shall not be given credit in determining the Trust Principal Component used to calculate the Transferor Amount and the allocation percentages with respect to collections on the Receivables. See "--Allocation Percentages." In the event that the exclusion of an Ineligible Receivable from the calculation of the Trust Principal Component would cause the Transferor Amount to be reduced below the Minimum Transferor Percentage of the Trust Principal Component, the Transferor shall make a deposit into the Collection Account in an amount equal to the amount required to cause the Transferor Amount to equal the Minimum Transferor Percentage of the Trust Principal Component. Any such deposits by the Transferor shall be allocated in respect of Principal Collections and Yield Collections as provided in the Agreement. The obligation of the Transferor to make such deposits is the sole remedy with respect to Ineligible Receivables available to Certificateholders or the Trustee on behalf of the Certificateholders.

The Transferor will represent and warrant as of the Closing Date, to the Trustee for the benefit of the Certificateholders, that (i) the Transferor is duly organized and validly existing in good standing under the laws of the United States of America, has the full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the Agreement and the Series 1996-1 Supplement and to execute and deliver to the Trustee the Certificates pursuant to the Agreement, (ii) the Agreement and the Series 1996-1 Supplement constitute legal, valid, binding and enforceable obligations of the Transferor, and (iii) the Agreement constitutes a valid transfer to the Trust of all right, title and interest of the Transferor in and to the Receivables, whether then existing or thereafter created in the Accounts, and the proceeds thereof, or the grant of a first priority perfected security interest in such Receivables and, with certain exceptions made for certain limited time periods, the proceeds thereof, which is effective as to each Receivable upon the transfer thereof to the Trust or upon its creation, as the case may be. In the event that (x) any of the representations and warranties described in clauses (i) through (iii) above are not true and correct or (y) a material amount of Receivables are not Eligible Receivables, and in either case such event has a material adverse effect on the interest of holders of the Certificates (without regard to the amount of any Enhancement), either the Trustee or the holders of Certificates evidencing undivided interests in the Trust aggregating more than 50% of the aggregate invested amount of all Series, by written notice to the Transferor (and to the Trustee and the Servicer, if given by the certificateholders), may direct the Transferor to accept reassignment of all Receivables within 60 days of such notice or any longer period agreed upon by the Trustee (not to exceed an additional 60 days). The Transferor will be obligated to accept reassignment of all such Receivables on a Distribution Date occurring within such applicable period, unless the representations and warranties shall then be true and correct in all material respects or there shall no longer be a material amount of such Receivables which are not Eligible Receivables, as the case may be. The price for such transfer of Receivables shall be equal to the sum of the aggregate invested amounts of all Series on the Record Date related to the applicable Distribution Date on which the transfer is scheduled to be made (less the aggregate principal amount on deposit in any principal funding account) plus an amount equal to all interest accrued but unpaid on all Series at the applicable certificate rates through the end of the applicable interest periods of such Series plus certain amounts payable to Enhancement providers, if applicable. The payment of such amount into the collection account in immediately available funds will be considered a prepayment in full of all such Receivables and will be paid in full to the certificateholders and, if applicable, to Enhancement providers. The obligations described above shall be the sole remedies respecting the foregoing representations, warranties and events available to the Trustee or the certificateholders. The certificateholders will not incur any costs, direct or indirect, related to the reassignment of Receivables to the Transferor.

An "Eligible Receivable" is defined to mean each Receivable (i) which has arisen under an Eligible Account, (ii) which was created in compliance with all applicable requirements of law, and pursuant to a cardholder agreement which complies with all applicable requirements of law in either case the failure to comply with which would have a material adverse effect upon Certificateholders,
(iii) with respect to which all material consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Transferor in connection with the creation of such Receivable or the execution, delivery and performance by the Transferor of the related cardholder agreement have been duly obtained or given and are in full force and effect as of such date of creation, (iv) as to which at the time of the transfer of such Receivable to the Trust, the Trust will have good and marketable title, free and clear of all liens, encumbrances, charges and security interests (except those permitted by the Agreement), (v) which has been the subject of either a valid transfer and assignment from the Transferor to the Trust of all of the Transferor's right, title and interest therein or the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Trust, (vi) which will at all times be the legal, valid and binding payment obligation of the cardholder thereof enforceable against such cardholder in accordance with its terms, subject to certain bankruptcy and equity related exceptions, (vii) which constitutes an "account" or a "general intangible" under and as defined in
Article 9 of the applicable UCC as then in effect, (viii) which, at the time of its transfer to the Trust, has not been waived or modified except in accordance with the policies and procedures of the Transferor relating to the operation of its Corporate Card program or Purchasing Card program, as applicable, (ix) which is not subject to any setoff, right of rescission, counterclaim or other defense (including the defense of usury), other than certain bankruptcy and equity related defenses, (x) as to which the Transferor has satisfied all obligations to be fulfilled at the time it is transferred to the Trust and (xi) as to which the Transferor has done nothing, at the time of its transfer to the Trust, to impair the rights of the Trust or

Certificateholders therein. In order to qualify as an "Eligible Account," each such Account must, as of the date of its selection, (i) be in existence and owned by the Transferor, (ii) be payable in United States dollars, (iii) not have the related card reported lost or stolen or be designated as fraudulent,
(iv) not be identified in the Transferor's computer files as cancelled due to the obligor's bankruptcy or insolvency, (v) not have the receivables in such Account written off as uncollectible, (vi) not have the receivables in such Account assigned, pledged or sold, (vii) have an obligor who has provided a billing address in the United States or its territories or possessions and
(viii) not be an account with respect to which First Bank or any affiliate of First Bank is the obligor.

It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose. In addition, it is not anticipated or required that the Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties or the performance by the Servicer of its obligations under the Agreement for any other purpose. The Servicer, however, is required to deliver to the Trustee on or before April 30 of each calendar year, beginning with April 30, 1998, an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables.

ADDITION OF ACCOUNTS

Subject to the conditions set forth below, the Transferor will have the right to designate from time to time additional eligible VISA charge card accounts originated under the Bank's Corporate Card or Purchasing Card programs (the "Additional Accounts") to be included as Accounts and to convey to the Trust on designated dates all Receivables in such Additional Accounts (each such date, an "Additional Account Closing Date"), whether such Receivables are then existing or thereafter created. In addition, the Transferor will be required to designate the Receivables of Additional Accounts (to the extent available) and to transfer the Receivables in such Additional Accounts to the Trust if, as of the end of any Collection Period, the Trust Principal Component minus the sum of the invested amounts (or adjusted invested amounts) and any Receivables allocated to Enhancement providers for all Series (the "Transferor Amount"), as a percentage of the Trust Principal Component, is less than the Minimum Transferor Percentage specified in the Series Supplement for any Series or if, as of the end of any Collection Period, the Trust Principal Component is less than the minimum amount of the Trust Principal Component (the "Minimum Trust Principal Component") specified in the Series Supplement for any Series. Failure to make any such required designation will result in an Early Amortization Event with respect to the related Series. The Minimum Transferor Percentage and the Minimum Transferor
Amount applicable to the Certificates are   % and $        , respectively. The
Minimum Trust Principal Component applicable to the Certificates is the sum of the Invested Amount, the invested amounts (or other amounts, if applicable) of other Series outstanding from time to time and the Minimum Transferor Amount. The Transferor will in each case convey to the Trust its interest in all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created, subject to the following conditions, among others: (i) each such Additional Account at the time of its selection must be an Eligible Account; (ii) the selection of the Additional Accounts by the Transferor will be made in a manner which it reasonably believes will not materially adversely affect the certificateholders' interest; and (iii) the Transferor shall have delivered prior written notice of the addition to the applicable Rating Agency, the Trustee and the Servicer, and if required by the Agreement, shall have been notified in writing that such addition will not result in a reduction or withdrawal of the rating of any Series of certificates. The right to designate Additional Accounts and to transfer Receivables in such Additional Accounts to the Trust permits the Transferor to increase the Trust Principal Component, thereby permitting the issuance of additional Series or avoiding the occurrence of certain early amortization events with respect to existing Series. Certificateholders will not incur any costs, direct or indirect, as a result of the exercise of this feature.

Although each Additional Account must satisfy certain criteria set forth in the Agreement at the time of its selection, Additional Accounts may not be of the same credit quality as the initial Accounts.

REMOVAL OF ACCOUNTS

Subject to the conditions set forth below, on each Determination Date with respect to which the Transferor Amount as a percentage of the Trust Principal Component exceeds the percentage required by the Agreement at the end of the related Collection Period, the Transferor will have the right to accept removal of Receivables in certain Accounts designated by the Transferor from the Trust (the "Removed Accounts") and accept the conveyance of all the

Receivables in the Removed Accounts, without notice to the certificateholders. The Transferor may, at its sole discretion, accept such offer in an aggregate amount equal to an amount not greater than the excess of the Transferor Amount over the Minimum Transferor Percentage of the Trust Principal Component as of the end of the related Collection Period. This feature is intended to permit the Transferor to obtain unencumbered ownership of Receivables not needed to support any Series of certificates. Certificateholders will not incur any costs, direct or indirect, as a result of the exercise of this feature. The Transferor will be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions: (i) the Transferor shall have delivered to the Trustee for execution a written instrument of reassignment and a computer file or microfiche list containing a true and complete list of all Accounts in the Trust after such removal, the Accounts to be identified by account number and aggregate amount of Receivables;
(ii) the Transferor shall represent and warrant that no selection procedures adverse to the interests of the certificateholders or any provider of Enhancement were utilized by the Transferor in selecting the Removed Accounts;
(iii) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Transferor, cause an early amortization event to occur;
(iv) the Transferor shall have delivered prior written notice of the removal to each Rating Agency which has rated any outstanding Series and prior to the date on such Receivables are to be removed shall have received notice from each Rating Agency that such removal will not cause the reduction or withdrawal of its rating of any Series of certificates; and (v) the Transferor shall have delivered to the Trustee and each Rating Agency an officer's certificate confirming the items set forth in clauses (i) through (iv) above.

COLLECTION ACCOUNT

The Trustee will establish and maintain or cause to be established and maintained, in the name of the Trustee, on behalf of the Trust, a segregated trust account (the "Collection Account") for the benefit of the Certificateholders with an Eligible Institution. An "Eligible Institution" means a depositary institution, which may include the Trustee, organized under the laws of the United States or any one of the States thereof including the District of Columbia (or any domestic branches of foreign banks), which at all times has a short-term unsecured debt or certificate of deposit rating of at least A-1+ and P-1 by the applicable Rating Agency; PROVIDED, HOWEVER, that no such rating shall be required of an institution which shall have corporate trust powers and which maintains the Collection Account, any Principal Funding Account, any Interest Funding Account or any other account maintained for the benefit of Certificateholders as a fully segregated trust account with the trust department of such institution. Funds in the Collection Account may be invested, at the direction of the Servicer, in (i) obligations fully guaranteed by the United States of America or its agencies, (ii) time deposits, demand deposits, certificates of deposit or banker's acceptances of certain depository institutions or trust companies having the highest rating from the applicable Rating Agency, (iii) commercial paper having, at the time of the Trust's investment, a rating in the highest rating category from the applicable Rating Agency, (iv) Eurodollar time deposits having, at the time of the Trust's investment or contractual commitment to invest therein, a rating in the highest rating category from the applicable Rating Agency, (v) certain repurchase agreements transacted with either (a) an entity subject to the United States federal bankruptcy code or (b) a financial institution insured by the FDIC or any broker-dealer with "retail customers" that is under the jurisdiction of the Securities Investors Protection Corp. and (vi) any other investments as may be approved in writing by the applicable Rating Agency prior to the Trust's investment therein, provided that such investment will not cause the Trust to be treated as an investment company within the meaning of the Investment Company Act of 1940, as amended (collectively, the "Eligible Investments"). Any such investment shall be held to maturity. Any earnings (net of losses and investment expenses) on funds in the Collection Account shall be paid monthly to the Transferor unless an Early Amortization Event occurs, in which event such funds will remain on deposit in the Collection Account. The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out the Servicer's or the Trustee's duties under the Agreement. So long as no Servicer Default has occurred and First Bank or an affiliate of First Bank maintains certain short-term credit ratings, or obtains written confirmation of the ratings on the Certificates from each Rating Agency, the Servicer need not deposit funds into the Collection Account until the business day preceding the following Distribution Date (the "Transfer Date") and may use such funds for its own purposes. See "--Allocation of Collections; Deposits in Collection Account."

ALLOCATION OF COLLECTIONS; DEPOSITS IN COLLECTION ACCOUNT

On the date of processing, the Servicer will, subject to certain exceptions, deposit collections on the Receivables and payments in respect of Ineligible Receivables made by the Transferor allocable to the Certificateholders' and Collateral Interest Holder' interests into the Collection Account except as described below. So long as a Servicer Default has not occurred, Card Services or another affiliate of First Bank is the Servicer and First Bank (i) maintains a certificate of deposit rating or meets other criteria required by the applicable Rating Agency, or (ii) obtains a written notification from each Rating Agency to the effect that such Rating Agency does not intend to downgrade or withdraw its then current rating of any outstanding Series of certificates despite the Servicer's inability to satisfy the rating requirement specified in clause (i), and for the two business day period following any reduction of either such rating or failure to satisfy the conditions of clause (ii), the Servicer need not deposit collections and payments made by the Transferor allocable to the Certificateholders' and Collateral Interest Holder' interests into the Collection Account on the date indicated in the preceding sentence but may use for its own benefit all such Collections and payments until the business day preceding the Distribution Date at which time the Servicer must deposit such amounts (net of the Monthly Investor Servicing Fee and net of any amounts to be distributed to the Transferor) into the Collection Account. Until such collections and payments are deposited in the Collection Account, such amounts will not be segregated from the assets of the Servicer, and the proceeds of any short term investment of such proceeds will accrue to the Servicer. While the Servicer holds collections and payments in respect of Ineligible Receivables made by the Transferor and is permitted to use such collections and payments for its own benefit, the Certificateholders are subject to risk of loss, including risk resulting from the insolvency of the Servicer. The Servicer will pay no fee to the Trust or the Certificateholders for use of such funds. Collections on Receivables allocable to the Transferor Interest will be remitted by the Servicer on each day to the Transferor.

ALLOCATION PERCENTAGES

Pursuant to the Agreement, the Servicer will allocate among the Certificates, the certificateholders' interest for all other Series of certificates issued and outstanding, the interest of any Enhancement providers, if applicable, and the Transferor Interest all Yield Collections, Principal Collections and Defaulted Receivables with respect to each Collection Period.

Yield Collections and Defaulted Receivables with respect to any Collection Period will be allocated to Series 1996-1 based on the Floating Allocation Percentage. The "Floating Allocation Percentage" means, with respect to any Collection Period, the sum of the Class A Floating Percentage, the Class B Floating Percentage and the Collateral Floating Percentage.

The "Class A Floating Percentage" means, with respect to any Collection Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction the numerator of which is equal to the Class A Adjusted Invested Amount as of the close of business on the last day of the immediately preceding Collection Period (or the Class A Initial Invested Amount, in the case of the first Collection Period applicable to Series 1996-1) and the denominator of which is equal to the greater of (i) the Trust Principal Component as of the close of business on the last day of the immediately preceding Collection Period and (ii) the sum of the numerators used to calculate the allocation percentages with respect to Yield Collections and Defaulted Receivables for all Series outstanding as of the date on which such determination is being made.

The "Class B Floating Percentage" means, with respect to any Collection Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction the numerator of which is equal to the Class B Invested Amount as of the close of business on the last day of the immediately preceding Collection Period (or the Class B Initial Invested Amount, in the case of the first Collection Period applicable to Series 1996-1) and the denominator of which is equal to the greater of (i) the Trust Principal Component as of the close of business on the last day of the immediately preceding Collection Period and (ii) the sum of the numerators used to calculate the allocation percentages with respect to Yield Collections and Defaulted Receivables for all Series outstanding as of the date on which such determination is being made.

"Collateral Floating Percentage" means, with respect to any Collection Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction the numerator of which is equal to the Collateral Invested Amount as of the close of business on the last day of the immediately preceding Collection Period (or the Collateral Initial Invested Amount, in the case of the first Collection Period applicable to Series 1996-1) and the denominator of which is equal to the greater of (i) the Trust Principal Component as of the close of business on the last day of the immediately preceding Collection Period and (ii) the sum of the numerators used to calculate the allocation percentages with respect to Yield Collections and Defaulted Receivables for all Series outstanding as of the date on which such determination is being made.

Principal Collections with respect to any Collection Period during the Revolving Period will be allocated to Series 1996-1 based on the Floating Allocation Percentage. Principal Collections with respect to any Collection Period during the Accumulation Period or the Early Amortization Period will be allocated to Series 1996-1 based on the Fixed Allocation Percentage. The "Fixed Allocation Percentage" means, with respect to any Collection Period, the sum of the Class A Fixed Percentage, the Class B Fixed Percentage and the Collateral Fixed Percentage.

"Class A Fixed Percentage" means, with respect to any Collection Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction the numerator of which is equal to the Class A Invested Amount as of the close of business on the last day of the Revolving Period and the denominator of which is equal to the greater of (i) the Trust Principal Component as of the close of business on the last day of the immediately preceding Collection Period and (ii) the sum of the numerators used to calculate the allocation percentages with respect to Principal Collections for all Series outstanding as of the date on which such determination is being made.

"Class B Fixed Percentage" means, with respect to any Collection Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction the numerator of which is equal to the Class B Invested Amount as of the close of business on the last day of the Revolving Period and the denominator of which is equal to the greater of (i) the Trust Principal Component as of the close of business on the last day of the immediately preceding Collection Period and (ii) the sum of the numerators used to calculate the allocation percentages with respect to Principal Collections for all Series outstanding as of the date on which such determination is being made.

"Collateral Fixed Percentage" means, with respect to any Collection Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction the numerator of which is equal to the Collateral Invested Amount as of the close of business on the last day of the Revolving Period and the denominator of which is equal to the greater of (i) the Trust Principal Component as of the close of business on the last day of the immediately preceding Collection Period and (ii) the sum of the numerators used to calculate the allocation percentages with respect to Principal Collections for all Series outstanding as of the date on which such determination is being made.

As used herein, the following terms have the meanings indicated:

"Class A Invested Amount" means, on any date of determination, an amount equal to (a) the Class A Initial Invested Amount, MINUS (b) the aggregate amount of principal payments made to the Class A Certificateholders prior to such date, MINUS (c) the aggregate amount of unreimbursed Class A Investor Charge-Offs for all prior Transfer Dates; PROVIDED, HOWEVER, that the Class A Invested Amount may not be reduced below zero.

"Class A Adjusted Invested Amount" means, on any date of determination, the Class A Invested Amount on such date of determination minus the Principal Funding Account Balance on such date.

"Class B Invested Amount" means, on any date of determination, an amount equal to (a) the Class B Initial Invested Amount, MINUS (b) the aggregate amount of principal payments made to the Class B Certificateholders prior to such date, MINUS (c) the aggregate amount of Class B Investor Charge-Offs for all prior Transfer Dates, MINUS (d) the amount of Reallocated Class B Principal Collections used to make payments in respect of the Class A Certificates on all prior Transfer Dates that have not resulted in a reduction of the Collateral Invested Amount, MINUS (e) an amount equal to the amount by which the Class B Invested Amount has been reduced on all prior Transfer Dates to fund the Class A Investor Default Amount as described under "--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs", PLUS (f) the amount of Excess Spread and Shared Excess Yield Collections allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); PROVIDED, HOWEVER, that the Class B Invested Amount may not be reduced below zero.

"Collateral Invested Amount" means, on any date of determination, an amount equal to (a) the Collateral Initial Invested Amount, MINUS (b) the aggregate amount of principal payments made to the Collateral Interest Holder prior to such date, MINUS (c) the aggregate amount of Collateral Investor Charge-Offs for all prior Transfer Dates, MINUS (d) the amount of Reallocated Collateral Principal Collections used to make payments in respect of the Certificates on all prior Transfer Dates, MINUS (e) an amount equal to the amount by which the Collateral Invested Amount has been reduced on all prior Transfer Dates to fund the Class A Investor Default Amount or the Class B Investor Default Amount as described under "--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs," PLUS (f) the amount of Excess Spread and Shared Excess Yield Collections allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c),
(d) and (e); PROVIDED, HOWEVER, that the Collateral Invested Amount may not be reduced below zero.

"Invested Amount" means, on any date of determination, the sum of the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount.

"Adjusted Invested Amount" means, on any date of determination, the sum of the Class A Adjusted Amount, the Class B Invested Amount and the Collateral Invested Amount.

PRINCIPAL FUNDING ACCOUNT

The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, the Principal Funding Account, for the benefit of the Certificateholders. During the Accumulation Period, the Servicer shall transfer Principal Collections, Shared Principal Collections allocated to Series 1996-1 and other amounts described herein to be treated in the same manner as Principal Collections from the Collection Account to the Principal Funding Account as described under "--Application of Collections." Such collections and amounts will be retained in the Principal Funding Account and ultimately used to pay principal of the Class A Certificates on the Class A Expected Final Payment Date or the first Special Payment Date with respect to the Early Amortization Period, whichever occurs earlier.

Unless an Early Amortization Event has occurred with respect to the Certificates, all amounts on deposit in the Principal Funding Account (the "Principal Funding Account Balance") on any Transfer Date (after giving effect to any deposits to, or withdrawals from the Principal Funding Account to be made on such Transfer Date) will be invested in Eligible Investments that mature on or prior to the following Transfer Date.

On each Transfer Date with respect to the Accumulation Period (on or prior to the Class A Expected Final Payment Date) the interest and other investment income (net of investment expenses and losses) earned on such investments (the "Principal Funding Investment Proceeds") will be withdrawn from the Principal Funding Account and will be treated as a portion of Class A Available Funds. If such investments with respect to any such Transfer Date yield less than the Class A Certificate Rate, the Principal Funding Investment Proceeds with respect to such Transfer Date will be less than the Covered Amount for the following Transfer Date. It is intended that any such shortfall (the "Principal Funding Investment Shortfall") will be funded from Class A Available Funds or a withdrawal from the Reserve Account as described under "--Reserve Account" or from Reallocated Principal Collections. The Available Reserve Account Amount at any time will be limited (and could be zero) and there can be no assurance that sufficient funds will be available to fund any such shortfall. The "Covered Amount" shall mean for any Transfer Date with respect to the Accumulation Period or the first Special Payment Date of the Early Amortization Period, an amount equal to one-twelfth of the product of (i) the Class A Certificate Rate and (ii) the Principal Funding Account Balance, if any, as of the Record Date preceding such Transfer Date.

RESERVE ACCOUNT

Pursuant to the Series 1996-1 Supplement, the Trustee will establish and maintain with an Eligible Institution the reserve account as a segregated trust account held for the benefit of the Certificateholders (the "Reserve Account"). The Reserve Account provides a source of funds for the distribution of interest on the Certificates during the Accumulation Period to the extent the Principal Funding Investment Proceeds and other Class A Available Funds are insufficient. On each Transfer Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Shared Excess Yield Collections allocated to the Certificates (to the extent described under "--Application of Collections-- Excess Spread; Shared Excess Yield Collections") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the Transfer Date with respect to the Collection Period which commences no later than three months prior to the commencement of the Accumulation Period, or such earlier date as the Servicer may determine. The "Required Reserve Account Amount" for any Transfer Date on or after the Reserve Account Funding Date will be equal to (a)

0.5% of the outstanding principal balance of the Class A Certificates or (b) any other amount designated by the Transferor, PROVIDED that if such designation is of a lesser amount, the Transferor shall have provided the Servicer, the Collateral Interest Holder and the Trustee with written confirmation that such designation will not result in the applicable Rating Agency reducing or withdrawing its ratings of the Certificates or the certificates of other Series and the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such designation will not cause an Early Amortization Event or an event that, after the giving of notice or the lapse of time, would cause an Early Amortization Event to occur with respect to Series 1996-1. On each Transfer Date, after giving effect to any deposit to be made to, and any withdrawal to be made from the Reserve Account on such Transfer Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and shall distribute such excess to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement.

Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Transfer Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Transfer Date) will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Eligible Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit is less than the Required Reserve Account Amount) or deposited in the Collection Account and treated as Class A Available Funds.

On or before each Transfer Date with respect to the Accumulation Period and on the first Special Payment Date with respect to the Early Amortization Period, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Collection Account and included in Yield Collections to be applied to the payment of the Class A Monthly Interest for such Transfer Date in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Transfer Date and (b) the Principal Funding Investment Shortfall with respect to such Transfer Date; PROVIDED, that the amount of such withdrawal shall be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Transfer Date. On each Transfer Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Transfer Date) and the Required Reserve Account Amount for such Transfer Date.

The Reserve Account will be terminated upon the earlier to occur of (a) the termination of the Trust pursuant to the Agreement and (b) if the Accumulation Period has not commenced, the first Transfer Date with respect to the Early Amortization Period or, if the Accumulation Period has commenced, the earlier to occur of (i) the first Transfer Date with respect to the Early Amortization Period and (ii) the Transfer Date immediately preceding the Class A Expected Final Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement. Any amounts withdrawn from the Reserve Account and distributed to the Collateral Interest Holder as described above will not be available for distribution to the Certificateholders.

REALLOCATION OF CASH FLOWS

With respect to each Transfer Date, the Servicer will determine the amount (the "Class A Required Amount"), if any, by which the sum of (i) Class A Monthly Interest due on the related Distribution Date, (ii) any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, (iii) any Class A Additional Interest for the related Distribution Date and any Class A Additional Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, (iv) the Class A Servicing Fee for the related Collection Period and any unpaid Class A Servicing Fee for a prior Collection Period and (v) the Class A Investor Default Amount, if any, for the related Collection Period exceeds the Class A Available Funds. If the Class A Required Amount is greater than zero, Excess Spread and Shared Excess Yield Collections allocable to Series 1996-1 and available for such purpose will be used to fund the Class A Required Amount with respect to such Transfer Date. If such Excess Spread and Shared Excess Yield Collections are insufficient to fund the Class A Required Amount, Principal Collections allocable first to the Collateral Investor Interest ("Reallocated Collateral Principal Collections") and then to the Class B Certificates ("Reallocated Class B Principal Collections" and, together with the Reallocated Collateral Principal Collections, the "Reallocated Principal Collections") for the related Collection Period will then be used to fund the remaining Class A Required Amount. If such Reallocated Principal Collections with respect to the related Collection Period are insufficient to fund the remaining Class A Required Amount, then the Collateral Invested Amount (after giving effect to reductions for any Collateral Investor Charge-Offs and any Reallocated Collateral Principal Collections on the related Transfer Date) will be reduced by the amount of such insufficiency (but not by more than the Class A Investor Default Amount for such Collection Period). In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections on such Transfer
Date) will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Collection Period over the amount of such reduction, if any, of the Collateral Invested Amount with respect to such Collection Period). In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Collection Period over such reductions in the Collateral Invested Amount and the Class B Invested Amount with respect to such Collection Period). Any such reduction in the Class A Invested Amount will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. In such case, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

With respect to each Transfer Date, the Servicer will determine the amount (the "Class B Required Amount"), if any, equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest due on the related Distribution Date, (ii) any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, (iii) any Class B Additional Interest for the related Distribution Date and any Class B Additional Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date and (iv) the Class B Servicing Fee for the related Collection Period and any unpaid Class B Servicing Fee for a prior Collection Period exceeds the Class B Available Funds, and (b) the amount, if any, by which the Class B Investor Default Amount for the related Collection Period exceeds the amount of Excess Spread and Shared Excess Yield Collections allocable to Series 1996-1 available to cover the Class B Investor Default Amount on such Transfer Date as specified under "--Application of Collections" herein. If the Class B Required Amount is greater than zero, Excess Spread and Shared Excess Yield Collections allocable to Series 1996-1 not required to fund the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount with respect to such Transfer Date. If such Excess Spread and Shared Excess Yield Collections are insufficient to fund the Class B Required Amount, Reallocated Collateral Principal Collections not required to fund the Class A Required Amount will then be used to fund the remaining Class B Required Amount. If such Reallocated Collateral Principal Collections with respect to the related Collection Period are insufficient to fund the remaining Class B Required Amount, then the Collateral Invested Amount (after giving effect to reductions for any Collateral Investor Charge-Offs and any Reallocated Collateral Principal Collections on such Transfer Date and any adjustments made thereto for the benefit of Class A Certificateholders on such Transfer Date) will be reduced by the amount of such insufficiency (but not by more than the Class B Investor Default Amount for such Collection Period). In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (but not by more than the excess, if any, of the Class B Investor Default Amount for such Collection Period over such reduction in the Collateral Invested Amount with respect to such Collection Period), and the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

Reductions of the Class A Invested Amount or Class B Invested Amount will thereafter be reimbursed and the Class A Invested Amount or Class B Invested Amount increased to the extent of Excess Spread and Shared Excess Yield Collections allocable to Series 1996-1 and Reallocated Principal Collections available for such purposes on each Distribution Date.

With respect to each Transfer Date, the Servicer will determine the amount (the "Collateral Required Amount"), if any, equal to the sum of (a) the amount, if any, by which the sum of (i) Collateral Monthly Interest due on the related Distribution Date, (ii) any Collateral Monthly Interest previously due but not paid to the Collateral Interest Holder on a prior Distribution Date, (iii) any Collateral Additional Interest for the related Distribution Date and any Collateral Additional Interest previously due but not paid to the Collateral Interest Holder on a prior Distribution Date and (iv) the Collateral Servicing Fee for the related Collection Period and any unpaid Collateral Servicing Fee for a prior Collection Period exceeds the Collateral Available Funds, and (b) the amount, if any, by which the Collateral Default Amount, if any, for the related Collection Period exceeds the amount of Excess Spread and Shared Excess Yield Collections allocable to Series 1996-1 available on such Transfer Date as specified under "--Application of Collections" herein. If the Collateral Required Amount is greater than zero, Excess Spread and Shared Excess Yield Collections allocable to Series 1996-1 not required to fund the Class A Required Amount or the Class B Required Amount or reimburse Class A Investor Charge-Offs or Class B Investor Charge-Offs or pay certain other amounts will be used to fund the Collateral Required Amount with respect to such Transfer Date. If such Excess Spread and Shared Excess Yield Collections are insufficient to fund the Collateral Required Amount, the Collateral Invested Amount will be reduced by the amount of such insufficiency (but not by more than the Collateral Default Amount for such Collection Period).

APPLICATION OF COLLECTIONS

PAYMENT OF INTEREST, FEES AND OTHER ITEMS. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds and Collateral Available Funds in the following priority:

(a) On each Transfer Date, an amount equal to the Class A Available Funds with respect to such Transfer Date will be distributed in the following priority:

(i) an amount equal to Class A Monthly Interest for the related Distribution Date, plus the amount of any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Interest Payment Date or Special Payment Date, plus additional interest at the Class A Certificate Rate with respect to amounts that were due but not paid to Class A Certificateholders on a prior Interest Payment Date or Special Payment Date ("Class A Additional Interest"), will be deposited into the Interest Funding Account;

(ii) an amount equal to the Class A Servicing Fee for the related Collection Period, plus the amount of any Class A Servicing Fee previously due but not distributed to the Servicer for a prior Collection Period, will be distributed to the Servicer;

(iii) an amount equal to the Class A Investor Default Amount for the related Collection Period will be treated as a portion of Principal Collections allocable to Series 1996-1 for such Transfer Date; and

(iv) the balance, if any, will constitute Excess Spread and shall be allocated and distributed as described under "-- Excess Spread; Shared Excess Yield Collections" below.

(b) On each Transfer Date, an amount equal to the Class B Available Funds with respect to such Transfer Date will be distributed in the following priority:

(i) an amount equal to Class B Monthly Interest for the related Distribution Date, plus the amount of any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Interest Payment Date or Special Payment Date, plus any additional interest at the Class B Certificate Rate with respect to amounts that were due but not paid to Class B Certificateholders on a prior Interest Payment Date or Special Payment Date ("Class B Additional Interest"), will be deposited into the Interest Funding Account;

(ii) an amount equal to the Class B Servicing Fee for the related Collection Period, plus the amount of any Class B Servicing Fee previously due but not distributed to the Servicer for a prior Collection Period, will be distributed to the Servicer; and

(iii) the balance, if any, will constitute Excess Spread and shall be allocated and distributed as described under "-- Excess Spread; Shared Excess Yield Collections" below.

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
(c) On each Transfer Date, an amount equal to the Collateral Available Funds with respect to such Transfer Date will be distributed in the following priority:

(i) an amount equal to the Collateral Servicing Fee for the related Collection Period, plus the amount of any Collateral Servicing Fee previously due but not distributed to the Servicer for a prior Collection Period, will be distributed to the Servicer; and

(ii) the balance, if any, will constitute Excess Spread and will be allocated and distributed as described under "--Excess Spread; Shared Excess Yield Collections" below.

"Class A Monthly Interest" means, with respect to any Distribution Date, an amount equal to one-twelfth of the product of (i) the Class A Certificate Rate and (ii) the outstanding principal balance of the Class A Certificates as of the immediately preceding Record Date; PROVIDED, HOWEVER, with respect to the first Distribution Date, Class A Monthly Interest will be equal to the interest accrued on the outstanding principal balance of the Class A Certificates at the Class A Certificate Rate for the period from and including the Closing Date through the day preceding such Distribution Date.

"Class B Monthly Interest" means, with respect to any Distribution Date, an amount equal to one-twelfth of the product of (i) the Class B Certificate Rate and (ii) the outstanding principal balance of the Class B Certificates as of the immediately preceding Record Date; PROVIDED, HOWEVER, with respect to the first Distribution Date, Class B Monthly Interest shall be equal to the interest accrued on the outstanding principal balance of the Class B Certificates at the Class B Certificate Rate for the period from and including the Closing Date through the day preceding such Distribution Date.

"Collateral Available Funds" means, with respect to any Collection Period, an amount equal to the Collateral Floating Percentage of the Yield Collections with respect to such Collection Period (excluding the portion of Yield Collections attributable to Net Interchange that is allocable to Servicer Interchange).

"Distribution Date" means the      day of each month (or, if any such day is not
a business day, on the next succeeding business day), commencing      , 1996.

"Excess Spread" means, with respect to any Distribution Date, an amount equal to the sum of the amounts described in clauses (a)(iv), (b)(iii) and (c)(ii) above.

"Special Payment Date" means each Distribution Date with respect to any Early Amortization Period.

EXCESS SPREAD; SHARED EXCESS YIELD COLLECTIONS. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Shared Excess Yield Collections allocable to Series 1996-1 with respect to the related Collection Period to make the following distributions in the following priority:

(a) an amount equal to the Class A Required Amount, if any, with respect to such Transfer Date will be used to fund any deficiency pursuant to clauses (a)(i),
(ii) and (iii) above under "--Payment of Interest, Fees and Other Items," in that order of priority;

(b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed will be treated as a portion of Principal Collections allocable to Series 1996-1 for such Transfer Date as described under "--Payments of Principal" below;

(c) an amount up to the Class B Required Amount, if any, with respect to such Transfer Date will be used to fund any deficiency pursuant to clauses (b)(i) and
(ii) above under "--Payment of Interest, Fees and Other Items," in that order of priority;

(d) an amount equal to the Class B Investor Default Amount for such Transfer Date will be treated as a portion of Principal Collections allocable to Series 1996-1 for such Transfer Date as described under "--Payments of Principal" below;

(e) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses (c), (d) and (e) of the definition of "Class B Invested Amount" under "--Allocation Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be treated as a portion of Principal Collections allocable to Series 1996-1 for such Transfer Date as described under "-- Payments of Principal" below;

(f) an amount up to the Collateral Required Amount, if any, with respect to such Transfer Date will be used to fund any deficiency pursuant to clause (c)(i) above under "--Payment of Interest, Fees and Other Items";

(g) an amount equal to the Collateral Monthly Interest for such Transfer Date will be distributed to the Collateral Interest Holder;

(h) an amount equal to the Collateral Default Amount for such Transfer Date will be treated as a portion of Principal Collections allocable to Series 1996-1 for such Transfer Date as described under "--Payments of Principal" below;

(i) an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced below the Required Collateral Invested Amount for reasons other than the payment of principal to the Collateral Interest Holder (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be treated as a portion of Principal Collections allocable to Series 1996-1 for such Transfer Date as described under "--Payments of Principal" below;

(j) on each Transfer Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under "--Reserve Account," an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account; and

(k) the balance, if any, will constitute "Shared Excess Yield Collections" to be applied with respect to other Series in accordance with the Agreement; PROVIDED that if no other Series exists, the balance, if any, will be distributed to the Transferor.

"Collateral Monthly Interest" means, with respect to any Transfer Date, an amount equal to the interest payable to the Collateral Interest Holder pursuant to the Loan Agreement. Collateral Monthly Interest is generally payable at the Collateral Rate on the outstanding principal balance of the Collateral Investor
Interest. "Collateral Rate" means a rate equal to      , or such lesser rate
designated pursuant to the Loan Agreement.

"Collateral Default Amount" means, with respect to any Transfer Date, the product of the Collateral Floating Percentage applicable during the related Collection Period and the Investor Default Amount for such Collection Period.

PAYMENTS OF PRINCIPAL. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Principal Collections allocable to Series 1996-1 available therefor ("Available Principal Collections") on deposit in the Collection Account in the following priority:

(a) On each Transfer Date with respect to the Revolving Period, all such Available Principal Collections, less any portion thereof relating to Principal Collections allocated at the option of the Transferor as part of Collateral Monthly Principal to make a payment with respect to the Collateral Investor Interest (subject to maintaining the Required Collateral Invested Amount), will be treated as Shared Principal Collections with respect to other Series and applied as described under "--Shared Principal Collections;" and

(b) On each Transfer Date with respect to the Accumulation Period or the Early Amortization Period, all such Available Principal Collections will be deposited or distributed in the following priority:

(i) an amount equal to Class A Monthly Principal for such Transfer Date will, during the Accumulation Period, be deposited in the Principal Funding Account for payment to the Class A Certificateholders on the earlier to occur of the Class A Expected Final Payment Date and the first Special Payment Date with respect to the Early Amortization Period or, during the Early Amortization Period, be distributed to the Class A Certificateholders;

(ii) after the Class A Invested Amount has been paid in full (after taking into account payments to be made on the related Distribution Date), an amount equal to the Class B Monthly Principal for such Transfer Date will be distributed to the Class B Certificateholders on the earlier to occur of the Class B Expected Final Payment Date and the first Special Payment Date with respect to the Early Amortization Period or, during the Early Amortization Period, be distributed to the Class B Certificateholders;

(iii) an amount equal to Collateral Monthly Principal for such Transfer Date will be applied in accordance with the Loan Agreement; and

(iv) the balance, if any, will be treated as Shared Principal Collections with respect to other Series and applied as described under "--Shared Principal Collections."

"Class A Monthly Principal" with respect to any Transfer Date relating to the Accumulation Period or the Early Amortization Period, prior to the payment in full of the Class A Invested Amount, will equal the lesser of (i) the Available Principal Collections on deposit in the Collection Account with respect to such Transfer Date, (ii) for each Transfer Date with respect to the Accumulation Period and on or prior to the Class A Expected Final Payment Date, the applicable Controlled Deposit Amount for such Transfer Date and (iii) the Class A Adjusted Invested Amount (after giving effect to reductions for any Class A Investor Charge-Offs) prior to any deposits on such Transfer Date.

"Class B Monthly Principal" with respect to any Transfer Date relating to the Accumulation Period or the Early Amortization Period, after the Class A Invested Amount has been paid in full (after taking into account payments to be made on the related Distribution Date), will equal the lesser of (i) the Available Principal Collections on deposit in the Collection Account with respect to such Transfer Date (minus the portion of such Available Principal Collections applied to Class A Monthly Principal on such Transfer Date) and (ii) the Class B Invested Amount (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections) on such Transfer Date.

"Collateral Monthly Principal" means (i) on any Transfer Date prior to the payment in full of the Class B Certificates, either (A) during the Revolving Period, subject to certain limitations specified in the Loan Agreement, the excess of the Collateral Invested Amount over the Required Collateral Invested Amount (such excess, the "Enhancement Surplus") or any lesser amount (including zero) as the Transferor may determine, at its option and in its sole discretion, or (B) during the Accumulation Period, subject to certain limitations specified in the Loan Agreement, an amount up to the Enhancement Surplus and (ii) beginning with the Transfer Date on which the Class
B Invested Amount has been paid in full (after taking into account payments to be made on the related Distribution Date), the Available Principal Collections not applied to Class A Monthly Principal or Class B Monthly Principal; PROVIDED, HOWEVER, that Collateral Monthly Principal may not exceed the Collateral Invested Amount with respect to any Transfer Date.

"Controlled Deposit Amount" shall mean, for any Transfer Date with respect to the Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Transfer Date and any Deficit Controlled Accumulation Amount for the immediately preceding Transfer Date.

"Controlled Accumulation Amount" means (a) for any Transfer Date with respect to the Accumulation Period prior to the payment in full of the Class A Invested
Amount, $        ; PROVIDED, HOWEVER, that if the commencement of the
Accumulation Period is delayed as described above under "--Postponement of Accumulation Period," the Controlled Accumulation Amount may be higher, and (b) for any Transfer Date with respect to the Accumulation Period after the payment in full of the Class A Invested Amount, an amount equal to the Class B Invested Amount on such Transfer Date.

"Deficit Controlled Accumulation Amount" means (a) on the first Transfer Date with respect to the Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Transfer Date over the amount distributed from the Collection Account as Class A Monthly Principal for such Transfer Date and (b) on each subsequent Transfer Date with respect to the Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such subsequent Transfer Date over the amount distributed from the Collection Account as Class A Monthly Principal for such subsequent Transfer Date.

ENHANCEMENT; REQUIRED COLLATERAL INVESTED AMOUNT

The subordination of the Class B Certificates and the Collateral Investor Interest to fund certain payments with respect to the Class A Certificates, and the subordination of the Collateral Investor Interest to fund certain payments with respect to the Class B Certificates will constitute "Enhancement" for the Class A Certificates and the Class B Certificates, respectively. On each Transfer Date, the minimum amount of the Collateral Investor Interest will be the Required Collateral Invested Amount. The "Required Collateral Invested Amount" means, with respect to any Transfer Date, subject to certain limitations
more fully described herein, an amount equal to   % of the sum of the Class A
Adjusted Invested Amount and the Class B Invested Amount (after giving effect to deposits into the Principal Funding Account on such Transfer Date and payments to be made on the related Distribution Date); provided, however, that if an Early Amortization Event occurs, then the Required Collateral Invested Amount shall equal the Required Collateral Invested Amount on the Transfer Date immediately preceding the occurrence of such Early Amortization Event. With respect to any Transfer Date, if the Collateral Invested Amount is less than the Required Collateral Invested Amount, certain Excess Spread and Shared Excess Yield Collections allocable to Series 1996-1 will be used to increase the Collateral Invested Amount to the extent of such shortfall. If on any Transfer Date, the Collateral Invested Amount exceeds the Required Collateral Invested Amount, distributions in respect of such excess may be applied in accordance with the Loan Agreement and will not be available to the Certificateholders. See "--Application of Collections." The Collateral Invested Amount is limited and will not provide protection against all risks of loss. If losses occur which exceed the amount covered by the Collateral Invested Amount, Certificateholders will bear their allocable share of deficiencies.

Enhancement with respect to any other Series or Class thereof issued by the Trust from time to time may include any letter of credit, guaranteed rate agreement, maturity guaranty facility, liquidity facility, cash collateral account, cash collateral guaranty, surety bond, insurance policy, interest rate cap agreement, interest rate swap agreement, spread account, reserve account or other similar arrangement for the benefit of the certificateholders of such Series or Class.

SHARED EXCESS YIELD COLLECTIONS

Certificateholders may be entitled to receive all or a portion of Shared Excess Yield Collections with respect to another Series to cover any shortfalls with respect to amounts payable from Yield Collections allocable to Series 1996-1. Series 1996-1 is the first Series to be issued by the Trust. The Transferor may cause the Trust to issue additional Series from time to time but there can be no assurance that the Transferor will do so.

SHARED PRINCIPAL COLLECTIONS

To the extent that Principal Collections and certain other amounts that are allocated to the invested amount of any Series are not needed to make payments or deposits with respect to such Series, such collections ("Shared Principal Collections") will be applied to cover principal payments due to or for the benefit of certificateholders of another Series. Any such reallocation will not result in a reduction in the invested amount of the Series to which such collections were initially allocated. Series 1996-1 is the first Series to be issued by the Trust. The Transferor may cause the Trust to issue additional Series from time to time but there can be no assurance that the Transferor will do so.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES; INVESTOR CHARGE-OFFS

On or before each Transfer Date, the Servicer will calculate the Investor Default Amount for the preceding Collection Period. The term "Investor Default Amount" means, for any Collection Period, the product of (i) the Floating Allocation Percentage with respect to such Collection Period and (ii) the amount of Defaulted Receivables for such Collection Period. A portion of the Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class A Floating Percentage applicable during the related Collection Period and the Investor Default Amount for such Collection Period. A portion of the Investor Default Amount will be allocated to the Class B Certificateholders (the "Class B Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class B Floating Percentage applicable during the related Collection Period and the Investor Default Amount for such Collection Period. The amount of "Defaulted Receivables" for any Collection Period will be an amount (not less than zero) equal to the result of (a) the amount of the Receivables that were charged off in such Collection Period less
(b) the amount of recoveries received by the Servicer in such Collection Period with respect to Receivables previously charged off as uncollectible and less (c) the full amount of any Defaulted Receivables which were assigned a balance of zero as a result of their designation as Ineligible Receivables or as to which the Transferor or the Servicer becomes obligated to accept reassignment for such Collection Period unless certain events of bankruptcy, insolvency or receivership have

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
occurred with respect to the Transferor or the Servicer. Receivables in an Account will be considered charged off for the purposes of the Agreement on the earlier of (i) the last day of the month in which such Account becomes 150 days delinquent on a contractual basis and (ii) the date on which such Account is charged off in accordance with the customary and usual servicing procedures of the Servicer.

An amount equal to the Class A Investor Default Amount for each Collection Period will be funded with Class A Available Funds, Excess Spread and Shared Excess Yield Collections allocable to Series 1996-1 and Reallocated Principal Collections applied as described above in "--Application of Collections--Payment of Interest, Fees and Other Items" and "--Reallocation of Cash Flows." An amount equal to the Class B Investor Default Amount for each Collection Period will be funded with Class B Available Funds, Excess Spread and Shared Excess Yield Collections allocable to Series 1996-1 and Reallocated Collateral Principal Collections applied as described above in "--Application of Collections--Payment of Interest, Fees and Other Items" and "--Reallocation of Cash Flows."

On each Transfer Date, if the Class A Required Amount for such Transfer Date exceeds the sum of (a) Excess Spread and Shared Excess Yield Collections allocable to Series 1996-1 and (b) Reallocated Principal Collections, then the Collateral Invested Amount (after giving effect to reductions for any Collateral Investor Charge-Offs and any Reallocated Collateral Principal Collections on such Transfer Date) will be reduced by the amount of such excess, but not by more than the Class A Investor Default Amount for such Transfer Date. In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount (after giving effect to reductions for any Class B Investor Charge-Offs and any Rellocated Class B Principal Collections on such Transfer Date) will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero. In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will thereafter be increased on any Transfer Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread and Shared Excess Yield Collections allocable to Series 1996-1 and available for such purpose as described above in "--Application of Collections--Excess Spread; Shared Excess Yield Collections."

On each Transfer Date, if the Class B Required Amount for such Transfer Date exceeds the sum of (a) Excess Spread and Shared Excess Yield Collections allocable to Series 1996-1 not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs and (b) Reallocated Collateral Principal Collections not required to pay the Class A Required Amount, then the Collateral Invested Amount (after giving effect to reductions for any Collateral Investor Charge-Offs and any Reallocated Collateral Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) will be reduced by the amount of such excess, but not by more than the Class B Investor Default Amount for such Distribution Date. In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (a "Class B Investor Charge-Off"). If the Class B Invested Amount has been reduced by the amount of any Class B Investor Charge-Offs, it will thereafter be increased on any Transfer Date (but not by an amount in excess of the aggregate Class B Investor Charge-Offs) by the amount of Excess Spread and Shared Excess Yield Collections allocable to Series 1996-1 and available for such purpose as described above in "--Application of Collections--Excess Spread; Shared Excess Yield Collections."

On each Transfer Date, if the Collateral Required Amount for such Transfer Date exceeds the sum of Excess Spread and Shared Excess Yield Collections which are allocated and available to fund such amount as described under "--Application of Collections--Excess Spread; Shared Excess Yield Collections," the Collateral Invested Amount will be reduced by the amount of such excess, but not by more than the lesser of the Collateral Default Amount and the Collateral Invested Amount for such Transfer Date (a "Collateral Investor Charge-Off" and, together with the Class A Investor Charge-Offs and the Class B Investor Charge-Offs, the "Investor Charge-Offs"). If the Collateral Invested Amount has been reduced by the amount of any Collateral Investor Charge-Offs, it will thereafter be increased on

                                       61
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any Transfer Date (but not by an amount in excess of the aggregate Collateral
Investor Charge-Offs) by the amount of Excess Spread and Shared Excess Yield Collections allocable to Series 1996-1 and available for such purpose as described above in "--Application of Collections--Excess Spread; Shared Excess Yield Collections."

If the Servicer makes a downward adjustment of the amount of any Receivable because of a rebate, refund, unauthorized charge, billing error or certain other noncash items, or if the Servicer otherwise adjusts downward the amount of any Receivable without receiving collections therefor or charging off such amount as uncollectible, or any Receivable is discovered as having been created through a fraudulent or counterfeit action (each, an "Adjustment"), the aggregate balance of the Receivables will be reduced by the amount of such Adjustments. To the extent that such reduction in the aggregate balance of the Receivables would cause the Transferor Amount to be less than zero, the Transferor shall deposit an amount sufficient to prevent the Transferor Amount from being reduced below zero. Any such deposit into the Collection Account shall be deemed a Principal Collection.

FINAL PAYMENT OF PRINCIPAL; TERMINATION

The Certificates will be subject to optional repurchase by the Transferor on any Distribution Date on or after the Distribution Date on which the Invested Amount is reduced to an amount less than or equal to 5% of the Initial Invested Amount, if certain conditions set forth in the Agreement are met. The repurchase price will be equal to the Invested Amount plus accrued and unpaid interest on the Certificates and the Collateral Investor Interest.

The Certificates will be retired on the day following the Distribution Date on which the final payment of principal is made to the Certificateholders, whether as a result of optional reassignment to the Transferor or otherwise. The final distribution of principal and interest on the Certificates will be made no later than the Series 1996-1 Termination Date. If the Invested Amount is greater than zero on the Series 1996-1 Termination Date, the Trustee will sell or cause to be sold certain Receivables (in an amount up to 110% of the Invested Amount and any other amounts specified in the Agreement) in the manner provided in the Agreement and pay the net proceeds of such sale and any collections on the Receivables, up to an amount equal to the Invested Amount plus accrued interest due on the Certificates and any other amounts specified in the Agreement, to the Certificateholders on such Series 1996-1 Termination Date as final payment of the Certificates.

Unless the Transferor instructs the Trustee otherwise, the Trust will only terminate on the earlier to occur of: (a) the day following the day on which the aggregate invested amounts of all Series and any amounts payable to Enhancement
providers is zero , (b)      or (c) if the Receivables are sold, disposed of or
liquidated following the occurrence of certain events of insolvency, conservatorship or receivership relating to the Transferor, immediately following such sale, disposition or liquidation (such date, the "Trust Termination Date"). Upon the termination of the Trust and the surrender of the Exchangeable Transferor Certificate, the Trustee shall convey to the Transferor all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than amounts in the accounts maintained by the Trust for the final payment of principal and interest to Certificateholders).

EARLY AMORTIZATION EVENTS

An "Early Amortization Event" refers to any of the following events:

(a) failure on the part of the Transferor (i) to make any payment or deposit on the date required under the Agreement (or within the applicable grace period) or
(ii) duly to observe or perform in any material respect any other covenants or agreements of the Transferor set forth in the Agreement or the Series 1996-1 Supplement, which failure in the case of clause (ii) hereof continues unremedied for a period of 60 days after written notice thereof and continues to materially and adversely affect the interests of the Certificateholders for such period;

(b) any representation or warranty made by the Transferor in the Agreement or any information required to be given by the Transferor to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice thereof and as a result of which the interests of the Certificateholders are materially and adversely affected and continue to be materially and adversely affected for such period; PROVIDED, HOWEVER, that an Early Amortization Event pursuant to this subparagraph (b) shall not be deemed to occur if during such 60- day period (or such longer period as the Trustee may specify) the Transferor has accepted designation of the related Receivable or all such Receivables, if applicable, as Ineligible Receivables or reassignment of such Receivables in accordance with the provisions of the Agreement;

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(c) certain events of insolvency, conservatorship or receivership relating to the Transferor (such events include the appointment (voluntary or involuntary) of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Transferor or all or substantially all of its property; the Transferor admitting in writing its inability to pay its debts as they become due, filing a petition to take advantage of an insolvency or reorganization statute, making an assignment for the benefit of its creditors or voluntarily suspending payment of its obligations; and the Transferor being unable to transfer Receivables to the Trust in accordance with the Agreement);

(d) failure by the Transferor to transfer Receivables in Additional Accounts to the Trust when required pursuant to the Agreement;

(e) any Servicer Default occurs which would have a material adverse effect on the Certificateholders;

(f) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

(g) insufficient moneys in the Principal Funding Account to pay the Class A Invested Amount in full on the Class A Expected Final Payment Date or in the Collection Account to pay the Class B Invested Amount in full on the Class B Expected Final Payment Date; or

(h) on any Determination Date the Collateral Invested Amount is less than the Required Collateral Invested Amount.

In the case of any event described in clause (a), (b) or (e) above, an Early Amortization Event will be deemed to have occurred with respect to the Certificates only if, after any applicable grace period, either the Trustee or Certificateholders (including, for this purpose, the Collateral Interest Holder) evidencing undivided interests aggregating more than 50% of the Invested Amount, by written notice to the Transferor and the Servicer (and to the Trustee if given by the Certificateholders) declare that an Early Amortization Event has occurred with respect to the Certificates as of the date of such notice. In the case of any event described in clause (c) or (f), an Early Amortization Event with respect to all Series then outstanding, and in the case of any event described in clause (d), (g) or (h), an Early Amortization Event with respect to only the Certificates, will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders or all certificateholders, as appropriate, immediately upon the occurrence of such event. On the date on which an Early Amortization Event is deemed to have occurred, the Early Amortization Period will commence. If, because of the occurrence of an Early Amortization Event, the Early Amortization Period begins earlier than the Class A Expected Final Payment Date or the Class B Expected Final Payment Date, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

If the only Early Amortization Event to occur is either the insolvency of the Transferor or the appointment of a receiver or conservator for the Transferor, the receiver or conservator for the Transferor may have the power to delay or prevent commencement of the Early Amortization Period.

In addition to the consequences of an Early Amortization Event discussed above, if the Transferor voluntarily enters liquidation or any person is appointed a receiver or conservator of the Transferor, on the day of such liquidation or appointment the Transferor will immediately cease to transfer Receivables to the Trust and the Transferor will promptly give notice to the Trustee of such appointment. Within 15 days, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within a specified period by the Certificateholders representing undivided interests aggregating more than 50% of the invested amount of each Series (or if any Series has more than one Class, of each Class of such Series) and each Enhancement Provider, the Trustee will sell, dispose of or otherwise liquidate the portion of the Receivables allocated to the Certificates and the Receivables allocable to any other Series that did not vote to continue the Trust in accordance with the Agreement in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections and will be applied as provided above in "--Application of Collections." If the portion of such proceeds allocated to the Invested Amount and the proceeds of any other amounts allocable to the Certificates under the Agreement are not sufficient to pay in full the remaining amount due on the Certificates, the Certificateholders will suffer a corresponding loss. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership."

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INDEMNIFICATION

The Agreement provides that the Servicer will indemnify the Trust, for the benefit of Certificateholders, and the Trustee, including its officers, directors and employees, from and against any loss, liability, expense, damage or injury arising out of or relating to any claims, actions or proceedings brought or asserted by third parties which are suffered or sustained by reason of any acts or omissions of the Servicer pursuant to the Agreement; PROVIDED, HOWEVER, that the Servicer shall not indemnify the Trust for the benefit of Certificateholders or the Trustee or its officers, directors or employees for any liabilities, costs or expenses with respect to (i) any action taken by the Trustee at the request of Certificateholders, (ii) any U.S. federal, state or local income or franchise taxes required to be paid by the Trust, the Trustee or the Certificateholders or (iii) with respect to the Trustee and its officers, directors and employees, any wrongful actions taken by or omissions of the Trustee.

Under the Agreement, the Transferor will be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Certificates) arising out of or based on the arrangement created by the Agreement or the actions of the Servicer taken pursuant to the Agreement as though the Agreement created a partnership under the Uniform Partnership Act. The Transferor will also pay, indemnify and hold harmless each Certificateholder for any such losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Certificates) except to the extent that they arise from any action by any Certificateholder. In the event of a Service Transfer, the successor Servicer will indemnify the Transferor for any losses, claims, damages and liabilities of the Transferor as described in this paragraph arising from the actions or omissions of such successor Servicer.

Except as provided in the preceding paragraph, the Agreement provides that none of the Transferor, the Servicer or any of their directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the Certificateholders, any Enhancement provider or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Agreement. However, none of the Transferor, the Servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties.

In addition, the Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of Certificateholders with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

COLLECTION AND OTHER SERVICING PROCEDURES

Pursuant to the Agreement, the Servicer, whether acting itself or through one or more subservicers, will be responsible for servicing, collecting, enforcing and administering the Receivables in accordance with the policies and procedures and the degree of skill and care applied or exercised with respect to charge card receivables owned by the Servicer or any subservicer. The Servicer and any subservicer will be required to maintain or cause to be maintained fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

Servicing activities performed by the Servicer with respect to the Accounts include collecting and recording payments, communicating with cardholders, investigating payment delinquencies, providing billing records to cardholders and maintaining internal records. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee.

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SERVICER COVENANTS

In the Agreement, the Servicer covenants to the Certificateholders and the Trustee as to each Receivable and related Account that: (i) it will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivable or Account, and will maintain in effect all qualifications required in order to service the Receivable or Account and will comply with all applicable requirements of law in connection with servicing the Receivable and the Account, the failure to comply with which would have a material adverse effect on Certificateholders (without regard to the amount of any Enhancement);
(ii) it will not permit any rescission or cancellation of the Receivable, except as ordered by a court of competent jurisdiction or except in accordance with the Servicer's usual and customary servicing practices; and (iii) it will do nothing to impair the rights of the Certificateholders in the Receivables and will not reschedule, revise or defer payments due on the Receivables, except in accordance with the Servicer's usual and customary servicing practices.

Under the terms of the Agreement, the Servicer will be obligated to accept the transfer of any Receivable if it discovers, or receives written notice from the Trustee, that (i) any covenant of the Servicer set forth above has not been complied with in respect of such Receivable or (ii) the Servicer has not complied in all material respects with all applicable requirements of law applicable to the Receivables or Accounts, and in either case such noncompliance has not been cured within 60 days thereafter and the Receivable has been charged off as uncollectible or the proceeds of the Receivables are not available to the Trust. Such assignment and transfer will be made when the Servicer deposits an amount equal to the amount of such Receivable into the Collection Account on the business day preceding the Distribution Date following the Collection Period during which such obligation arises. The amount of such deposit shall be deemed a payment in respect of the related Receivable and will be treated under the Agreement in the same manner as are payments received by the Servicer from cardholders under the Accounts. Any amounts so paid by the Servicer shall be allocated in respect of Principal Collections and Yield Collections as provided in the Agreement. This transfer and assignment to the Servicer constitutes the sole remedy available to the Certificateholders if such covenant or warranty of the Servicer is not satisfied and the Trust's interest in any such reassigned Receivables shall be automatically assigned to the Servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

The Servicer's compensation for its servicing activities is a monthly servicing fee (the "Servicing Fee"). The share of the Servicing Fee allocable to the Certificateholders with respect to any Transfer Date (the "Monthly Investor
Servicing Fee") will be equal to one-twelfth of the product of (a)   % (the
"Servicing Fee Percentage") and (b) the Adjusted Invested Amount as of the last day of the second preceding Collection Period (the amount calculated pursuant to this clause (b) is referred to as the "Servicing Base Amount"); PROVIDED, HOWEVER, with respect to the first Transfer Date, the Monthly Investor Servicing Fee will be equal to the product of (x) the Servicing Fee Percentage, (y) the Initial Invested Amount and (z) a fraction, the numerator of which is equal to the number of days in the period from and including the Closing Date through the day preceding the initial Distribution Date and the denominator of which is 360. On each Transfer Date, Servicer Interchange with respect to the related Collection Period that is on deposit in the Collection Account shall be withdrawn from the Collection Account and paid to the Servicer in payment of a portion of the Monthly Investor Servicing Fee with respect to such Collection Period. The "Servicer Interchange" for any Collection Period or portion thereof during which Card Services or any of its affiliates is acting as Servicer under the Agreement will be equal to the product of (a) the Floating Allocation Percentage for such Collection Period and (b) the portion of Yield Collections with respect to such Collection Period that is attributable to Net Interchange; PROVIDED, HOWEVER, that Servicer Interchange for a Collection Period shall not
exceed one-twelfth of the product of (i) the Servicing Base Amount and (ii)   %.
In the case of any insufficiency of Servicer Interchange on deposit in the Collection Account, a portion of the Monthly Investor Servicing Fee with respect to such Collection Period will not be paid to the extent of such insufficiency until the Transfer Date or Dates with respect to which Servicer Interchange is available in the Collection Account prior to giving effect to the payment of the portion of the Monthly Investor Servicing Fee constituting Servicer Interchange for such Transfer Date or Dates. In no event shall the Trust, the Trustee, the Certificateholders or the Collateral Interest Holder be liable for the share of the Servicing Fee to be paid out of Servicer Interchange.

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The share of the Monthly Investor Servicing Fee allocable to the Class A
Certificateholders (after giving effect to the distribution of any Servicer Interchange to the Servicer) with respect to any Transfer Date (the "Class A Servicing Fee") will be equal to one-twelfth of the product of (a) the Class A Adjusted Invested Amount as of the last day of the second preceding Collection
Period and (b)   % (the "Net Servicing Fee Rate"); PROVIDED, HOWEVER, that with respect to the first Transfer Date, the Class A Servicing Fee will be equal to the product of (x) the Class A Initial Invested Amount, (y) the Net Servicing Fee Rate and (z) a fraction, the numerator of which is equal to the number of days in the period from and including the Closing Date through the day preceding the initial Distribution Date, and the denominator of which is 360. The share of the Monthly Investor Servicing Fee allocable to the Class B Certificateholders (after giving effect to any distribution of Servicer Interchange to the Servicer) with respect to any Transfer Date (the "Class B Servicing Fee") will be equal to one-twelfth of the product of (a) the Class B Invested Amount as of the last day of the second preceding Collection Period and (b) the Net Servicing Fee Rate; provided, however, that with respect to the first Transfer Date, the Class B Servicing Fee will be equal to the product of (x) the Class B Initial Invested Amount, (y) the Net Servicing Fee Rate and (z) a fraction, the numerator of which is equal to the number of days in the period from and including the Closing Date through the day preceding the initial Distribution Date and the denominator of which is 360. The share of the Monthly Investor Servicing Fee allocable to the Collateral Interest Holder (after giving effect to the distribution of any Servicer Interchange to the Servicer) with respect to any Transfer Date (the "Collateral Servicing Fee") will be equal to one-twelfth the product of (a) the Net Servicing Fee Rate and (b) the Collateral Invested Amount as of the last day of the second preceding Collection Period; provided, however, that with respect to the first Transfer Date, the Collateral Servicing Fee will be equal to the product of (x) the Net Servicing Fee Rate, (y) the Collateral Initial Invested Amount and (z) a fraction the numerator of which is equal to the number of days in the period from and including the Closing Date through the day preceding the initial Distribution Date, and the denominator of which is 360. The remainder of the Servicing Fee shall be paid by First Bank or the certificateholders of other Series (as provided in the related Series Supplements) or, to the extent of any insufficiency of Servicer Interchange as described above, not be paid and in no event shall the Trust, the Trustee, the Certificateholders or the Collateral Interest Holder be liable for the share of the Servicing Fee to be paid by First Bank or the certificateholders of any other Series or to be paid out of Servicer Interchange. The Class A Servicing Fee, the Class B Servicing Fee and the Collateral Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof as described under "--Payment of Interest, Fees and Other Items" above.

The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Accounts and the Receivables including, without limitation, expenses related to enforcement of the Receivables, payment of fees and disbursements of the Trustee and independent accountants and all other fees and expenses which are not expressly stated in the Agreement to be payable by the Trust or the Certificateholders other than federal, state and local income and franchise taxes, if any, of the Trust.

CERTAIN MATTERS REGARDING THE SERVICER AND THE TRANSFEROR

The Servicer may not resign from its obligations and duties under the Agreement, except upon determination that such duties are impermissible under applicable law, regulation or order. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Agreement.

Card Services, as Servicer, will be permitted under the Agreement to delegate certain of its servicing obligations. Notwithstanding any such delegation, Card Services, as Servicer, will continue to be liable for all of its obligations as Servicer under the Agreement.

Any person into which, in accordance with the Agreement, any of the Transferor or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which any of the Transferor or the Servicer is a party, or any person succeeding to the business of any of the Transferor or the Servicer, will be the successor to the Transferor or the Servicer, as the case may be, under the Agreement.

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SERVICER DEFAULT

In the event of any Servicer Default (as defined below), either the Trustee or Certificateholders evidencing undivided interests aggregating more than 50% of the aggregate principal balance of all Series, by written notice to the Servicer (and to the Trustee, if given by the Certificateholders), may terminate all of the rights and obligations of the Servicer, in its capacity as servicer under the Agreement, with respect to all of the Receivables held by the Trust with respect to all Series, and the proceeds thereof, and the Trustee shall thereafter appoint a new Servicer (a "Service Transfer"). The rights and interests of the Transferor under the Agreement in the Transferor Interest will not be affected by any Service Transfer. The Transferor shall have the right, exercisable at any time within 60 days of the giving of the notice of termination as described above, to nominate to the Trustee a potential successor Servicer. The Trustee shall as promptly as possible appoint the entity nominated by the Transferor if such entity meets certain eligibility criteria set forth in the Agreement. If the Transferor does not nominate an entity to be successor Servicer within such 60 day period, the Trustee shall as promptly as possible appoint a successor Servicer, and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Agreement will pass to, and be vested in, the Trustee. Prior to any Service Transfer, the Trustee will seek to obtain bids from potential Servicers meeting certain eligibility requirements set forth in the Agreement to serve as a successor Servicer for servicing compensation not in excess of the Servicing Fee. If the Trustee is unable to obtain any bids from eligible Servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the related Servicer Default, then the Trustee will offer the Transferor the right to accept the retransfer of all of the Receivables. The deposit amount of such a retransfer for the Certificates shall be equal to the sum of the Invested Amount plus accrued and unpaid interest on the Certificates and Collateral Investor Interest.

A "Servicer Default" refers to any of the following events:

(i) failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make any withdrawal, on the date the Servicer is required to do so under the Agreement or any Series Supplement (upon expiration of a five day grace period), PROVIDED, HOWEVER, that any such failure caused by a nonwillful act of the Servicer shall not constitute a Servicer Default if the Servicer promptly remedies such failure within five business days after receiving notice thereof;

(ii) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer in the Agreement or any Series Supplement which has a material adverse effect on the certificateholders of any Series issued and outstanding (without regard to the amount of any Enhancement), which continues unremedied for a period of 60 days after written notice and which continues to materially adversely affect the rights of such certificateholders, or the Servicer assigns its duties under the Agreement, except as specifically permitted thereunder;

(iii) any representation, warranty or certification made by the Servicer in the Agreement or any Series Supplement or in any certificate delivered pursuant to the Agreement or any Series Supplement proves to have been incorrect when made, which has a material adverse effect on the rights of the certificateholders of any Series issued and outstanding (without regard to the amount of any Enhancement), and continues to be incorrect in any material respect for a period of 60 days after written notice and continues to materially adversely affect the rights of such certificateholders; or

(iv) the occurrence of certain events of bankruptcy or insolvency relating to the Servicer (such events include the appointment (voluntary or involuntary) of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Servicer or all or substantially all of its property and the Servicer admitting in writing its inability to pay its debts as they become due, filing a petition to take advantage of an insolvency or reorganization statute, making an assignment for the benefit of its creditors or voluntarily suspending payment of its obligations).

Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of 10 business days after the applicable grace period or a delay in or failure of performance referred to under clauses
(ii) or (iii) for a period of 60 business days after the applicable grace period shall not constitute a Servicer Default, if such delay or failure could not have been prevented by the exercise or reasonable diligence by the Servicer and such

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delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement or any Series Supplement and the Servicer shall provide the Trustee and the provider of Enhancement, if any, applicable to any Series, the Transferor and the certificateholders of each Series issued and outstanding prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer will immediately notify the Trustee in writing of any Servicer Default.

REPORTS TO CERTIFICATEHOLDERS

Prior to each Distribution Date, the Servicer will forward to the Trustee a statement (the "Monthly Servicer Report") prepared by the Servicer (as determined on the fifth business day prior to such Distribution Date (the "Determination Date")) setting forth certain information with respect to the Trust and the Certificates, including: (a) the aggregate amount of collections, the aggregate amount of Yield Collections and the aggregate amount of Principal Collections processed during the immediately preceding Collection Period; (b) the applicable allocation percentages with respect to Yield Collections and Principal Collections for such Collection Period; (c) the total amount to be deposited in the Principal Funding Account; (d) the aggregate outstanding balance of the Accounts which were delinquent by 30 days, 60 days, 90 days and 120 days or more as of the billing date for each such Account occurring in the Collection Period immediately preceding such Distribution Date; (e) the Investor Default Amount for the Collection Period immediately preceding such Distribution Date; (f) the amount of Investor Charge-Offs and the amount of reimbursements thereof for the Collection Period immediately preceding such Distribution Date;
(g) the amount of the Monthly Investor Servicing Fee for the Collection Period immediately preceding such Distribution Date; (h) the aggregate amount of Receivables in the Trust at the close of business on the last day of the Collection Period preceding such Distribution Date; (i) the Invested Amount at the close of business on the last day of the Collection Period immediately preceding such Distribution Date; and (j) whether an Early Amortization Event shall have occurred. The Trustee will make such statement available to the Certificateholders or Certificate Owners upon request.

On each Interest Payment Date (including the Class A Expected Final Payment Date and the Class B Expected Final Payment Date) or Special Payment Date, as the case may be, the Paying Agent, on behalf of the Trustee, will forward to each Certificateholder of record a statement (the "Payment Date Statement") prepared by the Servicer setting forth the information with respect to the Certificates set forth in the Monthly Servicer Report supplied to the Trustee as described in the preceding paragraph since the immediately preceding Interest Payment Date or Special Payment Date, as the case may be, and the following additional information (which, in the case of (a), (b) and (c) below, will be stated on the basis of an original principal balance of $1,000 per Certificate): (a) the total amount distributed; (b) the amount of such distribution allocable to principal;
(c) the amount of such distribution allocable to interest; (d) the amount, if any, by which the principal balance of the Certificates exceeds the Invested Amount as of the Record Date with respect to such Interest Payment Date or Special Payment Date; and (e) the "series factor" as of the end of the Record Date with respect to such Interest Payment Date or Special Payment Date (consisting of an eight-digit decimal expressing the Invested Amount as of such Record Date (determined after taking into account any increase or decrease in the Invested Amount which will occur on the following Interest Payment Date or Special Payment Date) as a proportion of the Initial Invested Amount).

The fiscal year of the Trust ends on December 31 in each year. On or before January 31 of each calendar year, beginning with January 31, 1997, the Paying Agent, on behalf of the Trustee, will furnish or cause to be furnished to each person who at any time during the preceding calendar year was a Certificateholder of record (or, if so provided in applicable Treasury regulations, made available to Certificate Owners) a statement prepared by the Servicer containing the information required to be provided by an issuer of indebtedness under the Code for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information as the Servicer deems necessary or desirable to enable the Certificateholders to prepare their tax returns.

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EVIDENCE AS TO COMPLIANCE

The Agreement will provide that on or before April 30 of each calendar year, beginning on April 30, 1998, the Servicer will cause a firm of nationally recognized independent accountants to furnish a report to the effect that such firm has applied procedures, as agreed upon between such firm and the Servicer, to certain documents and records relating to the servicing of the Receivables and that, based upon such agreed-upon procedures, no matters came to their attention that caused them to believe that such servicing was not conducted in compliance with certain applicable terms and conditions set forth in the Agreement except for such exceptions or errors as shall be set forth in such statement. In addition, on or before April 30 of each calendar year, beginning with April 30, 1998, such accountants will compare the mathematical calculations of the amounts contained in the Monthly Servicer Reports and other certificates delivered during the preceding calendar year with the computer reports of the Servicer and statements of any agents engaged by the Servicer to perform servicing activities which were the source of such amounts and deliver a certificate to the Trustee stating that such amounts are in agreement except for such exceptions which shall be set forth in such report.

The Agreement will provide for delivery to the Trustee on or before April 30 of each calendar year, beginning with April 30, 1998, of a statement signed by an officer of the Servicer to the effect that the Servicer has, or has caused to be, fully performed its obligations in all material respects under the Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

Copies of all statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee. See "--The Trustee."

AMENDMENTS

The Agreement may be amended by the Transferor, the Servicer and the Trustee, without Certificateholder consent, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein and to add any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of the Agreement. In addition, the Agreement may be amended from time to time by the Transferor, the Servicer and the Trustee, without Certificateholder consent, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of certificateholders of any Series then issued and outstanding provided that (i) the Servicer must provide an opinion of counsel to the Trustee to the effect that such amendment will not materially and adversely affect the interests of the certificateholders of any outstanding Series, which opinion of counsel may rely as to any rated Series solely on the rating confirmation referred to in clause (iii) below (or 100% of the Class of certificateholders so affected shall have consented), (ii) such amendment shall not, as evidenced by an opinion of counsel, cause the Trust to be characterized for federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the federal income tax status of any outstanding Series of certificates or the federal income taxation of any certificate owner and (iii) the applicable Rating Agency shall confirm that such amendment shall not cause a reduction or withdrawal of the rating of any outstanding Series of certificates. Any Series Supplement and any amendments regarding the addition or removal of Receivables from the Trust will not require Certificateholder consent under the provisions of the Agreement.

The Agreement may also be amended by the Transferor, the Servicer and the Trustee with the consent of the holders of certificates evidencing undivided interests aggregating not less than 66 2/3% of the principal balance of all Series adversely affected for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of certificateholders of any Series then issued and outstanding. Any such amendment shall require that the applicable Rating Agency confirm that such amendment will not cause a reduction or withdrawal of the rating of any outstanding Series of certificates. No such amendment, however, may (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on such Series, (ii) change the definition or the manner of calculating the invested amount, the invested percentage, the applicable available amount under any Enhancement or the investor default amount of such Series, or (iii) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, in each case without the consent of all certificateholders of all Series adversely affected.

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Promptly following the execution of any amendment to the Agreement, the Trustee will furnish written notice of the substance of such amendment to each certificateholder of all Series (or with respect to an amendment of a Series Supplement, to the applicable Series).

LIST OF CERTIFICATEHOLDERS

Upon written request of any certificateholder or group of certificateholders of record representing undivided interests in the Trust aggregating not less than 10% of the invested amount of a Series, the Trustee will afford such certificateholders access during business hours to the current list of Certificateholders of the Trust for purposes of communicating with other certificateholders with respect to their rights under the Agreement.

The Agreement generally does not provide for any annual or other meetings of certificateholders.

THE TRUSTEE

Citibank, N.A. will be Trustee under the Agreement. The Transferor, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Transferor, the Servicer and any of their respective affiliates may hold Certificates in their own names; however, any Certificates so held shall not be entitled to participate in any decisions made or instructions given to the Trustee by the Certificateholders as a group. The Trustee's Corporate Trust Office is located at 120 Wall Street, New York, New York 10043.

For purposes of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

The Trustee may resign at any time, in which event a successor Trustee will be appointed as provided in the Agreement. The Servicer may also remove the Trustee, if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, a successor Trustee will be appointed as provided in the Agreement. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

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                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

The Transferor will covenant and warrant that the transfer of Receivables by it to the Trust constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables, except for the interest of the Transferor as holder of the Exchangeable Transferor Certificate, or a grant of a security interest to the Trust in and to the Receivables. The Transferor will also covenant and warrant to the Trust in the Agreement that, in the event the transfer of Receivables by the Transferor to the Trust is deemed to create a security interest under the UCC and assuming that the Transferor is not at the time the subject of any insolvency proceedings, there exists a valid, subsisting and enforceable first priority perfected security interest in the Receivables in existence since the time of the formation of the Trust in favor of the Trust and a valid, subsisting and enforceable first priority perfected security interest in the Receivables created thereafter and, with certain exceptions, and for certain limited time periods, the proceeds thereof, in favor of the Trust on and after their creation.

The Receivables are "accounts" or "general intangibles" as defined in Article 9 of the UCC. The absolute transfer of accounts and the transfer of accounts and general intangibles as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, including the filing of financing statements to perfect the Trust's security interest. Financing statements covering the Receivables will be filed under the applicable UCC to protect the Trust. The absolute transfer of general intangibles is not governed by Article 9 of the UCC but by applicable state law.

There are certain limited circumstances under the UCC in which prior or subsequent transferees of Receivables coming into existence after the date on which such Receivables are transferred to the Trust could have an interest in such Receivables with priority over the Trust's interest. A tax or other government lien on property of the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivables. In addition, if the FDIC were appointed as receiver of the Transferor, certain administrative expenses of the receiver may also have priority over the interest of the Trust in such Receivables. Under the Agreement, the Transferor will represent and warrant that it transferred the Receivables to the Trust free and clear of the lien of any third party, except certain permitted tax liens. In addition, the Transferor will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust.

Unless continuation statements are filed within the time specified in the UCC in respect of the security interest of the Trust in the Receivables, the perfection of such interest will lapse.

As set forth under "Description of the Certificates--Allocation of Collections; Deposits in Collection Account," cash collections of Receivables will, except in certain circumstances, be available for use by the Servicer until deposited into the Collection Account on the business day preceding each Distribution Date. In the event of insolvency or receivership of the Servicer or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in such cash collections.

CERTAIN MATTERS RELATING TO RECEIVERSHIP

The Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), which became effective August 9, 1989, sets forth certain powers that the FDIC could exercise if it were appointed as receiver or conservator of the Transferor. Among other things, the FDIA grants such a conservator or receiver the power to repudiate contracts of, and to request a stay of up to 90 days of any judicial action or proceeding involving, the Transferor.

To the extent that (i) the Transferor granted a security interest in the Receivables to the Trust, (ii) the interest was validly perfected before the Transferor's insolvency, (iii) the interest was not taken or granted in contemplation of the Transferor's insolvency or with the intent to hinder, delay or defraud the Transferor or its creditors, (iv) the Agreement is continuously a record of the Bank, and (v) the Agreement represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business and that the Trustee is the secured party and is not an insider or affiliate of the Transferor, such valid perfected security interest of the Trustee would be enforceable (to the extent of the Trust's "actual direct compensatory damages") notwithstanding the

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
insolvency of, or the appointment of a receiver or conservator for, the Transferor and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by the FDIC as conservator or receiver of the Transferor. If, however, the FDIC were to assert that the security interest was unperfected or unenforceable or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or the conservator or receiver were to request a stay of proceedings with respect to the Transferor as provided under FIRREA, delays in payments on the Certificates and possible reductions in the amounts of those payments could occur. The FDIA does not define the term "actual direct compensatory damages." On April 10, 1990, the RTC, formerly a sister agency of the FDIC, adopted a statement of policy (the "RTC Policy Statement") with respect to the payment of interest on collateralized borrowings. The RTC Policy Statement states that interest on such borrowings will be payable at the contract rate up to the date of the redemption or payment by the conservator, receiver, or the trustee of an amount equal to the principal owed plus the contract rate of interest up to the date of such payment or redemption, plus any expenses of liquidation if provided for in the contract, to the extent secured by the collateral. In a 1993 case involving zero-coupon bonds, however, a federal district court held that the RTC was instead obligated to pay bondholders the fair market value of repudiated bonds as of the date of repudiation. The FDIC itself has not adopted a policy statement on payment of interest on collateralized borrowings.

The Agreement will provide that, upon the appointment of a receiver or conservator for the Transferor, the Transferor will promptly give notice thereof to the Trustee, and an Early Amortization Event with respect to all Series will occur. Under the Agreement no new Receivables will be transferred to the Trust and, unless otherwise instructed within a specified period by the holders of certificates representing undivided interests aggregating more than 50% of the aggregate principal balance of each Class of each Series and, if specified in the related Prospectus Supplement, the Enhancement provider with respect to such Series, or unless otherwise required by the receiver or conservator for the Transferor, the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the Receivables would then be treated by the Trustee as collections on the Receivables. If the only Early Amortization Event to occur is either the insolvency of the Transferor or the appointment of a receiver or conservator for the Transferor, such receiver or conservator may have the power to require the Transferor to continue to transfer new Receivables to the Trust, and to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period.

In OCTAGON GAS SYSTEMS, INC. V. RIMMER, 995 F.2d 948 (10th Cir. 1993), CERT. DENIED, 114 S. Ct. 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's estate in a bankruptcy of the seller. If the Transferor were to be placed into receivership and a court were to follow the OCTAGON court's reasoning, Certificateholders might experience delays in payment or possibly losses in their investment in the Certificates. Counsel has advised the Transferor that the facts of the OCTAGON case are distinguishable from those in the sale transactions between the Transferor and the Trust and that the reasoning of the OCTAGON case appears to be inconsistent with established precedent and the UCC. In addition, because the Transferor, the Trust and the transactions governed by the Agreement do not have any particular link to the 10th Circuit, it is unlikely that the Transferor would be subject to a receivership proceeding in the 10th Circuit. Accordingly, the OCTAGON case should not be binding precedent on a court in a receivership proceeding.

CONSUMER PROTECTION LAWS

The relationship between the cardholder and charge card issuer is extensively regulated by federal and state consumer protection statutes. With respect to charge cards issued by the Transferor the most significant federal laws include the federal Truth-In-Lending and Equal Credit Opportunity Acts. These statutes and certain state laws impose disclosure requirements before and when an Account is opened, at the end of monthly billing cycles and at year-end and, in addition, limit cardholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, impose certain limitations on the type of account-related charges that may be issued and regulate collection practices. In addition, cardholders are entitled under these laws to have payments and credits applied to the charge card account promptly and to require billing errors to be resolved promptly. The Trust may be liable for certain violations

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
of consumer protection laws that apply to the Receivables, either as assignee from the Transferor with respect to obligations arising before transfer of the Receivables to the Trust or as the party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set off against the obligation to pay the amount of Receivables owing. The Transferor has agreed to accept the designation as Ineligible Receivables of all Receivables that have been charged off and that were not created in compliance in all material respects with the requirements of such laws. The Servicer has also agreed in the Agreement to indemnify the Trust, among other things, for any liability arising from such violations. For a discussion of the Trust's rights if the Receivables were not created in compliance in all material respects with applicable laws, see "Description of the Certificates--Representations and Warranties."

Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders, if such laws result in any Receivables being charged off as uncollectible when there are not funds available under any Enhancement. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

Set forth below is a discussion of the material federal income tax consequences to Certificate Owners. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change (which may be retroactive). Dorsey & Whitney LLP, counsel to First Bank ("Counsel"), is delivering its opinion regarding certain federal income tax matters discussed below. The opinion of Counsel specifically addresses only those issues specifically identified below as being covered by such opinion; however, the opinion of Counsel also states that the additional discussion set forth below accurately sets forth Counsel's advice with respect to material tax issues. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the "IRS"). This discussion does not deal with all aspects of federal income taxation that may be relevant to Certificate Owners in light of their personal investment circumstances, nor to certain types of owners subject to special treatment under the federal income tax laws (E.G., banks, life insurance companies and tax-exempt organizations). Prospective investors are encouraged to consult their own tax advisors with regard to the federal income tax consequences specific to such investor of owning and disposing of the Certificates, as well as the tax consequences specific to such investor arising under the laws of any applicable state, foreign country or other jurisdiction.

TREATMENT OF THE CERTIFICATES AS INDEBTEDNESS OF THE TRANSFEROR

The Transferor and the holders of Certificates will express in the Agreement the intent that, for federal, state and local income and franchise tax purposes, the Certificates will be indebtedness secured by the Receivables and any other Trust assets allocable to the Certificates. The Transferor, by entering into the Agreement, and each Certificate Owner, by the acceptance of an interest in a Certificate, will agree to treat the Certificates as indebtedness for federal, state and local income and franchise tax purposes. The Agreement generally will refer to the transfer of the related Receivables as a "sale," however, and since different criteria are used in determining the nontax accounting treatment of the transaction, the Transferor will treat the Agreement, for certain nontax purposes, as effecting a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

A basic premise of federal income tax law is that the economic substance of a transaction generally determines the tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, as determined under federal income tax law, even though the participants in the transaction have characterized it differently for nontax purposes.

The determination of whether the economic substance of a property transfer is a sale or a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among those factors, the primary factors examined are whether the transferee has the opportunity to gain if the property increases in value and bears the risk of loss if the property decreases in value. Based upon an analysis of such factors, Counsel's opinion provides that for federal income tax purposes the Certificates will be characterized as indebtedness secured by the Receivables and any other Trust assets, and the Trust will not be characterized as an "association" or "publicly traded partnership" taxable as a corporation.

INTEREST INCOME TO CERTIFICATE OWNERS

Assuming the Certificates are debt obligations for federal income tax purposes, interest on the Certificates will be taxable as ordinary interest income when received by Certificate Owners utilizing the cash-basis method of accounting and when accrued by Certificate Owners utilizing the accrual method of accounting. Under the applicable regulations, the Certificates would be considered issued with original issue discount ("OID") if the "stated redemption price at maturity" of a Certificate (generally equal to its principal balance as of the date of issuance plus all interest other than "qualified stated interest" payable prior to or at maturity) exceeds the original issue price (in this case, the initial offering price at which a substantial amount of the Certificates are sold to the public). Any OID would be considered DE MINIMIS under the regulations if it does not exceed 1/4% of the stated redemption price at maturity of a

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Certificate multiplied by the number of full years until its maturity date. It is anticipated that the Certificates will not be considered issued with more than DE MINIMIS OID. Under the OID regulations, an owner of a Certificate issued with a DE MINIMIS amount of OID must include such OID in income, on a PRO RATA basis, as principal payments are made on the Certificate.

While it is not anticipated that the Certificates will be issued at a greater than DE MINIMIS OID, under applicable Treasury regulations (the "Regulations") the Certificates may nevertheless be deemed to have been issued with OID. This could be the case, for example, if interest payments on the Certificates are not treated as "qualified stated interest" because the IRS determines that (i) no reasonable legal remedies exist to compel timely payment and (ii) the Certificates do not have terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. Applicable regulations provide that, for purposes of the foregoing test, the possibility of nonpayment due to default, insolvency, or similar circumstances, is ignored. Although this provision does not directly apply to the Certificates (because they have no actual default provisions), the Transferor intends to take the position that, because nonpayment can occur only as a result of events beyond its control (principally, loss rates and payment delays on the Receivables substantially in excess of those anticipated), nonpayment is a remote contingency. Based on the foregoing, the Transferor intends to take the position that interest payments on the Certificates constitute qualified stated interest. If, however, interest payments on the Certificates were not classified as qualified stated interest, all of the taxable income to be recognized with respect to the Certificates would be includible in income as OID but would not be includible again when the interest is actually received. If the yield on a Class of Certificates were not materially different from its coupon, this treatment would have no significant effect on Certificate Owners using the accrual method of accounting. However, cash method Certificate Owners may be required to report income in respect to the Certificates in advance of the receipt of cash attributable to such income.

A Certificate Owner must include OID in income as interest over the term of the Certificate under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Each Certificate Owner should consult its own tax advisor regarding the impact of the OID rules if the Certificates are issued with OID.

A Certificate Owner who purchases a Certificate at a discount may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Certificate. A Certificate Owner who purchases a Certificate at a premium may elect to amortize and deduct this premium over the remaining term of the Certificate in accordance with rules set forth in Section 171 of the Code.

As an alternative to the above treatments, accrual method Certificate Owners may elect to include in gross income all interest with respect to a Certificate, including stated interest, acquisition discount, OID, DE MINIMIS OID, market discount, DE MINIMIS market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, using the constant yield method.

DISPOSITION OF CERTIFICATES

Generally, gain or loss will be recognized on a sale or other taxable disposition of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates. A Certificate Owner's tax basis in a Certificate will generally equal the cost thereof increased by any OID, market discount and gain previously included by such Certificate Owner in income with respect to the Certificate and decreased by any bond premium previously amortized and any principal payments previously received by such Certificate Owner with respect to the Certificate. Any such gain or loss will be capital gain or loss if the Certificate was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital gain or loss will be long-term if the Certificate was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

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
INFORMATION REPORTING AND BACKUP WITHHOLDING

The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid on the Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification of their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information only from Participants and Indirect Participants rather than from the Trustee. Each nonexempt Certificate Owner will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing the Certificate Owner's name, address, federal taxpayer identification number and a statement that such Certificate Owner is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Trustee (or the Participants or Indirect Participants) will be required to withhold (or cause to be withheld) 31% of the interest (and principal) otherwise payable to the Certificate Owner, and remit the withheld amounts to the IRS as a credit against the Certificate Owner's federal income tax liability.

POSSIBLE CLASSIFICATION OF THE TRUST AS A PARTNERSHIP OR ASSOCIATION

As described above, it is the opinion of Counsel that for federal income tax purposes the Certificates will be characterized as debt and the Trust will not be characterized as an association or publicly traded partnership taxable as a corporation. However, this opinion is not binding on the IRS and no assurance can be given that this characterization will be sustained.

If the IRS were to contend successfully that any class of Certificates is not debt for federal income tax purposes, the Trust might be classified for federal income tax purposes as a partnership, an association taxable as a corporation, or a publicly traded partnership taxable as a corporation. In the opinion of Counsel, if the IRS were to contend successfully that the Collateral Investor Interest were not debt for federal income tax purposes (assuming that neither the Class A Certificates or Class B Certificates, nor certificates of any other outstanding Series, were also recharacterized), the arrangement between the Transferor and the Collateral Interest Holder would be classified as a partnership for federal income tax purposes and would not be treated as a publicly traded partnership because of an exception for (i) an entity whose income is interest income that is not derived in the conduct of a financial business or (ii) partnership interests that are privately placed. In such case, the partnership would not be subject to federal income tax. If the Class A Certificates or Class B Certificates are treated as equity interests in a partnership, the partnership would in all likelihood be treated as a publicly traded partnership. A publicly traded partnership is, in general, taxable as a corporation. If the partnership were nevertheless not taxable as a corporation because of an exception for an entity whose income is interest income that is not derived in the conduct of a financial business, it would not be subject to federal income tax. Rather, each item of income, gain, loss, deduction and credit generated through the ownership of the Receivables by the partnership would be passed through to the partners in the partnership (including the Certificate Owners) according to their respective interests therein.

The income reportable by the Certificate Owners as partners in such a partnership could differ from the income reportable by them as holders of debt. However, except as provided below, it is not expected that such differences would be material. If the Certificate Owners were treated as partners, a cash-basis Certificate Owner might be required to report income when it accrues to the partnership rather than when it is received by the Certificate Owner. Moreover, if the Certificates are interests in a partnership, an individual Certificate Owner's share of expenses of the partnership would be miscellaneous itemized deductions that might not be deductible in whole or in part, causing the Certificate Owner to be taxable on a greater amount of income than the stated interest on the Certificates. Finally, if any Class of Certificates is treated as equity in a partnership in which other Certificates are debt, all or part of a tax-exempt Certificate Owner's share of income from Certificates treated as equity would be treated as unrelated debt-financed income taxable to the Certificate Owner.

Alternatively, if the Trust were treated as either an association taxable as a corporation or a publicly traded partnership taxable as a corporation, the resulting entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by ownership of the Receivables. Distributions by the entity (other than interest

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
distributions on Classes of Certificates properly characterized as debt) would probably not be deductible in computing the entity's taxable income. Such an entity-level tax could result in reduced distributions to Certificate Owners, and the Certificate Owners could be liable for a share of such a tax. Moreover, all or part of the distributions on Certificates treated as equity would probably be treated as dividend income to the recipients, although such dividends might, under certain circumstances, be eligible for the dividends received deduction under the Code.

Since the Transferor will treat the Certificates as indebtedness for federal income tax purposes, the Trustee (and Participants and Indirect Participants) will not comply with the tax reporting requirements that would apply under these alternative characterizations of the Certificates and the arrangement created by the Agreement.

FOREIGN INVESTORS

If, in accordance with the opinion of counsel, the Certificates are classified as debt for federal income tax purposes, the following information describes the federal income tax treatment of investors that are not U.S. persons (each a "Foreign Person"). The term "Foreign Person" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source.

(A) Interest paid or accrued to a Foreign Person would be exempt from U.S. withholding taxes (including backup withholding taxes); PROVIDED that the Foreign Person complies with applicable identification requirements (and does not actually or constructively own 10% or more of the voting stock of First Bank or, upon the issuance of an interest in the Trust that is treated as a partnership interest, does not actually or constructively own such interest, and is not a controlled foreign corporation with respect to First Bank or the holder of such interest). Applicable identification requirements will be satisfied if there is delivered to a securities clearing organization (or bank or other financial institution that holds the Certificates on behalf of the customer in the ordinary course of its trade or business) (i) IRS Form W-8 signed under penalties of perjury by the beneficial owner of the Certificates stating that the owner is not a U.S. person and providing the owner's name and address, (ii) IRS Form 1001 (or other appropriate successor form thereto) signed by the beneficial owner of a Certificate or the owner's agent, claiming exemption from withholding under an applicable tax treaty, (iii) IRS Form 4224 (or other appropriate successor form thereto) signed by the beneficial owner of the Certificates or the owner's agent claiming exemption from withholding of tax on income connected with the conduct of a trade or business in the United States; PROVIDED that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the owner is a U.S. person or that any certification on the form is false.

(B) An owner of a Certificate who is a Foreign Person will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of the Certificate; PROVIDED that (i) the gain is not effectively connected to a trade or business carried on in the United States, (ii) in the case of an owner who is an individual, the owner is not present in the United States for 183 days or more during the taxable year in which the sale, exchange or redemption occurs, (iii) in the case of gain representing accrued interest, the conditions described in paragraph (A) above are satisfied, and (iv) the Certificate was held as a capital asset.

(C) If the interest, gain or income on a Certificate held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (which characterization could occur if the interests of owners of certificates of a Series are reclassified as interests in a partnership (not taxable as a corporation)), the holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates and, additionally, will be required to file a federal income tax return. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

(D) A Certificate owned by an individual who at the time of death is a nonresident alien will not be subject to United Sates federal estate tax as a result of the owner's death if, immediately before his death, (i) the decedent did not actually or constructively own 10% or more of the voting stock of First Bank and (ii) the ownership of the Certificate was not effectively connected with the conduct by the decedent of a trade or business in the United States.

If the IRS were to contend successfully that the Certificates are equity interests in a partnership (not taxable as a corporation), a Certificate Owner that is a Foreign Person might be required to file a U.S. income tax return and pay tax on its share of partnership income at regular U.S. rates, including, in the case of a corporation, the branch profits tax (and would be subject to withholding tax on its share of partnership income). If the Certificates are recharacterized as equity interests in an association taxable as a corporation or a publicly traded partnership taxable as a corporation, an owner who is a Foreign Person would generally be taxed (and be subject to withholding) on the gross amount of the distributions on the Certificates, to the extent they are treated as dividends, at the rate of 30% (unless the rate is reduced by applicable treaty).

Recently proposed Treasury regulations (the "Proposed Regulations") could affect the procedures to be followed by a Foreign Person in complying with United States Federal backup withholding and information reporting rules. The Proposed Regulations are not currently effective but, if finalized in their current form, would be effective for payments made after December 31, 1997. Prospective investors are urged to consult their tax advisors regarding the effect, if any, of the Proposed Regulations on the purchase, ownership, and disposition of the Certificates.

FASIT PROVISIONS

Recently enacted provisions of the Code provide for the creation of a new type of entity for federal income tax purposes, the "financial asset securitization investment trust" ("FASIT"). However, these provisions are not effective until September 1, 1997, and many technical issues concerning FASITs must be addressed by Treasury regulations that have yet to be drafted. Although transition rules permit an entity in existence on August 31, 1997, such as the Trust, to elect FASIT status, at the present time it is not clear how outstanding interests of such an entity would be treated subsequent to such an election. In particular, it is not clear whether Certificates of any Series outstanding on August 31, 1997, would be treated as "regular interests" in a FASIT if the Transferor were to elect FASIT status for the Trust after that date.

                        STATE AND LOCAL TAX CONSEQUENCES

In addition to the federal income tax consequences described above, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential investors should consult their own tax advisers with respect to the various state and local tax consequences of an investment in the Certificates.

                              ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh Plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each of (a), (b) and (c) a "Plan") and (d) persons who have certain specified relationships to such Plans ("Parties in Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in JOHN HANCOCK LIFE INS. CO. V. HARRIS TRUST AND SAV. BANK, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (E.G., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to such Plans by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans, and both ERISA and the Code prohibit certain transactions involving "plan assets" between a Plan and Parties in Interest or Disqualified Persons with respect to such Plans. Violation of these rules may result in the imposition of an excise tax or penalty. Thus, a Plan fiduciary considering an investment in Certificates should consider, among other things, whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

Neither ERISA nor the Code defines the term "plan assets." Under Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Regulation"), a Plan's assets may be deemed to include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity. Accordingly, an investment in Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn could have the consequence that certain aspects of such investment, including the operation of the Trust, might give rise to or result in prohibited transactions under ERISA and the Code.

CLASS A CERTIFICATES

The Regulation contains an exception to the plan asset rules that provides that if a Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold plan assets, regardless of the fact that the security might otherwise represent an equity interest in the issuer. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is "widely-held," I.E., owned by 100 or more investors independent of the issuer and of one another and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to a Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Under the Regulation, a class of securities will not fail to be widely-held solely because subsequent to the initial offering the number of independent investors falls below 100 as a result of events beyond the control of the issuer.

The Class A Certificates may be held by at least 100 independent investors at the conclusion of the offering, although no assurances can be given, and no monitoring or other measures will be taken, to ensure that such condition will be met. The Transferor anticipates that the other conditions of the Regulation will be met with respect to the Class A Certificates. If the Trust's assets were deemed to be "plan assets" of a Plan investor, there is uncertainty whether existing exemptions from the "prohibited transaction" rules of ERISA, would apply to all transactions involving the Trust's assets. Accordingly, Plan fiduciaries should consult with counsel before making a purchase of Class A Certificates.

CLASS B CERTIFICATES

The Underwriters do not expect that the Class B Certificates will be held by 100 or more independent investors. Accordingly, the Class B Certificates may not be purchased by Plans.

EACH CERTIFICATE OWNER OF A CLASS B CERTIFICATE (INCLUDING BUT NOT LIMITED TO ANY INSURANCE COMPANY GENERAL ACCOUNT) WILL BE DEEMED TO HAVE REPRESENTED THAT IT IS NEITHER A PLAN NOR ACQUIRING THE CLASS B CERTIFICATES ON BEHALF OF OR USING THE ASSETS OF ANY PLAN.

GENERAL INVESTMENT CONSIDERATIONS

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of making an investment in the Class A Certificates with respect to their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment; the composition of the Plan's portfolio with respect to diversification by type of asset; the Plan's funding objectives; the tax effects of the investment; and whether under the general fiduciary standards of investment procedure and diversification an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                  UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") between the Transferor and the underwriters named below (the "Underwriters"), the Transferor has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal balance of the Class A Certificates and Class B Certificates set forth opposite its name.

                                                                            PRINCIPAL BALANCE
                                                                               OF CLASS A
UNDERWRITERS                                                                  CERTIFICATES
-------------------------------------------------------------------------  -------------------

J.P. Morgan Securities Inc.                                                    $
                                                                                  --------
    Total                                                                      $
                                                                                  --------
                                                                                  --------

                                                                            PRINCIPAL BALANCE
                                                                               OF CLASS B
                                                                              CERTIFICATES
                                                                           -------------------

J.P. Morgan Securities Inc.                                                    $
                                                                                  --------
Total                                                                          $
                                                                                  --------
                                                                                  --------

In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates offered hereby if any of the Certificates are purchased.

The Underwriters propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and to certain dealers at
such price less concessions not in excess of   % of the principal balance of the
Class A Certificates. The Underwriters may allow, and such dealers may reallow,
concessions not in excess of   % of the principal balance of the Class A
Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriters.

The Underwriters propose initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and to certain dealers at
such price less concessions not in excess of     % of the principal balance of
the Class B Certificates. The Underwriters may allow, and such dealers may
reallow, concessions not in excess of   % of the principal balance of the Class
B Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriters.

Each Underwriter has represented and agreed that (a) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom and (c) if that Underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation
1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations
1991) to any person in the United Kingdom the scheme described herein if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

The Transferor will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

In the ordinary course of business, the Underwriters and their affiliates have engaged and may engage in investment banking and/or commercial banking transactions with First Bank, its affiliates and the Trust.

                                 LEGAL MATTERS

Certain legal matters and federal income tax matters relating to the issuance of the Certificates will be passed upon for First Bank by Dorsey & Whitney LLP. Certain legal matters relating to the issuance of the Certificates will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP.

                                 INDEX OF TERMS

TERM                                                                                                         PAGE
---------------------------------------------------------------------------------------------------------  ---------

Accounts.................................................................................................       2, 5
Accumulation Period......................................................................................         14
Accumulation Period Length...............................................................................         45
Additional Account Closing Date..........................................................................         49
Additional Accounts......................................................................................     10, 49
Additional Interest......................................................................................         12
Adjusted Invested Amount.................................................................................      8, 53
Adjustment...............................................................................................         62
Agreement................................................................................................          4
Available Principal Collections..........................................................................         58
Available Reserve Account Amount.........................................................................         54
Bank.....................................................................................................          5
Bank Portfolio...........................................................................................          6
Card Services............................................................................................         30
Cede.....................................................................................................          3
Cedel....................................................................................................         41
Cedel Participants.......................................................................................         41
Certificateholders.......................................................................................          5
Certificate Owners.......................................................................................          3
Certificates.............................................................................................       1, 4
Class....................................................................................................          5
Class A Additional Interest..............................................................................         56
Class A Adjusted Invested Amount.........................................................................      8, 52
Class A Available Funds..................................................................................         43
Class A Certificateholders...............................................................................          5
Class A Certificate Rate.................................................................................          7
Class A Certificates.....................................................................................       1, 4
Class A Expected Final Payment Date......................................................................      7, 13
Class A Fixed Percentage.................................................................................         52
Class A Floating Percentage..............................................................................         51
Class A Initial Invested Amount..........................................................................          7
Class A Invested Amount..................................................................................      7, 52
Class A Investor Charge-Off..............................................................................     19, 61
Class A Investor Default Amount..........................................................................         60
Class A Investor Interest................................................................................          6
Class A Monthly Interest.................................................................................         57
Class A Monthly Principal................................................................................         59
Class A Required Amount..................................................................................     18, 54
Class A Servicing Fee....................................................................................         66
Class B Additional Interest..............................................................................         56
Class B Available Funds..................................................................................         44
Class B Certificateholders...............................................................................          5
Class B Certificate Rate.................................................................................          7
Class B Certificates.....................................................................................       1, 4
Class B Expected Final Payment Date......................................................................      7, 13
Class B Fixed Percentage.................................................................................         52
Class B Floating Percentage..............................................................................         51

TERM                                                                                                         PAGE
---------------------------------------------------------------------------------------------------------  ---------
Class B Initial Invested Amount..........................................................................          7
Class B Invested Amount..................................................................................      7, 52
Class B Investor Charge-Off..............................................................................     20, 61
Class B Investor Default Amount..........................................................................         60
Class B Investor Interest................................................................................          6
Class B Monthly Interest.................................................................................         57
Class B Monthly Principal................................................................................         59
Class B Required Amount..................................................................................     18, 55
Class B Servicing Fee....................................................................................         66
Closing Date.............................................................................................          7
Code.....................................................................................................         74
Collateral Available Funds...............................................................................         57
Collateral Default Amount................................................................................         58
Collateral Fixed Percentage..............................................................................         52
Collateral Floating Percentage...........................................................................         51
Collateral Initial Invested Amount.......................................................................          8
Collateral Interest Holder...............................................................................          5
Collateral Invested Amount...............................................................................      8, 52
Collateral Investor Charge-Off...........................................................................         61
Collateral Investor Interest.............................................................................          6
Collateral Monthly Interest..............................................................................         58
Collateral Monthly Principal.............................................................................         59
Collateral Rate..........................................................................................         58
Collateral Required Amount...............................................................................         56
Collateral Servicing Fee.................................................................................         66
Collection Account.......................................................................................         50
Collection Period........................................................................................          8
Commission...............................................................................................          2
Controlled Accumulation Amount...........................................................................         59
Controlled Deposit Amount................................................................................         59
Cooperative..............................................................................................         42
Corporate Card...........................................................................................         29
Counsel..................................................................................................         74
Covered Amount...........................................................................................     15, 53
Cut-Off Date.............................................................................................          6
Defaulted Receivables....................................................................................         60
Deficit Controlled Accumulation Amount...................................................................     15, 59
Definitive Certificates..................................................................................         42
Depositaries.............................................................................................         40
Depository...............................................................................................         39
Determination Date.......................................................................................         68
Disclosure Document......................................................................................         11
Disqualified Persons.....................................................................................         79
Distribution Date........................................................................................         57
DOL......................................................................................................         79
DTC......................................................................................................     3, A-1
Early Amortization Event.................................................................................         62
Early Amortization Period................................................................................         16
Eligible Account.........................................................................................         49
Eligible Institution.....................................................................................         50

TERM                                                                                                         PAGE
---------------------------------------------------------------------------------------------------------  ---------
Eligible Investments.....................................................................................         50
Eligible Receivable......................................................................................         48
Enhancement..............................................................................................         60
Enhancement Surplus......................................................................................         59
ERISA....................................................................................................     19, 79
Euroclear................................................................................................         42
Euroclear Operator.......................................................................................         42
Euroclear Participants...................................................................................         42
Euroclear System.........................................................................................         42
Excess Spread............................................................................................     18, 57
Exchange.................................................................................................         11
Exchange Act.............................................................................................          2
Exchangeable Transferor Certificate......................................................................         10
FASIT....................................................................................................         78
FDIA.....................................................................................................         71
FDIC.....................................................................................................         23
FIRREA...................................................................................................     23, 71
First Bank...............................................................................................          5
First Bank System........................................................................................         38
Fixed Allocation Percentage..............................................................................         52
Floating Allocation Percentage...........................................................................         51
Foreign Person...........................................................................................         77
Global Securities........................................................................................        A-1
Holders..................................................................................................         42
Indirect Participants....................................................................................         40
Ineligible Receivable....................................................................................         47
Initial Invested Amount..................................................................................          8
Interest Funding Account.................................................................................         43
Interest Payment Date....................................................................................         12
Invested Amount..........................................................................................      8, 53
Investor Charge-Offs.....................................................................................         61
Investor Default Amount..................................................................................         60
Investor Interest........................................................................................          6
IRS......................................................................................................         74
Loan Agreement...........................................................................................         20
Minimum Transferor Amount................................................................................         46
Minimum Transferor Percentage............................................................................         46
Minimum Trust Principal Component........................................................................         49
Monthly Investor Servicing Fee...........................................................................     11, 65
Monthly Servicer Report..................................................................................         68
Net Interchange..........................................................................................         10
Net Servicing Fee Rate...................................................................................         66
OID......................................................................................................         74
Participants.............................................................................................         40
Parties in Interest......................................................................................         79
Payment Date Statement...................................................................................         68
Plan.....................................................................................................         79
Principal Collections....................................................................................         10
Principal Funding Account................................................................................         14
Principal Funding Account Balance........................................................................         53

TERM                                                                                                         PAGE
---------------------------------------------------------------------------------------------------------  ---------
Principal Funding Investment Proceeds....................................................................     15, 53
Principal Funding Investment Shortfall...................................................................     15, 53
Principal Terms..........................................................................................     26, 46
Proposed Regulations.....................................................................................         78
Prospectus...............................................................................................          2
Purchasing Cards.........................................................................................         29
Rating Agency............................................................................................         22
Reallocated Class B Principal Collections................................................................     13, 55
Reallocated Collateral Principal Collections.............................................................         54
Reallocated Principal Collections........................................................................         55
Receivables..............................................................................................       2, 5
Record Date..............................................................................................         43
Regulation...............................................................................................         79
Regulations..............................................................................................         75
Removed Accounts.........................................................................................     10, 49
Required Collateral Invested Amount......................................................................         60
Required Reserve Account Amount..........................................................................         53
Reserve Account..........................................................................................         53
Reserve Account Funding Date.............................................................................         53
Revolving Period.........................................................................................         13
RTC......................................................................................................         24
RTC Policy Statement.....................................................................................         72
Securities Act...........................................................................................         11
Series...................................................................................................     5, A-1
Series 1996-1............................................................................................          5
Series 1996-1 Supplement.................................................................................          5
Series 1996-1 Termination Date...........................................................................          8
Series Supplement........................................................................................          5
Service Transfer.........................................................................................         67
Servicer.................................................................................................          5
Servicer Default.........................................................................................         67
Servicer Interchange.....................................................................................         65
Servicing Base Amount....................................................................................         65
Servicing Fee............................................................................................         65
Servicing Fee Percentage.................................................................................         65
Shared Excess Yield Collections..........................................................................     18, 58
Shared Principal Collections.............................................................................         60
Special Payment Date.....................................................................................         59
Tax Opinion..............................................................................................         47
Terms and Conditions.....................................................................................         42
Transfer Date............................................................................................         50
Transferor...............................................................................................          5
Transferor Amount........................................................................................         49
Transferor Interest......................................................................................          6
Transferor Percentage....................................................................................         39
Trust....................................................................................................       1, 4
Trust Portfolio..........................................................................................         34
Trust Principal Component................................................................................         34
Trust Termination Date...................................................................................         62
Trustee..................................................................................................          5

TERM                                                                                                         PAGE
---------------------------------------------------------------------------------------------------------  ---------
U.S. Person..............................................................................................        A-3
UCC......................................................................................................         23
Underwriters.............................................................................................         81
Underwriting Agreement...................................................................................         81
VISA.....................................................................................................         28
Yield Collections........................................................................................         10
Yield Factor.............................................................................................         10

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the globally offered First Bank Corporate Card Master Trust Asset Backed Certificates (the "Global Securities") to be issued in Series from time to time (each, a "Series") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (I.E., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery- against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (I.E., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
    4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

    EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owner of a Global Security or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Global Securities.

                               INDEX TO EXHIBITS

                                                                                                           SEQUENTIALLY
  EXHIBIT                                                                                                    NUMBERED
  NUMBER                                             DESCRIPTION                                               PAGE
-----------  --------------------------------------------------------------------------------------------  -------------

       1.1   Form of Underwriting Agreement*
       3.1   Amended and Restated Articles of Association of the Transferor**
       3.2   Bylaws of the Transferor**
       4.1   Form of Pooling and Servicing Agreement among the Transferor, the Servicer and the Trustee*
       4.2   Form of Series 1996-1 Supplement to the Pooling and Servicing Agreement among the
             Transferor, the Servicer and the Trustee*
       4.3   Form of Class A Certificate (contained in Exhibit 4.2)*
       4.4   Form of Class B Certificate (contained in Exhibit 4.2)*
       5.1   Opinion of Dorsey & Whitney LLP re Legality*
       8.1   Opinion of Dorsey & Whitney LLP re Tax Matters*
      23.1   Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1)*
      23.2   Consent of Dorsey & Whitney LLP (contained in Exhibit 8.1)*
        24   Powers of Attorney**

------------------------
*   To be filed by amendment.

**  Previously filed.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Fee...................................................  $  303.03
Printing and Engraving.............................................  $   *
Trustee's Fee......................................................  $   *
Legal Fees and Expenses............................................  $   *
Blue Sky Fees and Expenses.........................................  $   *
Accountants' Fees and Expenses.....................................  $   *
Rating Agency Fees.................................................  $   *
Miscellaneous Fees and Expenses....................................  $   *
                                                                     ---------
Total Expenses.....................................................  $   *
                                                                     ---------
                                                                     ---------

------------------------
*   To be supplied by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article Twelve of the Amended and Restated Articles of Association of First Bank of South Dakota (National Association) provides as follows:

TWELFTH. Any person, such person's heirs, executors, or administrators, may be indemnified or reimbursed by the Association for reasonable expenses actually incurred in connection with any action, suit or proceeding, whether civil, criminal, or administrative, to which such person or such person's heirs, executors, or administrators shall be made a party by reason of such person being or having been a director, advisory director, officer, employee, or agent of the Association or of any firm, corporation, or organization which such person served in any such capacity at the request of the Association. Provided, however, that no such person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding: (1) as to which such person shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct, or criminal acts in the performance of such person's duties to the Association, or (2) which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of outstanding shares of the Association, or the board of directors acting by vote of directors not parties to the same or substantially the same action, suit or proceeding constituting a majority of the whole number of directors, or (3) against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency, which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by such person in the form of payment to the Association. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person, such person's heirs, executors, or administrators, may be entitled as a matter of law.

Such expenses actually incurred by such person in connection with such action, suit, or proceeding may be paid by the Association in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Association. Prior to the advancement of any such expenses, the board of directors shall determine in writing that all of the following conditions are met: (1) such person has a substantial likelihood of prevailing on the merits,
(2) in the event such person does not prevail, such person will have the financial capability to reimburse the Association, and (3) payment of such expenses by the Association will not adversely affect the safety and soundness of the Association. If at any time the board of directors believes, or should reasonably believe, that any of the above conditions are not met, the Association shall cease paying such expenses. Further, the Association shall enter into a written agreement with such person specifying the conditions under which such person shall reimburse the Association.

The Association may, upon the affirmative vote of a majority of its board of directors, purchase insurance for the purpose of indemnifying such directors, advisory directors, officers, employees, or agents to the extent that such indemnification is allowed in this Article Twelfth. Such insurance shall not provide coverage of liability for any formal order issued by a regulatory authority assessing civil money penalties against a director, advisory director, officer, employee, or agent. Further, such insurance may, but need not be, for the benefit of all such directors, advisory directors, officers, employees, or agents. The effect of any such insurance would be to reduce the risk to shareholders and depositors of the Bank that any such indemnification payments might have a material adverse effect on the financial condition of the Bank.

ITEM 16. EXHIBITS

  NUMBER                                                              DESCRIPTION
-----------                   --------------------------------------------------------------------------------------------

       1.1         --         Form of Underwriting Agreement*
       3.1         --         Amended and Restated Articles of Association of the Transferor**
       3.2         --         Bylaws of the Transferor**
       4.1         --         Form of Pooling and Servicing Agreement among the Transferor, the Servicer and the Trustee*
       4.2                    Form of Series 1996-1 Supplement to the Pooling and Servicing Agreement among the
                   --         Transferor, the Servicer and the Trustee*
       4.3         --         Form of Class A Certificate (contained in Exhibit 4.2)*
       4.4         --         Form of Class B Certificate (contained in Exhibit 4.2)*
       5.1         --         Opinion of Dorsey & Whitney LLP re Legality*
       8.1         --         Opinion of Dorsey & Whitney LLP re Tax Matters*
      23.1         --         Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1)*
      23.2         --         Consent of Dorsey & Whitney LLP (contained in Exhibit 8.1)*
        24         --         Powers of Attorney*

------------------------
*   To be filed by amendment.

**  Previously filed.

(b) Financial Statement Schedules Not applicable.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes as follows:

(a) The undersigned registrant hereby undertakes that, for puroposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(b) To provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or con trolling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(e) For the purpose of determining any liability under the Securities Act of 1933, each post effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux Falls, State of South Dakota, on November 5, 1996.

                                FIRST BANK OF SOUTH DAKOTA
                                (NATIONAL ASSOCIATION)

                                By              /s/ DANIEL P MURPHY*
                                     -----------------------------------------
                                                  Daniel P Murphy
                                               DIRECTOR AND PRESIDENT

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

     /s/ DANIEL P MURPHY*       Director and President
------------------------------    (principal executive        November 5 1996
       Daniel P Murphy            officer)

                                Executive Vice President
     /s/ SUSAN E. LESTER*         and
------------------------------    Chief Financial Officer    November 5, 1996
       Susan E. Lester            (principal financial
                                  officer)

                                Senior Vice President and
     /s/ DAVID J. PARRIN*         Controller
------------------------------    (principal accounting      November 5, 1996
       David J. Parrin            officer)

     /s/ THOMAS J. FLYNN*
------------------------------  Director                     November 5, 1996
       Thomas J. Flynn

     /s/ BARRY L. MARTIN*
------------------------------  Director                     November 5, 1996
       Barry L. Martin

    /s/ CRAIG A. JOHNSON*
------------------------------  Director                     November 5, 1996
       Craig A. Johnson

    /s/ PHILIP G. HEASLEY*
------------------------------  Director                     November 5, 1996
      Philip G. Heasley

*By      /s/ DAVID J. PARRIN
      -------------------------
          (David J. Parrin,
          ATTORNEY IN FACT)